    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1997


                                            REGISTRATION STATEMENT NO. 333-38223
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 2


                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                             ARGO-TECH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)
                                      3724
                               (PRIMARY STANDARD
                     INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   31-1521125
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                               ------------------
                              23555 Euclid Avenue
                             Cleveland, Ohio 44117
                                 (216) 692-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                                  PAUL R. KEEN
                  Vice President, General Counsel & Secretary
                             Argo-Tech Corporation
                              23555 Euclid Avenue
                             Cleveland, Ohio 44117
                                 (216) 692-5800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

                             DAVID P. PORTER, Esq.
                           Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939
                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.
                               ------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]
                               ------------------
                        CALCULATION OF REGISTRATION FEE


   ==================================================================================================================
                                                                            PROPOSED        PROPOSED
                                                                             MAXIMUM         MAXIMUM
                                                             AMOUNT         OFFERING        AGGREGATE       AMOUNT OF
                 TITLE OF EACH CLASS OF                       TO BE         PRICE PER       OFFERING      REGISTRATION
              SECURITIES TO BE REGISTERED                  REGISTERED        UNIT(2)        PRICE(2)           FEE
   ------------------------------------------------------------------------------------------------------------------
  8 5/8% Senior Subordinated Notes due 2007(1)..........  $140,000,000        100%        $140,000,000     $42,424.24
==================================================================================================================



(1) These notes are guaranteed by the Guarantors (each of which is a co-registrant) identified on Table 1 to this Registration Statement cover page.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                               ------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

  TABLE 1 TO REGISTRATION STATEMENT COVER PAGE: GUARANTORS AND CO-REGISTRANTS



     Each of the following subsidiaries of Argo-Tech Corporation, and each other subisidiary that becomes a Guarantor of the Notes registered hereby, is hereby deemed to be a Registrant:



                                                   STATE OF             PRIMARY STANDARD              IRS EMPLOYER
                   GUARANTOR                     INCORPORATION   INDUSTRIAL CLASSIFICATION CODE   IDENTIFICATION NUMBER
-----------------------------------------------  -------------   ------------------------------   ---------------------
Argo-Tech Corporation                                Delaware                 3724                      91-1797229
(Aftermarket)(1)
Argo-Tech Corporation                                Delaware                 6512                      06-1100916
(HBP)(1)
Argo-Tech Corporation                                Delaware                 3724                      31-1521120
(OEM)(1)
JC Carter Company, Inc.(1)                         California                 3724                      33-0198905


---------------


(1) The address for each Guarantor is the same as that of Argo-Tech Corporation. See Cover Page of the Registration Statement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


                       PROSPECTUS DATED DECEMBER 8, 1997

PROSPECTUS

[ARGO-TECH LOGO]             ARGO-TECH CORPORATION

OFFER TO EXCHANGE ITS 8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, WHICH HAVE BEEN
 REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 8 5/8%
        SENIOR SUBORDINATED NOTES DUE 2007 ISSUED ON SEPTEMBER 26, 1997

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [THE 21st BUSINESS DAY FOLLOWING THE EXCHANGE OFFER], 1997 UNLESS EXTENDED.

     Argo-Tech Corporation, a Delaware corporation (the "Company"), hereby offers to exchange (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), up to $140,000,000 in aggregate principal amount of the Company's new 8 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"), for $140,000,000 in aggregate principal amount of the Company's outstanding 8 5/8% Senior Subordinated Notes due 2007 (the "Original Notes") issued on September 26, 1997. The Original Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes."

     The terms of the Exchange Notes are substantially identical in all respects (including principal amount, interest rate and maturity date) to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof (other than as provided herein) and issued free of any covenant restricting transfer absent registration and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Original Notes under the Exchange and Registration Rights Agreement (as defined), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of September 26, 1997 governing the Original Notes and the Exchange Notes (the "Indenture"). For a complete description of the terms of the Exchange Notes, see "Description of Notes." There will be no cash proceeds to the Company from the Exchange Offer.

     The Original Notes were sold on September 26, 1997, by the Company in connection with the following transactions (collectively, the "Transactions"):
(i) the financing of the acquisition of the J.C. Carter Company, Inc. ("Carter"); (ii) the repayment of Existing Notes (as defined) and (iii) the offering of the Original Notes (the "Offering").

     Interest on the Notes will be payable in cash semi-annually on each April 1 and October 1, commencing April 1, 1998. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 33 1/3% of the original principal amount of the Notes at any time and from time to time prior to October 1, 2000 at 108.625% of the aggregate principal amount so redeemed plus accrued interest to the redemption date, with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) by the Company or Parent (as defined), provided that at least 66 2/3% of the original aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption. See "Description of Notes -- Optional Redemption."


      SEE "RISK FACTORS" COMMENCING ON PAGE 22 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE NOTES.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is December   , 1997.

(continued from prior page)

     The Notes will not be subject to any sinking fund requirement. Upon a Change of Control (as defined), each holder of the Notes will be entitled to require the Company to repurchase such holder's Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. See "Description of Notes -- Change of Control." If a Change of Control occurs, there can be no assurance that the Company will have, or will have access to, sufficient funds to enable it to repurchase the Notes. In addition, the Company is obligated in certain instances to make an offer to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of Notes -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."


     The Notes are unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and senior in right of payment to all subordinated indebtedness of the Company and pari passu to any other future senior subordinated indebtedness. The Notes have been fully, unconditionally, jointly and severally guaranteed (the "Subsidiary Guarantees") on an unsecured, senior subordinated basis by Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM), Argo-Tech Corporation (Aftermarket), Carter and all future domestic Restricted Subsidiaries (as defined) that incur Indebtedness (as defined) and all future Restricted Subsidiaries (collectively, the "Subsidiary Guarantors") that guarantee the Amended Credit Facility (as defined), subject to certain fraudulent conveyance limitations as described herein. See "Description of Notes -- Subsidiary Guarantees." The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain restrictions. As of August 2, 1997, after giving effect to the Transactions, the Offering, and the application of the net proceeds therefrom, (i) the outstanding Senior Indebtedness of the Company would have been $110.0 million (exclusive of unused commitments), all of which would have been Secured Indebtedness (as defined), (ii) the Company would have had no Senior Subordinated Indebtedness outstanding other than the Notes and no Indebtedness that is subordinate or junior in right of repayment to the Notes, (iii) the outstanding Senior Indebtedness of the Subsidiary Guarantors, consisting entirely of Guarantees of the Amended Credit Facility, would have been $110.0 million, all of which would have been Secured Indebtedness, and (iv) the Subsidiary Guarantors would have had no outstanding Senior Subordinated Indebtedness other than the Subsidiary Guarantees and no Indebtedness that is subordinate or junior in right of payment to the Subsidiary Guarantees. See "Description of Notes -- Certain Covenants."


     The Original Notes were sold on September 26, 1997, in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption provided in the Securities Act. Accordingly, the Original Notes may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered to satisfy the obligations of the Company under the Exchange and Registration Rights Agreement relating to the Original Notes. See "The Exchange Offer -- Purposes and Effects of the Exchange Offer." Each holder receiving Exchange Notes, other than a broker-dealer, will represent that the holder is not engaging in or intending to engage in a distribution of such Exchange Notes. Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold or otherwise transferred by the holder thereof (other than any holder that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Despite this acknowledgement, such broker-dealer may nonetheless be determined to be an "underwriter" by the Securities and Exchange Commission (the "Commission"). See "The Exchange Offer -- Purposes and Effects of the Exchange Offer" and "Plan of Distribution." Broker-dealers may use this Prospectus, as amended or supplemented, in connection with resales of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market making activities or other such

(continued from prior page)

trading. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.


     The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange. The Company will accept for exchange any and all validly tendered Original Notes not withdrawn prior to 5:00 P.M., New York City time, on [the 21st business day following the Exchange Offer], 1997 unless extended (for a maximum of an additional 20 business days) by the Company, in its sole discretion (the "Expiration Date"). Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." Original Notes may be tendered only in integral multiples of $1,000. The Company will pay all expenses incident to the Exchange Offer.


     The Notes constitute securities for which there is no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list the Exchange Notes on any securities exchange. To the extent that any Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Notes would be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

                             AVAILABLE INFORMATION

     As a result of the Exchange Offer, the Company will become subject to the periodic reporting and other informational requirements of the Exchange Act. Pursuant to the Indenture, the Company has agreed that, whether or not the Company is subject to filing requirements under Section 13 or 15(d) of the Exchange Act, and so long as any Notes remain outstanding, it will file with the Commission (but only if the Commission at such time is accepting such voluntary filings) and will send the Trustee copies of the financial information, documents and reports that would have been required to be filed with the Commission pursuant to the Exchange Act.

     The Company's executive offices and principal production facilities are located at 23555 Euclid Avenue, Cleveland, Ohio 44117-1795 and its telephone number is (216) 692-6000 (the "Cleveland Facility").

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. As used herein, unless the context otherwise indicates, references to "Carter" refer to the J.C. Carter Company, Inc., after the completion of the Acquisition and references to the "Company" refer to Argo-Tech Corporation ("Argo-Tech") and its wholly owned subsidiaries (the "Subsidiaries"), including, for periods after the consummation of the Acquisition, Carter. As used in this Prospectus, "large commercial aircraft" refers to jet aircraft manufactured outside of the former Soviet bloc, seating 100 or more passengers, "large commercial aircraft engines" refers to commercial jet engines manufactured outside of the former Soviet bloc, having 10,000 pounds of thrust or more, and "airframes" refers to jet airframes manufactured outside of the former Soviet bloc.

                                  THE COMPANY

OVERVIEW

     The Company is a leading designer, manufacturer and servicer of high performance fuel flow devices for the aerospace industry. The Company provides a broad range of products and services to substantially all commercial and domestic military engine and airframe manufacturers, to airlines worldwide and to the U.S. and certain foreign militaries. The Company is the world's leading supplier of main engine fuel pumps to the commercial aircraft industry and is a leading supplier of airframe products and aerial refueling systems. Main engine fuel pumps are precision mechanical pumps, mounted to the engine, that maintain the flow of fuel to the engine at a precise rate and pressure. Airframe products include fuel pumps and airframe accessories, which are used to transfer fuel to the engine systems and to shift and control fuel between tanks in order to maintain aircraft balance. Aerial refueling systems permit military aerial tankers to refuel fighter, bomber and other military aircraft while in flight. The Company is also a leading manufacturer of components for ground fueling systems and estimates that one or more of its fueling hydrants, couplers and nozzles are installed in approximately 65% of airports worldwide. Ground fueling systems transfer fuel from fueling trucks and underground tanks to the underwing fuel receptacle of the aircraft. Sales to original equipment manufacturers ("OEMs") provide the Company with a platform for its substantial aftermarket business, which accounts for the major component of its net revenues. The Company's aftermarket business provides repair and overhaul services and distributes spare parts to commercial and military customers worldwide.

     As of December 31, 1996, the Company's main engine fuel pumps were used in approximately 8,200, or two-thirds, of the large commercial aircraft in service throughout the world. In addition, during 1996, the Company received orders for approximately 75% of all new main engine fuel pumps ordered by large commercial aircraft engine manufacturers worldwide. The Company is the sole source supplier of main engine fuel pumps for all CFM56 series engines, which were selected for installation on approximately 61% of all large commercial aircraft ordered in 1996. This engine powers the Airbus Industries ("Airbus") A-319, A-320, A-321 and A-340 and The Boeing Company ("Boeing") 737 aircraft. The Company is also the sole source supplier of main engine fuel pumps for all engines used on the Boeing 777 aircraft.

     Complementing its position as a leading supplier of main engine fuel pumps, the Company estimates that one or more of its airframe fuel pumps or accessories are installed on over 80% of all large commercial and U.S. designed military aircraft currently in use. Aerial refueling components manufactured by the Company are installed on every U.S. designed military aircraft equipped with aerial refueling capabilities. In addition, ground fueling components manufactured by the Company have been selected for use in all nine of the major commercial airports constructed in the past ten years, including the recently completed Denver International Airport and the Hong Kong International Airport, which is currently under construction. The Company also produces and services industrial liquefied natural gas ("LNG") pumps and operates a materials laboratory and a business park in Cleveland, Ohio, where the Company maintains its headquarters and primary production facilities.

     Since prior to 1992, until the acquisition of Carter, the Company was primarily a manufacturer of main engine fuel pumps. In September, 1997, the Company expanded its product lines through the acquisition of the outstanding capital stock of Carter, a California corporation, for $107 million in cash. Carter's product lines include airframe pumps and accessories, military aerial refueling systems and other fuel system components such as valves and ground fueling components, as well as the production and service of LNG pumps.

     Pro forma for the Acquisition, for the twelve month period ended August 2, 1997, the Company generated net revenues, income from operations and Adjusted EBITDA (as defined) of $156.2 million, $33.0 million and $49.9 million, respectively. For the same period, on a pro forma basis, aerospace products and aftermarket sales accounted for approximately 85% and 49% of the Company's net revenues, respectively.

COMPETITIVE STRENGTHS

     The Company believes it has a strong competitive position as a result of the following factors:

     - Strong Industry Position and Large Existing Installed Base. The Company has the largest installed base of large commercial main engine fuel pumps (approximately 30,000) in the aerospace industry. The Company also has an installed base of over 215,000 military engine and airframe pumps and accessories; 145,000 other engine pumps and airframe accessories, including fuel gear motors and small main engine fuel pumps for helicopters, turboprop and business aircraft; and 5,800 aerial refueling components. This extensive installed base provides the Company with significant opportunities for aftermarket sales of spare parts and repair and overhaul services. Manufacturers of aerospace parts and components are required to obtain airworthiness certification by the Federal Aviation Administration ("FAA") in the case of products used on commercial aircraft, by the United States Department of Defense (the "U.S. Department of Defense") in the case of products used on U.S. military aircraft, or by similar agencies in most foreign countries. Such regulatory restrictions, which limit the access of other manufacturers to the aftermarket, contribute to significantly higher margins on commercial spare parts and overhaul services.

     - Technological Leadership/New Product Development. Management believes that the Company is a technological leader in its industry. The Company maintains its technological leadership by operating state-of-the-art facilities and employing over 110 engineers. The Company also staffs an on-site design engineer at two of its major OEM customers. These on-site engineers, in combination with its engineering and design staffs, assist the Company in the development of innovative products which address the needs and requirements of its customers and enhance its ability to gain early entrant advantages. As a result of this technological leadership, the Company's main engine fuel pumps have been selected for 22 of the 33 large commercial aircraft engine programs put into production over the last 20 years. For example, the Company is the only manufacturer to win a new production contract for main engine fuel pumps from Rolls-Royce, PLC. ("Rolls-Royce") since 1988 and from General Electric Company ("GE") since 1989. In addition, with the aid of its aftermarket customers, the Company recently replaced the incumbent main engine fuel pump supplier on both the GE CF34-8C (Bombardier Canadair Aerospace ("Canadair") RJ700) and the Rolls-Royce RB211-535 (Boeing 757) engine programs, despite the industry norm against such replacements.

            Management also believes that its experience with engine systems for use on airframes ranging from the Cessna Aircraft Company ("Cessna") Citation to the Boeing 777, is a competitive advantage that enhances the Company's ability to effectively meet the technical requirements of all new engine system designs.

     - Strong Relationship with Customers. The Company has developed strong relationships with its OEM customers (including GE, Pratt and Whitney ("Pratt & Whitney") and Rolls-Royce), airline customers (including American Airlines, Lufthansa, Japan Air Lines and United Airlines) and freight carrier customers (including Federal Express and United Parcel Service). Specifically, the Company has been a major supplier of main engine fuel pumps to Pratt & Whitney for over 40 years, and has maintained a relationship with United Airlines since 1962. Management believes that the Company's reputation for quality and service in the aftermarket has further solidified its strong relationships with its airline and freight carrier customers. In addition to purchasing parts and services in the aftermarket, these customers are also influential in the engine OEM's supplier selection process, enhancing the Company's ability to secure positions on new engine platforms.

            Management believes that Argo-Tech's relationships with its OEM customers will enhance Carter's ability to sell products to existing Argo-Tech customers. For example, management expects to introduce Carter's cross-feed and shut-off valves to Argo-Tech's existing OEM engine customers such as GE, Pratt & Whitney and Rolls-Royce. The Company believes similar opportunities exist to increase sales of Argo-Tech products to Carter's customers. For example, management expects to introduce Argo-Tech airframe pumps to Carter's business and regional jet OEM customers such as Canadair, Cessna, Gulfstream Aerospace Corp. ("Gulfstream") and Lear Corp. ("Lear").

     - Strong Core Competencies. The Company has developed strong core competencies that management believes will enable it to improve its position as a leading aerospace component supplier and provide opportunities for growth outside its current product lines. These core competencies include: (i) operational skills for low volume manufacturing of high precision fluid flow devices, (ii) the capability to rapidly design unique solutions to difficult fluid flow problems, (iii) skill and experience in meeting the demanding specifications of aerospace customers, the FAA, the U.S. Department of Defense and other regulatory bodies, and (iv) skill and experience in the design of integrated fuel systems and subsystems. These core competencies have enabled the Company to become the sole source supplier for a substantial number of aerospace programs. Management also believes that these core competencies will allow the Company to develop additional fuel system and other high precision products for use throughout the aerospace industry.

     - Experienced Management Team. Argo-Tech's Chairman and CEO, Michael Lipscomb, and five other members of senior management, have been with Argo-Tech or its predecessor since 1980. Under Mr. Lipscomb's leadership, Argo-Tech has reduced inventory levels, improved quality and on-time performance and reduced manufacturing lead times, all of which have contributed to significant increases in gross margins, which have grown from 28.5% for fiscal 1992 to 42.6% for the nine months ended August 2, 1997.

BUSINESS STRATEGY

     The Company's strategy is to maintain its leadership position and to grow through the expansion of its product lines and the pursuit of strategic acquisitions. This strategy includes the following key components:

     - Expansion of Product Lines. The Company plans to apply its core competencies in the aerospace business and to take advantage of its strong reputation and relationships with its customers to expand into specific industrial markets. The Company has utilized its expertise in main engine fuel pump technology to develop industrial engine power generation applications, and plans to capitalize on Carter's expertise in other industrial applications. The Company's strong relationships with GE, Pratt & Whitney and Rolls-Royce have already led to development and production contracts for industrial products such as lube and scavenge pumps and fluid flow dividers. In addition, the high quality and reliability of the Company's main engine fuel pumps have prompted several customers to use the Company's components on certain of their industrial turbine engines. For example, Company-designed and manufactured components are or will be installed on Westinghouse Electric Corp. ("Westinghouse"), Pratt & Whitney, GE and Rolls-Royce land based power generation applications. The Company anticipates further developing this business by introducing Carter's products to these customers.

     - Aerospace Growth through Acquisitions. The Company plans to pursue strategic acquisitions in the aerospace and industrial fluid flow device industries in order to capitalize on the trend for development of airframe and engine fluid flow systems that will result in increased reliance on integrated systems providers. For example, the Acquisition expands the Company's product lines to include aerial refueling components, aerospace valves and other fuel transfer control components and enhances its base from which to design, manufacture and deliver a broader range of fuel transfer systems and components. While the Company is currently evaluating, and will continue to evaluate other acquisition opportunities, there are no pending agreements or understandings regarding acquisitions.

     - Enhancement of Operating Efficiencies. Management constantly reviews the Company's operations for opportunities to further reduce costs and increase manufacturing efficiencies through improved utilization of production facilities, continual rationalization of the vendor base and more efficient human resource allocation. Continued enhancements of operating efficiencies include the transfer of production between facilities to absorb fixed overhead, the installation of integrated computer systems at its Costa Mesa facility (the "Costa Mesa Facility"), strengthening of the certified operator and vendor programs and the reassignment of some engineering resources to the development of new products and technologies.

     - Ground Fueling Growth. The Company intends to devote significant resources to the enhancement of sales, marketing and development of ground fueling products. The Company has recently developed digital pressure control valves that incorporate a microprocessor to enhance fuel flow control and accurately measure the pressure in an aircraft's fuel tank during fueling, allowing for reduced fueling time. Although these products have been available for less than a year, the Company has already supplied over 35 systems to various locations around the world, including the Middle East and Latin America. In addition, the Company has identified three new potential product applications for its ground fueling technology: railroad fluid transfers, fueling of off-road construction and mining equipment and liquefied natural gas ("LNG") nozzles and receptacles used on alternative fuel vehicles. Management believes that these potential product applications could significantly increase the Company's ground fueling sales.

ARGO-TECH HISTORY AND OWNERSHIP

     Argo-Tech, a Delaware corporation, was formed in 1986 to acquire the Power Accessories Division of TRW Inc. (the "TRW Transaction"). The Company and its predecessors have more than 50 years' experience in the aerospace industry. In 1990, the Company underwent a corporate restructuring and disposed of substantially all of its operations except for its aircraft accessories business and became a wholly owned subsidiary of AT Holdings Corporation ("AT Holdings" or "Parent"). AT Holdings was formed in 1990 to purchase the Company and does not have any other assets or operations not related to the Company. The new owners of AT Holdings Corporation after the restructuring included, among others, (i) Vestar Capital Partners ("Vestar"), a private investment firm, (ii) Masashi Yamada, a private investor, and (iii) a group of 29 executives led by the Company's current President and CEO, Michael Lipscomb. In 1994, with the participation of all of the Company's salaried employees, the ESOP (as defined) was formed and acquired 30% of the common stock ("Parent Stock") of AT Holdings, including the Parent Stock previously owned by

Vestar. Currently, management and the ESOP own 36% of the outstanding Parent Stock. Mr. Yamada holds approximately 49% of the outstanding Parent Stock through AT Holdings, LLC ("AT LLC"), a domestic limited liability company under his control, and an additional 6% through YC International, Inc. ("YCI"), a U.S. subsidiary of Yamada Corporation, which is a Japanese trading company controlled by Mr. Yamada.

                                THE TRANSACTIONS

     With the consummation of the Offering, the Company (i) consummated the Acquisition for a cash purchase price of $107.0 million (subject to certain post-closing adjustments), (ii) amended and restated the New Credit Facility (as defined) to allow for, among other things, the Acquisition and the issuance of the Original Notes (the "Amended Credit Facility"), (iii) borrowed the delayed draw acquisition loans under the Amended Credit Facility in an aggregate principal amount equal to $15.0 million (the "Delayed Draw Acquisition Loans") and (iv) repaid $46.7 million of subordinated indebtedness (including accrued interest) owed to affiliates (the "Existing Notes").

     The Offering, the Acquisition, the execution of the Amended Credit Facility, the borrowings under Delayed Draw Acquisition Loans and the repayment of the Existing Notes are collectively referred to herein as the "Transactions." See "Description of the Amended Credit Facility."

     The table below illustrates the Company's corporate structure as of the closing of the Acquisition:


                                  AT Holdings
                                       |
                             Argo-Tech Corporation
                                       |
   ---------------------------------------------------------------------
   |          |             |             |               |            |
  AT      Argo-Tech     Argo-Tech     Argo-Tech      J.C. Carter       AT
Export   Corporation   Corporation   Corporation    Company, Inc.*  Insurance
           (HBP)*        (OEM)*     (Aftermarket)*

*Subsidiary Guarantor


     All corporations shown are wholly owned by their respective parent. AT Export and AT Insurance are not guarantors of the Notes; both have inconsequential assets, liabilities and equity, and their only operations are the result of intercompany activity which is immediately dividended back to the Company.

     The Notes are not collateralized by the capital stock of each of the Subsidiary Guarantors nor of the Parent.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER....    The Original Notes were sold, in a
                                     transaction exempt from the registration requirements of the Securities Act, by the Company on September 26, 1997 to Chase
                                     Securities Inc. (the "Initial Purchaser").
                                     In connection therewith, the Company
                                     executed and delivered, for the benefit of the holders of the Original Notes, an Exchange and Registration Rights Agreement dated September 26, 1997 (the "Exchange and
                                     Registration Rights Agreement") which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, providing for, among other things, the Exchange Offer so that the Exchange Notes will be freely transferable by the holders thereof without registration or any prospectus delivery requirements under the Securities Act, except that a "dealer" or any of its "affiliates," as such terms are defined under the Securities Act, who exchanges
                                     Original Notes held for its own account
                                     will be required to deliver copies of this Prospectus in connection with any resale of the Exchange Notes issued in exchange for such Original Notes. See "The Exchange
                                     Offer -- Purposes and Effects of the
                                     Exchange Offer" and "Plan of Distribution."

THE EXCHANGE OFFER...............    The Company is offering to exchange $1,000
                                     principal amount of Exchange Notes for each $1,000 principal amount of Original Notes that are properly tendered and accepted.
                                     The Company will issue Exchange Notes on or promptly after the Expiration Date. There is $140,000,000 aggregate principal amount of Original Notes outstanding. The Original
                                     Notes and the Exchange Notes are
                                     collectively referred to herein as the
                                     "Notes." The terms of the Exchange Notes are substantially identical in all respects
                                     (including principal amount, interest rate and maturity date) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes are freely transferable by holders thereof
                                     (other than as provided herein) and are not subject to any covenant restricting transfer absent registration under the
                                     Securities Act and (ii) holders of the
                                     Exchange Notes will not be entitled to
                                     certain rights of holders of the Original
                                     Notes under the Exchange and Registration
                                     Rights Agreement, which rights will
                                     terminate upon the consummation of the
                                     Exchange Offer. See "The Exchange Offer."

                                     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

                                     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate (as defined in Rule 405 under the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. The Company has not sought, and does not currently intend to seek a no-action letter. There can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

REGISTRATION RIGHTS AGREEMENT....    The Original Notes were sold by the Company
                                     on September 26, 1997 to the Initial
                                     Purchaser pursuant to a Securities Purchase
                                     Agreement dated as of September 23, 1997 by and between the Company, the Subsidiary
                                     Guarantors and the Initial Purchaser (the
                                     "Purchase Agreement"). Pursuant to the
                                     Purchase Agreement, the Company, the
                                     Subsidiary Guarantors and the Initial
                                     Purchaser entered into the Exchange and
                                     Registration Rights Agreement which grants the holders of the Original Notes certain exchange and registration rights. See "The
                                     Exchange Offer -- Termination of Certain
                                     Rights." This Exchange Offer is intended to satisfy such rights, which terminate upon the consummation of the Exchange Offer. The holders of the Exchange Notes are not entitled to any exchange of registration rights with respect to the Exchange Notes.


EXPIRATION DATE..................    The Exchange Offer will expire at 5:00
                                     p.m., New York City time, on [the 21st
                                     business day following the Exchange Offer], 1997, unless the Exchange Offer is extended
                                     (for a maximum of an additional 20 business days) by the Company in its reasonable discretion, in which case the term
                                     "Expiration Date" shall mean the latest
                                     date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE EXCHANGE
  NOTES AND ORIGINAL NOTES.......    Interest on the Exchange Notes will accrue
                                     from (A) the last interest payment date on which interest was paid on the Original
                                     Notes surrendered in exchange therefor, or
                                     (B) if no interest has been paid on the
                                     Notes, from September 26, 1997. Holders
                                     whose Original Notes are accepted for
                                     exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes.

CONDITIONS TO THE
  EXCHANGE OFFER.................    The Exchange Offer is subject to certain
                                     customary conditions, which may be waived by the Company. See "The Exchange
                                     Offer -- Certain Conditions to the Exchange
                                     Offer." The Exchange Offer is not
                                     conditioned upon any minimum aggregate
                                     principal amount of Original Notes being tendered for exchange. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.

PROCEDURES FOR TENDERING
  ORIGINAL NOTES.................    Each holder of Original Notes wishing to
                                     accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Original Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. Original Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry of such Original Notes to the Exchange Agent's account at The Depository
                                     Trust Company ("DTC" or the "Depository") is delivered in a timely fashion. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker or dealer that receives Exchange
                                     Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See
                                     "The

                                     Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS..............    Any beneficial owner whose Original Notes
                                     are registered in the name of a broker,
                                     dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer
                                     -- Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES...    Holders of Original Notes who wish to
                                     tender their Original Notes and whose
                                     Original Notes are not immediately
                                     available or who cannot deliver their
                                     Original Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth in the "Exchange Offer -- Guaranteed Delivery
                                     Procedures."

ACCEPTANCE OF THE ORIGINAL NOTES
  AND DELIVERY OF THE EXCHANGE
  NOTES..........................    Subject to the satisfaction or waiver of
                                     the conditions to the Exchange Offer, the Company will accept for exchange any and all Original Notes which are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The
                                     Exchange Offer -- Terms of the Exchange
                                     Offer."

WITHDRAWAL RIGHTS................    Tenders of Original Notes may be withdrawn
                                     at any time prior to the Expiration Date.
                                     See "The Exchange Offer -- Withdrawal of
                                     Tenders."

EXCHANGE AGENT...................    Harris Trust and Savings Bank is serving as
                                     the Exchange Agent in connection with the Exchange Offer. See "The Exchange
                                     Offer -- Exchange Agent."

EFFECT ON HOLDERS OF
  THE ORIGINAL NOTES.............    As a result of the making of, and upon
                                     acceptance for exchange of all validly
                                     tendered Original Notes pursuant to the
                                     terms of this Exchange Offer, the Company will have fulfilled one of the covenants contained in the Exchange and Registration
                                     Rights Agreement and, accordingly, no
                                     liquidated damages will become payable in respect of the Original Notes pursuant to the applica-ble terms of the Exchange and Registration
                                     Rights Agreement. Holders of the Original
                                     Notes who do not tender their Original
                                     Notes will be entitled to all the rights and limitations applicable thereto under the Indenture between the Company and Harris Trust and Savings Bank, as trustee
                                     (the "Trustee"), relating to the Original
                                     Notes and the Exchange Notes, except for any rights under the Indenture or the Exchange and Registration Rights Agreement, which by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Original
                                     Notes pursuant to, the Exchange Offer. All untendered Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and in the Indenture. To the extent that Original
                                     Notes are tendered and accepted in the
                                     Exchange Offer, the trading market for
                                     untendered Original Notes could be
                                     adversely affected.

USE OF PROCEEDS..................    There will be no cash proceeds to the
                                     Company from the exchange pursuant to the Exchange Offer.

                                   THE NOTES

THE EXCHANGE NOTES...............    The Exchange Offer applies to $140,000,000
                                     aggregate principal amount of the Original
                                     Notes. The form and terms of the Exchange
                                     Notes are the same as the form and terms of the Original Notes except that (i) the exchange will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Original
                                     Notes under the Exchange and Registration
                                     Rights Agreement, which rights will
                                     terminate upon consummation of the Exchange
                                     Offer. The Exchange Notes will evidence the same debt as the Original Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture.
                                     See "Description of Notes" for further
                                     information and for definitions of certain capitalized terms used below.

ISSUER...........................    Argo-Tech Corporation

INTEREST RATE....................    The Notes will bear interest at a rate of
                                     8 5/8% per annum.

MATURITY DATE....................    October 1, 2007.

INTEREST PAYMENT DATES...........    April 1 and October 1 of each year,
                                     commencing on April 1, 1998.

SINKING FUND.....................    None.

OPTIONAL REDEMPTION..............    Except as described below, the Company may
                                     not redeem the Notes prior to October 1, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to October 1, 2000, the Company may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash
                                     Proceeds (as defined) of one or more Public
                                     Equity Offerings by the Company or Parent, at a price equal to 108.625% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. See "Description of
                                     Notes -- Optional Redemption."

CHANGE OF CONTROL................    Upon the occurrence of a Change of Control
                                     (as defined), each holder will have the
                                     right to require the Company to make an
                                     offer to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of
                                     Notes -- Change of Control."


SUBSIDIARY GUARANTEES............    The Notes are fully, unconditionally,
                                     jointly and severally guaranteed (the
                                     "Subsidiary Guarantees") on an unsecured, senior subordinated basis by Argo-Tech
                                     Corporation (HBP), Argo-Tech Corporation
                                     (OEM), Argo-Tech Corporation (Aftermarket),
                                     Carter and all future domestic Restricted
                                     Subsidiaries (as defined) that incur
                                     Indebtedness (as defined) and all future
                                     Subsidiary Guarantors, subject to certain fraudulent conveyance limitations as described herein. The Subsidiary Guarantors have also guaranteed the Amended Credit
                                     Facility. In addition, the Amended Credit
                                     Facility is guaranteed by Parent and is
                                     secured by pledges of all of the capital stock of the Company and the Subsidiary
                                     Guarantors and security interests in
                                     substantially all other tangible and
                                     intangible assets of the Company and the Subsidiary Guarantors. See "Description of
                                     Notes -- Subsidiary Guarantees."



RANKING..........................    The Notes are unsecured and subordinated in
                                     right of payment to all existing and future
                                     Senior Indebtedness (as defined) of the
                                     Company. The Company may incur additional
                                     Senior Indebtedness if it meets certain
                                     financial ratio tests set forth in the
                                     Indenture. Except for such financial ratio tests, there are no restrictions on the Company's ability to incur additional debt or total debt that ranks senior to or pari passu with the Notes. The Notes will rank pari passu with any future Senior
                                     Subordinated Indebtedness (as defined) of the Company and rank senior to all subordinated indebtedness of the Company. The Subsidiary Guarantees are unsecured, senior subordinated obligations of the Subsidiary Guarantors, subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of August 2,
                                     1997, after giving effect to the
                                     Transactions, the Offering, and the
                                     application of the net proceeds therefrom,
                                     (i) the outstanding Senior Indebtedness of the Company would have been $110.0 million
                                     (exclusive of unused commitments), all of which would have been Secured Indebtedness,
                                     (ii) the Company would have had no Senior
                                     Subordinated Indebtedness outstanding other than the Notes and no Indebtedness that is subordinate or junior in right of repayment to the Notes, (iii) the outstanding Senior
                                     Indebtedness of the Subsidiary Guarantors, consisting entirely of Guarantees of the Amended Credit Facility, would have been $110.0 million, all of which would have been Secured Indebtedness, and (iv) the Subsidiary Guarantors would have had no outstanding Senior Subordinated
                                     Indebtedness other than the Subsidiary
                                     Guarantees and no Indebtedness that is
                                     subordinate or junior in right of payment to the Subsidiary Guarantees.

RESTRICTIVE COVENANTS............    The Indenture limits (i) the incurrence of
                                     additional Indebtedness by the Company and its Restricted Subsidiaries; (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations (as defined) of the Company and its Restricted
                                     Subsidiaries; (iii) certain other
                                     restricted payments, including without
                                     limitation, investments; (iv) sales of
                                     assets and Restricted Subsidiary stock; (v) certain transactions with affiliates; (vi) the sale or issuance of capital stock of its Restricted Subsidiaries; (vii) the creation of liens; (viii) the lines of business in which the Company and its Restricted Subsidiaries may operate; (ix) consolidations, mergers and transfers of all or substantially all of the Company's assets; and (x) sale and leaseback transactions. The Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries.
                                     However, all of these limitations and
                                     prohibitions are subject to a number of
                                     important qualifications and exemptions.
                                     See "Description of Notes -- Certain
                                     Covenants" and "-- Merger and
                                     Consolidation."

ASSET SALE PROCEEDS..............    The Company will be obligated in certain
                                     instances to make offers to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase with the net cash proceeds of certain asset sales. See "Description of Notes -- Certain
                                     Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the Notes.

      SUMMARY UNAUDITED PRO FORMA FINANCIAL AND OTHER DATA OF THE COMPANY

    The following table sets forth summary unaudited pro forma financial and other data of the Company for the nine months ended August 2, 1997, the twelve months ended August 2, 1997 and the fiscal year ended October 26, 1996, as if the Transactions occurred at the beginning of the period indicated. The summary unaudited pro forma balance sheet data give effect to the Transactions as if they occurred on August 2, 1997. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included elsewhere herein. The unaudited pro forma financial data set forth below are not necessarily indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future. See "Unaudited Pro Forma Condensed Consolidated Financial Information" for a more detailed presentation of the pro forma financial information.

                                                             NINE MONTHS ENDED    TWELVE MONTHS ENDED    FISCAL YEAR ENDED
                                                              AUGUST 2, 1997        AUGUST 2, 1997       OCTOBER 26, 1996
                                                             -----------------    -------------------    -----------------
                                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenues............................................       $ 119,939             $ 156,163             $ 138,003
  Gross profit............................................          53,483                68,997                58,288
  Operating expenses......................................          26,749                35,953                33,050
                                                                 ---------             ---------             ---------
  Income from operations..................................          26,734                33,044                25,238
  Interest expense........................................          16,066                21,422                21,422
  Other, net..............................................             (52)                   49                   123
  Income tax provision....................................           5,853                 6,341                 3,419
                                                                 ---------             ---------             ---------
  Income before extraordinary loss........................       $   4,867             $   5,232             $     274
                                                                 =========             =========             =========
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets............................................                             $ 301,192
  Working capital.........................................                                42,742
  Long-term debt (including current maturities)...........                               250,275
  Redeemable common stock.................................                                 3,900
  Shareholders' deficiency................................                                (9,515)
OTHER DATA:
  Gross margin............................................            44.6%                 44.2%                 42.2%
  Adjusted EBITDA(a)......................................       $  39,015             $  49,909             $  41,455
  Adjusted EBITDA margin(b)...............................            32.5%                 32.0%                 30.0%
  Depreciation, goodwill and deferred financing fee
    amortization..........................................       $  10,593             $  14,881             $  14,709
  Capital expenditures(c).................................           2,137                 3,989                 3,759
  Cash interest expense(d)................................          15,450                20,601                20,601
  Ratio of Adjusted EBITDA to cash interest expense.......             2.5x                  2.4x                  2.0x
  Ratio of earnings to fixed charges(e)...................             1.7x                  1.5x                  1.2x

---------------
(a) Adjusted EBITDA represents income from operations plus non-cash charges as follows:

                                                             NINE MONTHS ENDED    TWELVE MONTHS ENDED    FISCAL YEAR ENDED
                                                              AUGUST 2, 1997        AUGUST 2, 1997       OCTOBER 26, 1996
                                                             -----------------    -------------------    -----------------
                                                                                (DOLLARS IN THOUSANDS)
Income from operations....................................       $  26,734             $  33,044             $  25,238
Depreciation and goodwill amortization....................           9,977                14,060                13,888
Compensation expense -- ESOP..............................           2,304                 2,805                 2,329
                                                                 ---------             ---------             ---------
Adjusted EBITDA...........................................       $  39,015             $  49,909             $  41,455
                                                                 =========             =========             =========

The Company's Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

(b) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(c) Capital expenditures for the fiscal year ended October 26, 1996 are net of assets that were acquired and then immediately sold amounting to $3,855,000.

(d) Cash interest expense represents interest expense less amortization of deferred financing fees of $616,000, $821,000 and $821,000 in the nine months ended August 2, 1997, the twelve months ended August 2, 1997 and the fiscal year ended October 26, 1996, respectively.

(e) For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes and the extraordinary loss plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees.

      SUMMARY HISTORICAL FINANCIAL AND OTHER DATA OF ARGO-TECH CORPORATION

     The following table sets forth summary historical financial and other data of Argo-Tech for (i) the 40 weeks ended August 2, 1997 and the 39 weeks ended July 27, 1996, which have been derived from Argo-Tech's unaudited condensed consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods and (ii) the fiscal years 1994 through 1996, which have been derived from Argo-Tech's audited consolidated financial statements for those years. Results for the 40 weeks ended August 2, 1997 are not necessarily indicative of results that may be expected for the entire year. Argo-Tech's fiscal year ends on the last Saturday in October and is identified according to the calendar year in which it ends. For example, the fiscal year ended October 26, 1996 is referred to as "fiscal 1996." All of the fiscal years presented consisted of 52-week periods. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial and Other Data of Argo-Tech Corporation" and the consolidated financial statements and notes included elsewhere herein.

                                               40 WEEKS     39 WEEKS                FISCAL YEAR ENDED
                                                 ENDED       ENDED      -----------------------------------------
                                               AUGUST 2,    JULY 27,    OCTOBER 26,    OCTOBER 28,    OCTOBER 29,
                                                 1997         1996         1996           1995           1994
                                               ---------    --------    -----------    -----------    -----------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenues..............................   $  84,892    $ 71,493     $  96,437      $  86,671      $  79,709
  Gross profit..............................      36,195      28,633        38,555         32,449         25,433
  Operating expenses........................      14,135      13,850        19,307         17,390         14,789
                                               ---------    ---------    ---------       --------      ---------
  Income from operations....................      22,060      14,783        19,248         15,059         10,644
  Interest expense..........................       9,222       7,643        10,138         11,924         10,117
  Other, net................................        (313)       (118)         (142)          (588)            75
  Income tax provision......................       5,299       3,172         3,608          1,553            279
  Extraordinary loss (a)....................       1,529          --            --             --             --
                                               ---------    ---------    ---------       --------      ---------
  Net income................................   $   6,323    $  4,086     $   5,644      $   2,170      $     173
                                               =========    =========    =========       ========      =========
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..............................   $ 161,504    $158,990     $ 167,106      $ 167,057      $ 183,826
  Working capital...........................      26,874      23,916        25,531         23,098         34,506
  Long-term debt (including current
    maturities).............................     141,107     108,907       107,607        118,607        137,607
  Redeemable preferred stock................          --      25,908        25,908         25,908         25,908
  Redeemable common stock...................       3,900       2,200         2,700          1,100             --
  Shareholders' deficiency (b)..............      (9,515)    (15,510)      (14,878)       (17,639)       (16,848)
OTHER DATA:
  Gross margin..............................        42.6%       40.1%         40.0%          37.4%          31.9%
  Adjusted EBITDA (c).......................   $  29,575    $ 21,753     $  29,039      $  23,901      $  20,210
  Adjusted EBITDA margin(d).................        34.8%       30.4%         30.1%          27.6%          25.4%
  Net cash flows provided by operating
    activities..............................   $   8,771    $  6,964     $  15,942      $  17,846      $  17,531
  Net cash flows used in investing
    activities..............................      (1,775)     (1,762)       (3,355)        (2,918)        (1,475)
  Net cash flows used in financing
    activities..............................     (13,181)     (9,700)      (11,000)       (19,730)        (5,855)
  Depreciation, goodwill and deferred
    financing fee amortization..............       6,009       6,036         8,653          8,577         10,177
  Capital expenditures......................       1,775       1,762         3,355          2,918          1,475
  Cash interest expense (e).................       8,424       6,749         8,947         10,519          8,666
  Ratio of Adjusted EBITDA to cash interest
    expense.................................         3.5x        3.2x          3.2x           2.3x           2.3x
  Ratio of earnings to fixed charges(f).....         2.4x        1.9x          1.9x           1.3x           1.0x

---------------

(a) The extraordinary loss, net of federal income tax benefits, relates to the write-off of unamortized debt issuance costs of a credit facility (the "Old Credit Facility") that was refinanced with the proceeds of the Tranche A Term Loans (as defined) under the New Credit Facility on July 18, 1997.

(b) In connection with Argo-Tech's ESOP, the current value of the outstanding shares of Parent Stock is determined annually by an independent appraiser. The current value per share as so determined times the total shares outstanding amounted to $79,650,000, $64,842,000 and $53,683,000, as of
    October 26, 1996, October 28, 1995 and October 29, 1994, respectively.

(c) Adjusted EBITDA represents income from operations plus non-cash charges as follows:

                                               40 WEEKS     39 WEEKS                FISCAL YEAR ENDED
                                                 ENDED       ENDED      -----------------------------------------
                                               AUGUST 2,    JULY 27,    OCTOBER 26,    OCTOBER 28,    OCTOBER 29,
                                                 1997         1996         1996           1995           1994
                                               ---------    --------    -----------    -----------    -----------
                                                                     (DOLLARS IN THOUSANDS)
Income from operations......................   $  22,060    $ 14,783     $  19,248      $  15,059      $  10,644
Depreciation and goodwill amortization......       5,211       5,142         7,462          7,172          8,726
Compensation expense -- ESOP................       2,304       1,828         2,329          1,670            840
                                               ---------    ---------    ---------       --------      ---------
Adjusted EBITDA.............................   $  29,575    $ 21,753     $  29,039      $  23,901      $  20,210
                                               =========    =========    =========       ========      =========

Argo-Tech's Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Argo-Tech has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

(d) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(e) Cash interest expense represents interest expense less amortization of deferred financing fees of $798,000 and $894,000 and $1,191,000, $1,405,000 and $1,451,000 in the 40 weeks ended August 2, 1997 and the 39 weeks ended July 27, 1996 and in the fiscal years ended October 26, 1996, October 28, 1995 and October 29, 1994, respectively.

(f) For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes and the extraordinary loss plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees and fixed loan guarantee fees.

    SUMMARY HISTORICAL FINANCIAL AND OTHER DATA OF J.C. CARTER COMPANY, INC.

    The following table sets forth summary historical financial and other data of Carter for (i) the six months ended June 30, 1997 and 1996, which have been derived from Carter's unaudited condensed financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods and (ii) the three years ended December 31, 1996, which have been derived from Carter's audited financial statements for those years. Results for the six months ending June 30, 1997 are not necessarily indicative of results that may be expected for the entire year. Carter's fiscal year coincides with the calendar year. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial and Other Data of J.C. Carter Company, Inc." and the financial statements and notes included elsewhere herein.

                                                            SIX MONTHS ENDED
                                                                JUNE 30,               YEAR ENDED DECEMBER 31,
                                                           -------------------     -------------------------------
                                                            1997        1996        1996        1995        1994
                                                           -------     -------     -------     -------     -------
                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenues..........................................   $24,008     $22,131     $44,450     $39,986     $38,727
  Gross profit..........................................    11,864      10,079      21,892      19,602      19,744
  Office of the President(a)............................     6,088       4,840       9,339      10,994       7,963
  Other operating expenses..............................   5,704..       4,354       9,926       8,822       8,460
                                                           -------     -------     -------     -------     -------
  Income (loss) from operations.........................        72         885       2,627        (214)      3,321
  Interest expense......................................       537         489         970         934         859
  Other expense, net....................................       214          54         226         101         396
  Income tax provision (benefit)(b).....................    (2,271)         43         105         188          60
                                                           -------     -------     -------     -------     -------
  Net income (loss).....................................   $ 1,592     $   299     $ 1,326     $(1,437)    $ 2,006
                                                           =======     =======     =======     =======     =======
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..........................................   $27,705     $23,708     $24,516     $24,117     $20,698
  Working capital.......................................     1,625       2,457       2,471       2,674       4,457
  Long-term debt (including current maturities).........    13,550      11,991      11,388      12,552      10,547
  Shareholders' equity..................................     6,999       4,380       5,407       4,081       5,518
OTHER DATA:
  Gross margin..........................................      49.4%       45.5%       49.3%       49.0%       51.0%
  Adjusted EBITDA(c)....................................   $ 6,519     $ 6,026     $12,553     $11,640     $11,739
  Adjusted EBITDA margin(d).............................      27.2%       27.2%       28.2%       29.1%       30.3%
  Net cash flows provided by (used in) operating
    activities..........................................   $(1,472)    $   525     $ 1,524     $(1,057)    $ 1,005
  Net cash flows used in investing activities...........      (476)       (315)       (780)       (682)       (831)
  Net cash flows provided by (used in) financing
    activities..........................................     2,151        (561)     (1,164)      2,005         (20)
  Depreciation and amortization.........................       359         301         587         860         455
  Capital expenditures(e)...............................        69         315       1,136         712         867

---------------
(a) Office of the President expenses were incurred by Carter for the benefit of the President and a director of Carter. These expenses include salaries, benefits, personal expenses and costs associated with operating and maintaining personal assets such as a private airplane, an airplane hangar, personal residences and numerous automobiles. These expenses and assets will be terminated or disposed of concurrent with the Acquisition in accordance with the Carter Stock Purchase Agreement. Any services which were provided by such individuals will be assumed by existing officers of the Company with no incremental costs. Accordingly, the Company believes it is appropriate to exclude all Office of the President expenses in determining the pro forma operating results of the Company.

(b) Effective January 1, 1997, Carter voluntarily terminated its Subchapter S tax status and became taxable at the applicable state and federal statutory rates. A tax benefit of $2,207,000 was recorded in the six months ended June 30, 1997 for the impact on deferred assets for the change in tax status.

(c) Carter's Adjusted EBITDA is defined as income (loss) from operations before depreciation and amortization expense and Office of the President expenses. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Carter has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

(d) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(e) Capital expenditures for the six months ended June 30, 1996 and the year ended December 31, 1996 are net of assets that were acquired and then immediately sold amounting to $3,855,000.

                                  RISK FACTORS

     Prior to making an investment decision, prospective investors should carefully consider, together with the other information included in this Prospectus, the following risk factors:

SUBSTANTIAL LEVERAGE; POTENTIAL INABILITY TO SERVICE DEBT

     The Company is highly leveraged. As of August 2, 1997, on a pro forma basis after giving effect to the Transactions as if they had occurred on such date, the Company and its consolidated subsidiaries would have had an aggregate of $250.3 million of outstanding indebtedness (excluding unused commitments), redeemable common stock of $3.9 million and shareholders' deficiency of $9.5 million. The Indenture permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including indebtedness that is senior in rank to the Notes. The Company will have additional borrowing capacity on a revolving credit basis under the Amended Credit Facility. See "Capitalization" and "Description of the Amended Credit Facility."

     The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased rates; (iv) all the indebtedness outstanding under the Amended Credit Facility is secured by substantially all of the assets of the Company and the Subsidiary Guarantors, and will mature prior to the Notes; and (v) the Company's flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited and the Company may be more vulnerable to a downturn in general economic conditions or its business. See "Description of the Amended Credit Facility" and "Description of Notes."

     The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the adequacy of the proceeds which the Company could realize therefrom. See "Description of the Amended Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RESTRICTIVE DEBT COVENANTS

     The Amended Credit Facility contains a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness such as the Notes, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Amended Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company will be required to achieve certain financial and operating results. The ability of the Company to comply with such provisions may be affected by events beyond its control. A breach of any of these covenants would result in a default under the Amended Credit Facility. In the event of any such default, depending on the actions taken by the lenders under the Amended Credit Facility, the Company would be prohibited from making any payments on the Notes. In addition, such lenders could elect to declare all amounts borrowed under the Amended Credit Facility, together with accrued interest, due and payable. If the Company were unable to pay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure such indebtedness. See "-- Subordination; Unsecured Status of the Notes and the Subsidiary Guarantees." If the indebtedness under the Amended Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. Any refinancing of the Amended Credit Facility is likely to contain similar covenants. See "Description of the Amended Credit Facilities."

SUBORDINATION; UNSECURED STATUS OF THE NOTES AND THE SUBSIDIARY GUARANTEES

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Amended Credit Facility. As of August 2, 1997, on a pro forma basis after giving effect to the Transactions, the aggregate amount of Senior Indebtedness of the Company would have been approximately $110.0 million (excluding unused commitments), all of which would have been secured. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company will be available to pay obligations on the Notes only after Senior Indebtedness has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes.

     The Notes are unsecured and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness of the Company and rank senior to all subordinated indebtedness of the Company. The Subsidiary Guarantees are unsecured, senior subordinated obligations of the Subsidiary Guarantors, subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of August 2, 1997, after giving effect to the Transactions, the Offering, and the application of the net proceeds therefrom, (i) the outstanding Senior Indebtedness of the Company would have been $110.0 million (exclusive of unused commitments), all of which would have been Secured Indebtedness, (ii) the Company would have had no Senior Subordinated Indebtedness outstanding other than the Notes and no Indebtedness that is subordinate or junior in right of repayment to the Notes, (iii) the outstanding Senior Indebtedness of the Subsidiary Guarantors, consisting entirely of guarantees of the Amended Credit Facility, would have been $110.0 million, all of which would have been Secured Indebtedness, and (iv) the Subsidiary Guarantors would have had no outstanding Senior Subordinated Indebtedness other than the Subsidiary Guarantees and no Indebtedness that is subordinate or junior to right of payment to the Subsidiary Guarantees. See "Description of Notes -- Ranking" and "-- Subsidiary Guarantees."

     The Indenture permits the Company and the Subsidiary Guarantors to incur certain secured indebtedness, including indebtedness under the Amended Credit Facility, which will be secured by a lien on substantially all of the assets of the Company and the Subsidiary Guarantors. The Notes and the Subsidiary Guarantees are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under the Amended Credit Facility, the lenders thereunder may foreclose upon such collateral to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default with respect to the Notes. In such event, such assets would first be used to repay in full amounts outstanding under the Amended Credit Facility, resulting in all or a portion of the Company's assets being unavailable to satisfy the claims of the holders of Notes and other unsecured indebtedness.

FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence of indebtedness (such as the Notes) in connection with the Acquisition and the repayment of debt owed to Parent and Parent's affiliates is subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company. Under these statutes, if a court were to find that obligations (such as the Notes) were incurred with the intent of hindering, delaying or defrauding present or future creditors, that the Company received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the incurrence of the obligations, the obligor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void or subordinate the obligations in question.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair salable value of its assets or if the fair salable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature. Although management believes that, after giving effect to the Transactions, the Company will be (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Acquisition and the Amended Credit Facility, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due, there can be no assurance, however, that a court would necessarily agree with these conclusions.

     In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void any of the Subsidiary Guarantors' obligations under the Subsidiary Guarantees, subordinate the Subsidiary Guarantees to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Notes.

HOLDING COMPANY STRUCTURE

     The Company is a holding company that conducts all of its business through its subsidiaries and has no operations of its own. The Company derives all of its operating income from its subsidiaries, and is dependent on the cash flow of its subsidiaries in order to meet its debt service obligations. The Company has no significant assets other than those related to its subsidiaries.

POSSIBLE UNENFORCEABILITY OF THE SUBSIDIARY GUARANTEES

     The Company is a holding company that derives all of its operating income from its subsidiaries. The holders of the Notes will have no direct claim against such subsidiaries other than a claim created by one or more of the Subsidiary Guarantees, which may themselves be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of a Subsidiary Guarantor. See "-- Fraudulent Transfer Considerations." If such a challenge were upheld, the Subsidiary Guarantees would be invalid and unenforceable. To the extent that any of the Subsidiary Guarantees are not enforceable, the rights of holders of the Notes to participate in any distribution of assets of any Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise will, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Subsidiary Guarantor. The Company must rely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends. However, the ability of the Company's subsidiaries to make distributions may be restricted by, among other things, applicable state corporate laws and other laws and regulations or by terms of agreements to which they are or may become a party. In addition, there can be no assurance that such distributions will be adequate to fund the interest and principal payments on the Amended Credit Facility and the Notes when due. See "Description of Notes."

CHANGE OF CONTROL; POTENTIAL INABILITY TO EFFECTUATE A REPURCHASE OF THE NOTES

     Upon a Change of Control, holders of the Notes will have the right to require the Company to repurchase all or any part of such holders' Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The events that constitute a Change of Control under the Notes will also constitute a default under the Amended Credit Facility, which will prohibit the purchase of the Notes by the Company in the event of certain Change of Control events unless and until such time as the Company's indebtedness under the Amended Credit Facility is repaid in full. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Amended Credit Facility and the Notes in the event of a Change of Control. The Company's failure to repurchase the Notes would result in a default under the Indenture and under the Amended Credit Facility, each of which could have adverse consequences for the Company and the holders of the Notes. See "Description of the Amended Credit Facility" and "Description of Notes -- Change of Control."

DEPENDENCE ON AEROSPACE INDUSTRY

     Substantially all of the Company's gross profit and operating income is derived from its sales of products to the aerospace industry. The Company designs, engineers and manufactures aircraft components for OEMs and supplies spare parts and performs repair and overhaul services on existing installed components for its commercial and military customers (the "aftermarket"). The commercial OEM segment of the aerospace industry has historically been subject to fluctuations due to general economic conditions. A reduction in airline travel will generally result in reduced orders for new commercial aircraft, reduced utilization of commercial aircraft and a corresponding decrease in the Company's sales of new components, related income and cash flow. The commercial airline industry was adversely affected by a severe downturn during the three year period ended December 31, 1993. This downturn resulted in record losses for the commercial airline industry and a decrease in production of commercial engine and airframe assemblies, which caused a corresponding decline in the Company's commercial OEM business. In addition, aftermarket sales were negatively affected as airlines delayed purchases of spare parts, preferring to use existing spare parts inventory. Management believes that airlines currently maintain little or no spare parts inventory which should cause future aftermarket sales to remain relatively stable even in an OEM downturn. Although management believes that the cyclicality of the commercial airline industry is mitigated by the Company's aftermarket and military sales, there can be no assurance that economic and other factors that affect the commercial aerospace industry will not similarly affect the military aerospace industry. In addition, because of the relatively small number of customers for certain of the Company's products, such customers are able to influence the Company's prices and other terms of sale. The loss of one or more significant customers could have a material adverse effect on the Company. See "Business and Properties -- Industry Overview."

GOVERNMENT REGULATION AND OVERSIGHT

     The aerospace industry is highly regulated in the United States and in other countries. The Company must be certified by the FAA, the U.S. Department of Defense and similar agencies in foreign countries and by individual OEMs in order to sell and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, the operations of the Company would be adversely affected. In the future, new and more stringent government regulations may be adopted or industry oversight may be heightened, which may have a material adverse effect on the Company.

REDUCTION IN DEFENSE SPENDING; GOVERNMENT CONTRACTS

     Pro forma for the Acquisition, in fiscal 1996 approximately 19% of the Company's sales were related to products used in U.S. designed military aircraft. In general, the U.S. defense budget has been declining in recent years, resulting in reduced demand for new aircraft and spare parts. Although defense budget reductions in the U.S. may be offset in part by foreign military sales, such sales are affected by U.S. Government regulations, regulations by the purchasing foreign government and political uncertainties in the U.S. and abroad. There can be no assurance that the U.S. defense budget will not continue to decline or that sales of defense related items to foreign governments will continue at present levels. In addition, the terms of defense contracts with the U.S. Government generally permit the Government to terminate such contract, with or without cause, at any time.

RISKS ASSOCIATED WITH THE ACQUISITION AND FUTURE ACQUISITIONS

     The Acquisition was the first major acquisition made by the Company. Acquisitions of this magnitude are inherently subject to significant risk. Although management believes Carter's business is and has been successful and should complement the Company's product lines, there can be no assurance that the Company will be able to successfully integrate Carter's operations. Although many of Carter's operations are similar to Argo-Tech's, the integration of Carter will require substantial attention from, and will place significant demands upon, the Company's administrative systems and its senior management, and will require the cooperation of Carter's management and employees. As a result, the Company's ability to successfully integrate Carter may be adversely affected if a member of the management team were to leave the Company. The demands on the management of both Carter and Argo-Tech caused by the Acquisition may divert attention from and adversely impact their ability to manage their respective companies' existing business.

     The Company's objective is to grow through, among other things, strategic acquisitions. The Company's acquisition strategy entails risks inherent in assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired businesses. There can be no assurance that acquisition opportunities will be available, that the Company will have access to the capital required to finance potential acquisitions or that any business acquired will be integrated successfully or prove profitable. See "Business and Properties -- Business Strategy -- Aerospace Growth through Acquisitions."

RISKS ASSOCIATED WITH THE COMPANY'S WORKFORCE AND SUPPLIERS

     The Company's sophisticated production processes and the aerospace industry standards imposed on its products make the Company's operations highly dependent on an educated and trained workforce. The Company could be adversely affected by long-term or short-term shortages of appropriately skilled production and professional workers. All of the hourly employees at the Cleveland Facility have been represented by the United Auto Workers Union ("UAW") since 1987. The current collective bargaining agreement, signed in 1996 after an extended period of negotiations commencing in 1994, expires on March 31, 2000. Although management believes that its relations with its employees are good, there can be no assurance that the Company will be able to negotiate a satisfactory renewal of the collective bargaining agreement or that the Company's employee relations will remain stable. Because the Company maintains a relatively small inventory of finished goods and operates on relatively long lead times for production, any interruption of the work force could have a material adverse effect on the Company.

     In addition, the Company's profitability is affected by the price and continuity of supply of its raw materials and component parts. The Company, and all other aerospace fuel pump manufacturers, rely on one supplier for CPM-10V, a powdered metal used in the manufacture of certain pump components. If that supply ceased to exist, the Company, along with all other fuel pump manufacturers, would be adversely affected. The Company could be adversely affected by factors affecting its suppliers, or by increased costs associated with such materials or components if the Company is unable to increase the prices of its own products. The Company maintains a relatively small inventory of raw materials and component parts and could be adversely affected by a curtailment of supply from its vendors. Although management believes that alternative suppliers, or alternatives for such materials or components, could be identified, the lengthy FAA and OEM certification process associated with aerospace products could prevent efficient replacement of a material or supplier and could have a material adverse effect on the Company. See "Business and Properties -- Suppliers and Raw Materials."

COMPETITION

     The global aerospace industry is highly competitive. The industry has experienced significant consolidation, and the Company's competitors include several companies that have significantly greater financial resources available to them than does the Company. The Company competes primarily with Sundstrand Corporation ("Sundstrand"), Chandler-Evans Fuel Systems, a division of Coltec Industries, Inc. ("CECO") and Lucas Aerospace, a division of Lucas Varity ("Lucas"), in the production of main engine fuel pumps. The Company competes with a diverse group of companies in the production of other fuel transfer products and systems including Parker Hannifin Corp. ("Parker-Hannifin"), Intertechnique S.A. ("Intertechnique") and GEC Marconi Aerospace Inc. ("GEC Aerospace"). See "Business and Properties -- Industry Overview."

PRODUCT LIABILITY; CLAIMS EXPOSURE

     While the Company has never been a defendant in a products liability case involving its aerospace or ground fueling products, the Company's overall operations expose it to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by the Company, or the irregularity of metal products processed or distributed by the Company. Carter is a defendant in one products liability case involving an industrial marine product for which Carter is entitled to indemnification from a previous owner, who has defended the lawsuit since its filing in 1984. While management believes that its liability insurance is adequate to protect it from future products liability claims, there can be no assurance that, if claims were to arise, such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any such liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on the Company.

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

     The Company's business operations and facilities are subject to a number of federal, state and local laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Pursuant to certain environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous materials at such property. Environmental laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous materials. Persons who arrange, or are deemed to have arranged, for the disposal or treatment of hazardous materials also may be liable for the costs of removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by such person.

     The Cleveland Facility is currently the subject of environmental remediation activities, the cost of which is the responsibility of TRW Inc. ("TRW") pursuant to the purchase agreement by which Argo-Tech acquired TRW's Power Accessories Division (which became Argo-Tech) in 1986 (the "TRW Purchase Agreement"). In addition, the TRW Purchase Agreement requires TRW to indemnify Argo-Tech for certain third party environmental claims for a period of 20 years. See "Business and Properties -- Environmental Matters."

     The stock purchase agreement (the "Carter Stock Purchase Agreement") entered into between Argo-Tech and the selling stockholders of Carter (the "Sellers") provides that Sellers will indemnify (the "Carter Indemnity" and together with the TRW Purchase Agreement, the "Environmental Agreements") the Company for all liabilities related to, among other things, known groundwater contamination at the Costa Mesa Facility, pursuant to a Clean Up and Abatement Order issued by the California Regional Water Control Board. If additional environmental requirements are imposed by government agencies, or if TRW or Sellers fail to satisfy their obligations under the Environmental Agreements, increased remediation and compliance expenditures may be required, which could have a material adverse effect on the Company.

LACK OF PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON RESALE

     The Notes are new securities for which there currently is no market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Original Notes and the Exchange Notes, it is not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes and, if issued, the Exchange Notes. The Notes are expected to be eligible for trading in the PORTAL market. The Company does not intend to apply for listing of the Original Notes or the Exchange Notes on any securities exchange or for quotation through an automated dealer quotation system.

     The liquidity of, and trading market for, the Original Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independently of the financial performance of, and prospects for, the Company.

CONTROLLING STOCKHOLDERS

     The Company is a wholly owned subsidiary of Parent. The Company's management and an employee stock ownership plan (the "ESOP") currently own approximately 36% of the Parent Stock. Mr. Masashi Yamada holds approximately 49% of the outstanding Parent Stock through AT LLC, a domestic limited liability company under his control, and an additional 6% of Parent Stock through YCI, which is a subsidiary of Yamada Corporation, a Japanese trading company controlled by Mr. Yamada. The AT Holdings Corporation 1994 Stockholders Agreement as amended (the "1994 Stockholders Agreement") currently provides that AT LLC has the right to elect a majority of the directors of Parent and a majority of the directors of the Company. As a result, Mr. Yamada will be able to direct the election of the members of the Board of Directors of the Company and, therefore, direct the management and policies of the Company. The 1994 Stockholders Agreement provides that specified actions require approval by 80% or more of the Board of Directors of Parent. Due to the current structure of Parent's Board of Directors, wherein Mr. Yamada appoints 60%, and management appoints 40% of Parent's Board of Directors, management retains a veto over any action requiring 80% approval. See "Principal Stockholders" and "Certain Transactions."

CONSEQUENCES OF FAILURE TO EXCHANGE ORIGINAL NOTES

     Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the offer or sale of the Original Notes pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act or applicable state securities laws. The Company does not currently expect that it will register the Original Notes under the Securities Act. Based on interpretations by the staff of the Commission issued in no-action letters to third parties, management believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by the Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such Exchange Notes. Such no-action letters are not binding interpretations of the law. The Company has not sought, and does not currently intend to seek a no-action letter. There can be no assurances that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes would not be acting consistently with such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any Exchange Notes acquired by such Holder will not be freely transferable except in compliance with the Securities Act. Each Restricted Holder that receives Exchange Notes for its own account in exchange for the Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                               THE EXCHANGE OFFER

PURPOSES AND EFFECTS OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on September 26, 1997 to the Initial Purchaser pursuant to the Purchase Agreement dated as of September 23, 1997. As a condition to the sale of the Original Notes, the Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Exchange and Registration Rights Agreement on September 26, 1997. Pursuant to the Exchange and Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Notes within 30 days after the Issue Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act within 105 days after the Issue Date and the Exchange Offer to be consummated no later than 135 days after the Issue Date and (iii) keep the Registration Statement effective for not less than 30 days (or longer if required by law) after the date that notice of the Exchange Offer is mailed to the Holders. As soon as practicable after the close of the Exchange Offer, the Company will (i) accept for exchange all Original Notes tendered and not validly withdrawn pursuant to the Exchange Offer, (ii) deliver to the Trustee for cancellation all Original Notes so accepted for exchange, and (iii) cause the Exchange Agent to promptly authenticate and deliver to each Holder of Original Notes, Exchange Notes equal in principal amount to the Original Notes of such Holder so accepted for exchange. Under existing Commission interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. The Company has agreed to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes acquired as described below for such period of 180 days after the Expiration Date. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations). A copy of the Exchange and Registration Rights Agreement has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Exchange and Registration Rights Agreement and the Purchase Agreement. The Notes are not collateralized by the capital stock of each of the Subsidiary Guarantors nor of the Parent.

     The Company is generally not required to file any registration statement to register any outstanding Original Notes. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Original Notes.

     With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Original Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. The Company has not sought, and does not currently intend to seek a no-action letter. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. However, if any holder acquires the Exchange

Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Exchange and Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for used in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     If (i) because any change in law or applicable interpretations of the staff of the Commission does not permit the Company to effect the Exchange Offer as contemplated thereby or (ii) for any other reason the Exchange Offer is not consummated within 135 days after the Issue Date or (iii) the Initial Purchaser so requests with respect to Original Notes purchased on the Issue Date not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by the Initial Purchaser following the consummation of the Exchange Offer or (iv) any holder either (A) is not eligible to participate in the Exchange Offer or
(B) participates in the Exchange Offer and does not receive freely transferrable Exchange Notes in exchange for tendered Original Notes, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities (as defined) by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement. The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of the Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Act in connection with such sales, and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

     Although the Company intends to file one of the registration statements described above, there can be no assurance that such registration statement will be filed or, if filed, that it will become effective. If the Company fails to comply with the above provisions or if such registration statement fails to become effective, then, liquidated damages shall become payable in respect of the Notes as follows:

          If (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 30 days after the Issue Date;

           (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 105 days after the Issue Date; (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the

     Commission's staff, if later, within 30 days after publication of the change in law or interpretation), or

           (iii) the Registered Exchange Offer is not consummated on or prior to 135 days after the Issue Date, or

           (iv) the Shelf Registration Statement is filed and declared effective within 105 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 30 days after publication of the change in law or interpretation) but will thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective

     (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Subsidiary Guarantors will be jointly and severally obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. As used herein, the term "Transfer Restricted Securities" means each Original Note or Exchange Note until (i) the date on which such Original Note or Exchange Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) the date on which such Original Note or Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security or Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in Section 3(a) of the Exchange and Registration Rights Agreement, the Company and the Subsidiary Guarantors will not be required to pay liquidated damages to the holder of Transfer Restricted Securities if such holder failed to comply with its obligations to make the representations or failed to provide the information required to be provided by it, if any, pursuant to the Exchange and Registration Rights Agreement.

     Such liquidated damages are intended to constitute the sole damages that will be suffered by holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by the Exchange and Registration Rights Agreement.

     The summary herein of the material provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange and Registration Rights Agreement, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, a copy of which will be available upon request to the Company.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes surrendered pursuant to the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer; provided, however, that Original Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (ii) holders of the Exchange Notes will not be entitled to the certain rights of holders of Original Notes under the Exchange and Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Original Notes, such that all outstanding Notes will be treated as a single class of debt securities under the Indenture.

     Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor or, if no interest has been paid, from the Issue Date. Accordingly, registered holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the last interest payment date on which interest was paid or, if no interest has been paid on the Notes, from the Issue Date. Original Notes accepted for exchange will cease to accrue interest from and after the date of the consummation of the Exchange Offer. Holders whose Original Notes are accepted for exchange will not receive any payment in respect of interest on such Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after consummation of the Exchange Offer.

     As of the date of this Prospectus, $140,000,000 aggregate principal amount of the Original Notes are outstanding and registered in the name of Cede & Co., as nominee for the Depository Trust Company ("DTC"). Only a registered holder of the Original Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the Exchange Offer.

     Holders of the Original Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Exchange and Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Original Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the Exchange Notes from the Company.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, or due to the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned without expense to the tendering holders thereof (or in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account of such holder maintained at the Depository), as promptly as practicable after the expiration or termination of the Exchange Offer.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; TERMINATION


     The term "Expiration Date" shall mean 5:00 p.m., New York City time on [the 21st business day following the Exchange Offer], 1997 unless the Company, in its sole discretion, extends the Exchange Offer (for a maximum of an additional 20 business days), in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer the Company will notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Original Notes, (ii) to extend the Exchange Offer, (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of Original Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to such registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period. The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth below under the caption "-- Certain Conditions to the Exchange Offer."

     If the Company extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the Exchange Notes for, any Original Notes, or is unable to accept for exchange of, or issue Exchange Notes for, any Original Notes pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Company, retain all Original Notes tendered, and such Original Notes may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The adoption by the Company of the right to delay acceptance for exchange of, or the issuance and the exchange of the Exchange Notes, for any Original Notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that the Company pay the consideration offered or return the Original Notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Exchange Offer.

PROCEDURES FOR TENDERING

     Only a registered holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer of such Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

     Any financial institution that is a participant in the Depository's Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing the Depository to transfer such Original Notes into the Exchange Agent's account in accordance with the Depository's procedure for such transfer. Although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth under "-- Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITORY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute a binding agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of the Original Notes whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owners's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Original Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name (to the extent permitted by the Indenture) or obtain a properly completed assignment from the registered holder. The transfer of registered ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes (which term includes any participants in DTC whose name appears on a security position listing as the owner of the Original Notes) or if delivery of the Exchange Notes is to be made to a person other than the registered holder, such Original Notes must be endorsed or accompanied by a properly completed bond power, in either case signed by such registered holder as such registered holder's name appears on such Original Notes with the signature on the Original Notes or the bond power guaranteed by an Eligible Institution (as defined below).

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United

States, or another "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act (any of the foregoing, an "Eligible Institution").

     If the Letter of Transmittal or any Original Notes or assignments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent and the Depository have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program to tender Original Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes, the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Although the Company intends to request the Exchange Agent to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Original Notes which are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Original Notes which are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date or, if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall have not been satisfied, to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by the holder of the Original Notes in connection with the Exchange Offer are being acquired by the holder in the ordinary course of business of the holder, (ii) the holder has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iii) the holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Original Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, the holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF NOTES

     If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Original Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such Original Notes will be credited to an account maintained with the Depository) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Original Notes at the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's system may make book-entry delivery of Original Notes by causing the Depository to transfer such Original Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Notes (if available) and the principal amount of Original Notes tendered, stating that the tender is being made thereby guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof) together with the certificate(s) representing the Original Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depository of Original Notes delivered electronically), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depository of Original Notes delivered electronically), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to the Expiration Date.

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number or numbers (if applicable) and principal amount of such Original Notes), and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Original Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if any of the following conditions exist:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company or there shall have occurred any material adverse development in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

     (b) there shall have been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (c) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Company, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

     (d) any governmental approval which the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby shall not have been obtained.

     If the Company determines in its reasonable discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "-- Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Holders may have certain rights and remedies against the Company under the Exchange and Registration Rights Agreement should the Company fail to consummate the Exchange Offer, notwithstanding a failure of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in the Company's reasonable discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Exchange and Registration Rights Agreement (including registration rights) of holders of the Original Notes eligible to participate in this Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities (including liabilities under the Securities
Act), (ii) to provide, upon the request of any holder of a transfer-restricted Original Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Original Notes pursuant to Rule 144A,
(iii) to use its reasonable best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of transfer restricted Notes by broker-dealers for a period of 180 days from the date on which the Registration Statement is declared effective and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of 180 days from the date on which the Registration Statement is declared effective. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXCHANGE AGENT

     Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. All questions and requests for assistance as well as all correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent, as follows:

         By Registered or Certified Mail, Overnight Carrier or by Hand:
                         Harris Trust and Savings Bank
                           Corporate Trust Department
                                311 West Monroe
                                   12th Floor
                            Chicago, Illinois 60606

                                 By Facsimile:
                         Harris Trust and Savings Bank
                           Corporate Trust Department
                                 (312) 461-3525
                              Confirm by Telephone
                                 (312) 461-2527

     Requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Exchange Agent.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $200,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes, or Original Notes for principal amounts not tendered or acceptable for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holders of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder of Original Notes.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Original Notes which are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                THE TRANSACTIONS

  The Acquisition

     On August 1, 1997, Argo-Tech and Carter entered into a stock purchase agreement (the "Carter Stock Purchase Agreement") whereby Argo-Tech agreed to acquire all of the outstanding capital stock of Carter from certain trusts organized by Robert L. Veloz, the President and Chief Executive Officer of Carter (the "Veloz Trusts"), and certain trusts organized by Harry S. Derbyshire, a director of Carter, (the "Derbyshire Trust", and together with the Veloz Trusts, the "Trusts") for $107.0 million in cash, subject to post-closing adjustments (the "Acquisition"). The Acquisition was consummated on September 26, 1997.

     Carter, a California corporation, was founded in 1945 by James Coolidge Carter, who developed a line of cryogenic pumps to support the U.S. space industry. In 1958, Mr. Carter developed an innovative submerged electric motor LNG gas pump which became recognized as the world standard. The technology and principles used in these pumps has led to the expansion of Carter's product lines into military aerial refueling systems and other fuel system components including valves, couplings, regulators and ground fueling components.

  The Amended Credit Facility

     On July 18, 1997, the Company entered into the New Credit Facility, which provides for Tranche A Term Loans in an aggregate principal amount not to exceed $100.0 million (the "Tranche A Term Loans"), Delayed Draw Acquisition Loans in an aggregate principal amount not to exceed $15.0 million (the "Delayed Draw Acquisition Loans" and, together with the Tranche A Term Loans, the "Term Loans") and Revolving Credit Loans in an aggregate principal amount not to exceed $20.0 million (the "Revolving Loans")(the "New Credit Facility"). On September 26, 1997, the Company amended and restated the New Credit Facility to authorize the Acquisition and the issuance of the Original Notes and to adjust certain financial covenants. In addition, the Company borrowed the Delayed Draw Acquisition Loans in an aggregate principal amount equal to $15.0 million. See "Description of the Amended Credit Facility."

  The Note Repayment

     In March 1997, Parent purchased all of its redeemable preferred stock from the two preferred stockholders, AT LLC and Vestar/Argo-Tech Investment Limited Partnership (the "Vestar Investment Partnership"). AT LLC's preferred stock was purchased, including accrued dividends, in exchange for subordinated notes in the aggregate principal amount of $41.1 million (the "Parent Notes") and cash of $2.1 million. Vestar Investment Partnership's preferred stock was purchased, including accrued dividends, in exchange for cash of $2.0 million. The Company also had notes payable in the aggregate principal amount of $5.0 million (the "AT Notes," and together with the Parent Notes, the "Existing Notes"). The AT Notes were issued to the Yamada Trust, a trust organized under an irrevocable trust agreement, and were subordinate to the Company's senior debt. The Existing Notes were repaid with the proceeds of the Offering. See "Summary -- The Transactions" and "Certain Transactions."

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Original Notes in like principal amount, the terms of which are substantially identical to the Exchange Notes. All Original Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

     The following table summarizes the sources and uses of funds at the closing of the Transactions:

                                                                   AMOUNT
                                                            ---------------------
                                                            (DOLLARS IN MILLIONS)
     SOURCES:
     Amended Credit Facility:
       Revolving Credit Facility(1)....................            $   --
       Delayed Draw Acquisition Loans..................              15.0
     Senior Subordinated Notes due 2007................             140.0
     Cash on hand......................................               4.7
                                                                   ------
          Total Sources................................            $159.7
                                                                   ======
     USES:
     Acquisition Cash Purchase Price...................            $107.0
     Repayment of the Existing Notes...................              46.7
     Fees and expenses.................................               6.0
                                                                   ------
          Total Uses...................................            $159.7
                                                                   ======

---------------

(1) The Revolving Credit Facility under the Amended Credit Facility provides for borrowings of up to $20.0 million (the "Revolving Credit Facility"), all of which would have been available on a pro forma basis as of August 2, 1997.

                                 CAPITALIZATION

     The following table sets forth as of August 2, 1997, (i) the historical cash and capitalization of Argo-Tech and (ii) the pro forma cash and capitalization of the Company giving effect to the Transactions, including the application of the proceeds of the Offering as described under "Use of Proceeds." The information was derived from, and is qualified by reference to, the unaudited condensed consolidated financial statements of the Company, including the notes thereto, included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto, "Unaudited Pro Forma Condensed Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                       AS OF AUGUST 2, 1997
                                                     -------------------------
                                                     HISTORICAL      PRO FORMA
                                                     ----------      ---------
                                                      (DOLLARS IN THOUSANDS)
Cash and cash equivalents.........................    $   7,371      $   2,882
                                                      =========      =========
Long-term debt (including current portion)
  Amended Credit Facility:
     Revolving Credit Facility(1).................    $      --      $      --
     Tranche A Term Loan Facility.................       95,000         95,000
     Delayed Draw Acquisition Loans...............           --         15,000
  Senior Subordinated Notes due 2007 offered
     hereby.......................................           --        140,000
  Capital lease obligations.......................           --            275
  Subordinated Notes..............................       41,100             --
  Notes Payable...................................        5,007             --
                                                      ---------      ---------
  Total long-term debt............................      141,107        250,275
Total redeemable common stock.....................        3,900          3,900
Total shareholders' deficiency(2).................       (9,515)        (9,515)
                                                      ---------      ---------
Total capitalization..............................    $ 135,492      $ 244,660
                                                      =========      =========

---------------

(1) The Revolving Credit Facility provides for borrowing of up to $20.0 million, all of which would have been available on a pro forma basis as of August 2, 1997.

(2) In connection with Argo-Tech's ESOP, the current value of the outstanding shares of Parent Stock is determined annually by an independent appraiser. The current value per share as so determined times the total shares outstanding amounted to $53.7 million, $64.8 million and $79.7 million as of October 29, 1994, October 28, 1995 and October 26, 1996, respectively. An appraisal was not performed prior to fiscal year 1994.

     SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF ARGO-TECH CORPORATION

     The following table sets forth selected historical financial and other data of Argo-Tech for (i) the 40 weeks ended August 2, 1997 and the 39 weeks ended July 27, 1996, which have been derived from Argo-Tech's unaudited condensed consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods and (ii) the fiscal years 1992 through 1996, which have been derived from Argo-Tech's audited consolidated financial statements for those years. Results for the 40 weeks ended August 2, 1997 are not necessarily indicative of results that may be expected for the entire year. Argo-Tech's fiscal year ends on the last Saturday in October and is identified according to the calendar year in which it ends. For example, the fiscal year ended October 26, 1996 is referred to as "fiscal 1996." All of the fiscal years presented consisted of 52-week periods. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included elsewhere herein.

                                                    39                                 FISCAL YEAR ENDED
                                     40         WEEKS ENDED   -------------------------------------------------------------------
                                WEEKS ENDED      JULY 27,     OCTOBER 26,   OCTOBER 28,   OCTOBER 29,   OCTOBER 30,   OCTOBER 31,
                               AUGUST 2, 1997      1996          1996          1995          1994          1993          1992
                               --------------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenues...............     $ 84,892       $  71,493     $  96,437     $  86,671     $  79,709     $  88,484     $ 118,521
  Gross profit...............       36,195          28,633        38,555        32,449        25,433        25,148        33,824
  Operating expenses.........       14,135          13,850        19,307        17,390        14,789        14,497        16,077
                                 ---------       ---------     ---------     ---------     ---------     ---------      --------
  Income from operations.....       22,060          14,783        19,248        15,059        10,644        10,651        17,747
  Interest expense...........        9,222           7,643        10,138        11,924        10,117        10,371        11,677
  Other, net.................         (313)           (118)         (142)         (588)           75           127          (111)
  Income tax provision.......        5,299           3,172         3,608         1,553           279            61         2,583
  Extraordinary loss(a)......        1,529              --            --            --            --            --            --
                                 ---------       ---------     ---------     ---------     ---------     ---------      --------
  Net income.................     $  6,323       $   4,086     $   5,644     $   2,170     $     173     $      92     $   3,598
                                 =========       =========     =========     =========     =========     =========      ========
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets...............     $161,504       $ 158,990     $ 167,106     $ 167,057     $ 183,826     $ 188,963     $ 204,183
  Working capital............       26,874          23,916        25,531        23,098        34,506        31,289        31,366
  Long-term debt (including
    current maturities)......      141,107         108,907       107,607       118,607       137,607       128,000       144,500
  Redeemable preferred
    stock....................           --          25,908        25,908        25,908        25,908        24,400        24,400
  Redeemable common stock....        3,900           2,200         2,700         1,100            --            --            --
  Shareholder's equity/
    (deficiency)(b)(c).......       (9,515)        (15,510)      (14,878)      (17,639)      (16,848)        1,245         3,911
OTHER DATA:
  Gross margin...............         42.6%           40.1%         40.0%         37.4%         31.9%         28.4%         28.5%
  Adjusted EBITDA(d).........     $ 29,575       $  21,753     $  29,039     $  23,901     $  20,210     $  21,188     $  29,534
  Adjusted EBITDA
    margin(e)................         34.8%           30.4%         30.1%         27.6%         25.4%         23.9%         24.9%
  Net cash flows provided by
    operating activities.....     $  8,771       $   6,964     $  15,942     $  17,846     $  17,531     $  20,907     $  21,881
  Net cash flows used in
    investing activities.....       (1,775)         (1,762)       (3,355)       (2,918)       (1,475)       (2,190)       (2,900)
  Net cash flows used in
    financing activities.....      (13,181)         (9,700)      (11,000)      (19,730)       (5,855)      (16,917)      (14,692)
  Depreciation, goodwill and
    deferred financing fee
    amortization.............        6,009           6,036         8,653         8,577        10,177        12,460        13,066
  Capital expenditures.......        1,775           1,762         3,355         2,918         1,475         2,076         4,765
  Cash interest expense(f)...        8,424           6,749         8,947        10,519         8,666         8,448        10,398
  Ratio of Adjusted EBITDA to
    cash interest expense....          3.5x            3.2x          3.2x          2.3x          2.3x          2.5x          2.8x
  Ratio of earnings to fixed
    charges(g)...............          2.4x            1.9x          1.9x          1.3x          1.0x          1.0x          1.5x

---------------

(a) The extraordinary loss, net of federal income tax benefits, relates to the write-off of unamortized debt issuance costs of the Old Credit Facility that was refinanced with the proceeds of the Tranche A Term Loans (as defined) under the New Credit Facility on July 18, 1997.

(b) In connection with Argo-Tech's ESOP, the current value of the outstanding shares of Parent Stock is determined annually by an independent appraiser. The current value per share as so determined times the total shares outstanding amounted to $79,650,000, $64,842,000 and $53,683,000 as of October 26, 1996,
    October 28, 1995 and October 29, 1994, respectively. An appraisal was not performed prior to fiscal year 1994.

(c) During the fiscal year ended October 29, 1994, Argo-Tech established its ESOP. Shareholders' equity/(deficiency) reflects unearned ESOP shares of $(11,340,000), $(13,020,000), $(12,600,000), $(14,280,000) and $(15,960,000)
    as of August 2, 1997, July 27, 1996, October 26, 1996, October 28, 1995 and October 29, 1994, respectively.

(d) Adjusted EBITDA represents income from operations plus non-cash charges as follows:

                                                                                       FISCAL YEAR ENDED
                                  40               39         -------------------------------------------------------------------
                             WEEKS ENDED      WEEKS ENDED     OCTOBER 26,   OCTOBER 28,   OCTOBER 29,   OCTOBER 30,   OCTOBER 31,
                            AUGUST 2, 1997   JULY 27, 1996       1996          1995          1994          1993          1992
                            --------------   --------------   -----------   -----------   -----------   -----------   -----------
                                                                   (DOLLARS IN THOUSANDS)
Income from operations....     $ 22,060         $ 14,783       $  19,248     $  15,059     $  10,644     $  10,651     $  17,747
Depreciation and goodwill
  amortization............        5,211            5,142           7,462         7,172         8,726        10,537        11,787
Compensation expense --
  ESOP....................        2,304            1,828           2,329         1,670           840            --            --
                              ---------        ---------       ---------     ---------     ---------      --------      --------
Adjusted EBITDA...........     $ 29,575         $ 21,753       $  29,039     $  23,901     $  20,210     $  21,188     $  29,534
                              =========        =========       =========     =========     =========      ========      ========

Argo-Tech's Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Argo-Tech has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

(e) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(f) Cash interest expense represents interest expense less amortization of deferred financing fees of $798,000 and $894,000 and $1,191,000, $1,405,000,
    $1,451,000, $1,923,000 and $1,279,000 in the 40 weeks ended August 2, 1997 and the 39 weeks ended July 27, 1996 and in the fiscal years ended October 26, 1996, October 28, 1995, October 29, 1994, October 30, 1993 and October 31, 1992, respectively.

(g) For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes and the extraordinary loss plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees and fixed loan guarantee fees.

   SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF J.C. CARTER COMPANY, INC.

     The following table sets forth selected historical financial and other data of Carter for (i) the six months ended June 30, 1997 and 1996, which have been derived from Carter's unaudited condensed financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods and (ii) the three years ended December 31, 1996, which have been derived from Carter's audited financial statements for those years. Results for the six months ending June 30, 1997 are not necessarily indicative of results that may be expected for the entire year. Carter's fiscal year coincides with the calendar year. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes included elsewhere herein.

                                                           SIX MONTHS ENDED
                                                               JUNE 30,               YEAR ENDED DECEMBER 31,
                                                          -------------------     -------------------------------
                                                           1997        1996        1996        1995        1994
                                                          -------     -------     -------     -------     -------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net revenues..........................................  $24,008     $22,131     $44,450     $39,986     $38,727
  Gross profit..........................................   11,864      10,079      21,892      19,602      19,744
  Office of the President(a)............................    6,088       4,840       9,339      10,994       7,963
  Other operating expenses..............................    5,704       4,354       9,926       8,822       8,460
                                                          -------     -------     -------     -------     -------
  Income (loss) from operations.........................       72         885       2,627        (214)      3,321
  Interest expense......................................      537         489         970         934         859
  Other expense, net....................................      214          54         226         101         396
  Income tax provision (benefit)(b).....................   (2,271)         43         105         188          60
                                                          -------     -------     -------     -------     -------
  Net income (loss).....................................  $ 1,592     $   299     $ 1,326     $(1,437)    $ 2,006
                                                          =======     =======     =======     =======     =======
BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..........................................  $27,705     $23,708     $24,516     $24,117     $20,698
  Working capital.......................................    1,625       2,457       2,471       2,674       4,457
  Long-term debt (including current maturities).........   13,550      11,991      11,388      12,552      10,547
  Shareholders' equity..................................    6,999       4,380       5,407       4,081       5,518
OTHER DATA:
  Gross margin..........................................     49.4%       45.5%       49.3%       49.0%       51.0%
  Adjusted EBITDA(c)....................................  $ 6,519     $ 6,026     $12,553     $11,640     $11,739
  Adjusted EBITDA margin(d).............................     27.2%       27.2%       28.2%       29.1%       30.3%
  Net cash flows provided by (used in) operating
    activities..........................................  $(1,472)    $   525     $ 1,524     $(1,057)    $ 1,005
  Net cash flows used in investing activities...........     (476)       (315)       (780)       (682)       (831)
  Net cash flows provided by (used in) financing
    activities..........................................    2,151        (561)     (1,164)      2,005         (20)
  Depreciation and amortization.........................      359         301         587         860         455
  Capital expenditures(e)...............................       69         315       1,136         712         867

---------------
(a) Office of the President expenses were incurred by Carter for the benefit of the President and a director of Carter. These expenses include salaries, benefits, personal expenses and costs associated with operating and maintaining personal assets such as a private airplane, an airplane hangar, personal residences and numerous automobiles. These expenses and assets will be terminated or disposed of concurrent with the Acquisition in accordance with the Carter Stock Purchase Agreement. Any services which were provided by such individuals will be assumed by existing officers of the Company with no incremental costs. Accordingly, the Company believes it is appropriate to exclude all Office of the President expenses in determining the pro forma operating results of the Company.

(b) Effective January 1, 1997, Carter voluntarily terminated its Subchapter S tax status and became taxable at the applicable state and federal statutory rates. A tax benefit of $2,207,000 was recorded in the six months ended June 30, 1997 for the impact on deferred assets for the change in tax status.

(c) Carter's Adjusted EBITDA is defined as income (loss) from operations before depreciation and amortization expense and Office of the President expenses. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Carter has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

(d) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(e) Capital expenditures for the six months ended June 30, 1996 and the year ended December 31, 1996 are net of assets that were acquired and then immediately sold amounting to $3,855,000.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated balance sheet as of August 2, 1997 includes the historical accounts of the Company and gives effect to the Transactions as if they occurred as of August 2, 1997. The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended August 2, 1997, the twelve months ended August 2, 1997 and the fiscal year ended October 26, 1996 include the historical operations of the Company and give effect to the Transactions as if they occurred at the beginning of the period indicated.

     The unaudited pro forma condensed consolidated financial data, which has been prepared by the Company's management, has been derived from the historical statements of operations and balance sheets of Argo-Tech and Carter. The Acquisition has been accounted for under the purchase method of accounting using the assumptions and adjustments disclosed in the notes to the unaudited pro forma condensed consolidated financial data. A preliminary allocation of the purchase price has been made based on available information. A balance sheet will be prepared for Carter as of the date of closing, on which the post-closing purchase price adjustment will be based. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position or results of operations.

     The information is not designed to represent and does not represent what the Company's results of operations actually would have been had the aforementioned transactions been completed as of the beginning of the periods indicated, or to project the Company's results of operations for any future period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the more detailed information contained in the historical consolidated financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds," "Capitalization," and the historical financial information included elsewhere in this Prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
          AUGUST 2, 1997 (JUNE 30, 1997 FOR J.C. CARTER COMPANY, INC.)
                             (DOLLARS IN THOUSANDS)

                                                                       PRO FORMA          PRO FORMA
                                           ARGO-TECH      CARTER      ADJUSTMENTS        AS ADJUSTED
                                           ---------     --------     ------------       -----------
ASSETS
Current Assets:
  Cash and cash equivalents.............   $   7,371     $    203       $ (4,692)(a)      $   2,882
  Receivables, net......................      19,021        4,856             --             23,877
  Note and accrued interest receivable
     from an officer/shareholder........          --        2,280         (2,280)(b)             --
  Inventories...........................      17,380       11,408         10,000 (c)         38,788
  Deferred income taxes, prepaid
     expenses and other.................       4,019        3,408         (4,000)(d)          3,427
                                           ---------     --------       --------          ---------
     Total Current Assets...............      47,791       22,155           (972)            68,974
                                           ---------     --------       --------          ---------
Property and equipment, net of
  accumulated depreciation..............      26,343        5,188          4,206(e)          35,737
Goodwill, net of accumulated
  amortization..........................      81,825          362         42,669(f)         124,856
Identifiable intangible assets..........          --           --         60,580(g)          60,580
Other assets............................       5,545           --          5,500(h)          11,045
                                           ---------     --------       --------          ---------
     Total Assets.......................   $ 161,504     $ 27,705       $111,983          $ 301,192
                                           =========     ========       ========          =========
LIABILITIES AND SHAREHOLDERS'
  EQUITY/(DEFICIENCY)
Current Liabilities:
  Current portion of long-term debt.....   $   5,000     $ 13,374       $(12,525)(i)      $   5,849
  Accounts payable......................       3,148        3,110             --              6,258
  Accrued liabilities...................      12,769        2,040           (684)(j)         14,125
  Accrued officer/shareholder bonuses...          --        2,006         (2,006)(k)             --
                                           ---------     --------       --------          ---------
     Total Current Liabilities..........      20,917       20,530        (15,215)            26,232
                                           ---------     --------       --------          ---------
Long-term debt, net of current
  maturities............................     136,107          176        108,143(i)         244,426
Other noncurrent liabilities............      10,095           --         26,054(l)          36,149
                                           ---------     --------       --------          ---------
     Total Liabilities..................     167,119       20,706        118,982            306,807
                                           ---------     --------       --------          ---------
Redeemable common stock.................       3,900           --             --              3,900
Shareholders' Equity/(Deficiency):
  Common stock..........................          --        1,125         (1,125)(m)             --
  Paid-in capital.......................      11,288           --             --             11,288
  Accumulated earnings (deficit)........      (9,463)       5,874         (5,874)(m)         (9,463)
  Unearned ESOP shares..................     (11,340)          --             --            (11,340)
                                           ---------     --------       --------          ---------
     Total Shareholders'
       Equity/(Deficiency)..............      (9,515)       6,999         (6,999)            (9,515)
                                           ---------     --------       --------          ---------
     Total Liabilities and Shareholders'
       Equity/(Deficiency)..............   $ 161,504     $ 27,705       $111,983          $ 301,192
                                           =========     ========       ========          =========

  See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance
                                     Sheet

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

     For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the financial position of Argo-Tech is as of August 2, 1997 and Carter is as of June 30, 1997.

(a)  Represents the net adjustment to cash as a result of the following:
       Proceeds from the sale of the Notes........................................               $ 140,000
       Proceeds from Delayed Draw Acquisition Loans...............................                  15,000
       Purchase of common stock of Carter.........................................                (107,000)
       Repayment of the Existing Notes, including accrued interest of $585........                 (46,692)
       Payment of fees and expenses related to the Acquisition and the sale of the
         Notes....................................................................                  (6,000)
                                                                                                 ---------
                                                                                                 $  (4,692)
                                                                                                 =========
(b)  Represents the elimination of note and accrued interest receivable from an officer/shareholder of
     Carter of $2,280, which was settled at the closing of the Acquisition.
(c)  Represents the excess of inventory fair market value over historical value. As such inventory is sold, this adjustment to fair value will be charged to cost of revenues. The Company expects the inventory to be sold over a one-year period.
(d)  Represents the deferred tax impact at the Company's 40% statutory tax rate of the inventory adjustment described in Note (c).
(e)  Represents the net increase in property and equipment as a result of the following:
     Excess of estimated fair market over historical value........................   .......     $   4,554
     Elimination of Carter's capitalized tooling historical value to conform to
       Argo-Tech's accounting policies............................................                    (348)
                                                                                                 ---------
                                                                                                 $   4,206
                                                                                                 =========
(f)  Represents the excess of the Acquisition price over the fair market value of the assets and liabilities acquired. The following reflects the calculation of goodwill:
       Total purchase price, including $500 of Acquisition costs..................               $ 107,500
       Less:
         Inventory adjustment -- Note (c).........................................    10,000
         Property and equipment adjustment -- Note (e)............................     4,206
         Identifiable intangibles adjustment -- Note (g)..........................    60,580
         Repayment of Carter indebtedness -- Note (i).............................    13,275
         Accrued interest on Carter indebtedness -- Note (j)......................        99
         Accrued officer/shareholder bonuses -- Note (k)..........................     2,006
         Carter historical net book value -- Note (m).............................     6,999       (97,165)
                                                                                      ------
       Add:
         Elimination of officer/shareholder receivable -- Note (b)................     2,280
         Deferred tax effect -- Notes (d) and (l).................................    30,054        32,334
                                                                                      ------     ---------
       Total Carter goodwill......................................................               $  42,669
                                                                                                 =========
(g)  Represents the estimated increase in identifiable intangible assets due to the application of purchase price accounting for assets to be acquired in the Acquisition:

                                                                              FAIR MARKET      ESTIMATED
                                                                                 VALUE       ECONOMIC LIFE
                                                                              -----------    -------------
      Workforce............................................................     $ 4,900         8 years
      Contracts............................................................      17,100        10 years
      Spare Parts Annuity..................................................      38,200       10-28 years
      Patents..............................................................         380       14-17 years
                                                                                -------
                                                                                $60,580
                                                                                =======
(h)  Represents the net increase in other assets, related to deferred financing costs, as a result of the sale of the Notes.

(i)  Represents adjustments to long-term debt as follows:
       Current portion:
         Delayed Draw Acquisition Loans...........................................               $     750
         Repayment of Carter indebtedness.........................................                 (13,275)
                                                                                                 ---------
                                                                                                 $ (12,525)
                                                                                                  ========
       Long-term:
         Sale of the Notes........................................................               $ 140,000
         Delayed Draw Acquisition Loans...........................................                  14,250
         Repayment of the Existing Notes..........................................                 (46,107)
                                                                                                 ---------
                                                                                                 $ 108,143
                                                                                                  ========
(j)  Represents adjustments to accrued liabilities as follows:
       Elimination of accrued interest on the Existing Notes......................               $    (585)
       Repayment of accrued interest on Carter indebtedness.......................                     (99)
                                                                                                 ---------
                                                                                                 $    (684)
                                                                                                  ========
(k)  Represents the elimination of accrued officer/shareholder bonuses of $2,006, which was settled at the closing of the Acquisition.
(l)  Represents deferred tax liability relating to the purchase price adjustments in Notes (e) and (g)
     above at the Company's 40% statutory tax rate for the excess of estimated fair market over historical value of property and equipment and identifiable intangible assets.
(m)  Represents the elimination of Carter's shareholders' equity accounts.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED AUGUST 2, 1997
        (NINE MONTHS ENDED JUNE 30, 1997 FOR J.C. CARTER COMPANY, INC.)

                             (DOLLARS IN THOUSANDS)

                                                                                PRO FORMA          PRO FORMA
                                                    ARGO-TECH    CARTER (a)    ADJUSTMENTS        AS ADJUSTED
                                                    ---------    ----------    -----------        ------------
  Net revenues...................................   $ 84,892      $ 35,047       $    --            $119,939
  Cost of revenues...............................     48,697        17,291           468 (b)          66,456
                                                    --------      --------       -------            --------
    Gross profit.................................     36,195        17,756          (468)             53,483
  Selling, general, and administrative...........      7,210         6,799            --              14,009
  Research and development.......................      5,065         2,000            --               7,065
  Office of the President........................         --         8,079        (8,079)(c)              --
  Amortization of intangible assets..............      1,860            --         3,815 (d)           5,675
                                                    --------      --------       -------            --------
    Operating expenses...........................     14,135        16,878        (4,264)             26,749
                                                    --------      --------       -------            --------
  Income from operations.........................     22,060           878         3,796              26,734
  Interest expense...............................      9,222           770         6,074 (e)          16,066
  Other, net.....................................       (313)          261            --                 (52)
                                                    --------      --------       -------            --------
  Income (loss) before income taxes..............     13,151          (153)       (2,278)             10,720
  Income tax provision (benefit).................      5,299        (2,217)        2,771 (g)(h)        5,853
                                                    --------      --------       -------            --------
  Income (loss) before extraordinary loss........   $  7,852      $  2,064       $(5,049)           $  4,867
                                                    ========      ========       =======            ========
OTHER DATA:
  Gross margin............................................................................              44.6%
  Adjusted EBITDA(i)......................................................................          $ 39,015
  Adjusted EBITDA margin..................................................................              32.5%
  Depreciation, goodwill and deferred financing fee amortization..........................          $ 10,593
  Capital expenditures....................................................................             2,137
  Cash interest expense(j)................................................................            15,450
  Ratio of Adjusted EBITDA to cash interest expense.......................................               2.5x
  Ratio of earnings to fixed charges (l)..................................................               1.7x

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED AUGUST 2, 1997
       (TWELVE MONTHS ENDED JUNE 30, 1997 FOR J.C. CARTER COMPANY, INC.)

                             (DOLLARS IN THOUSANDS)

                                                                             Pro Forma            Pro Forma
                                                   ARGO-TECH   CARTER (a)   Adjustments          as Adjusted
                                                   ---------   ----------   ------------         -----------
  Net revenues...................................  $109,836     $ 46,327      $     --            $ 156,163
  Cost of revenues...............................    63,719       22,650           797 (b)           87,166
                                                   --------     --------      --------            ---------
    Gross profit.................................    46,117       23,677          (797)              68,997
  Selling, general, and administrative...........     9,938        8,749            --               18,687
  Research and development.......................     6,702        2,525            --                9,227
  Office of the President........................        --       10,587       (10,587)(c)               --
  Amortization of intangible assets..............     2,952           --         5,087 (d)            8,039
                                                   --------     --------      --------            ---------
    Operating expenses...........................    19,592       21,861        (5,500)              35,953
                                                   --------     --------      --------            ---------
  Income from operations.........................    26,525        1,816         4,703               33,044
  Interest expense...............................    11,717        1,018         8,687 (e)           21,422
  Other, net.....................................      (337)         386            --                   49
                                                   --------     --------      --------            ---------
  Income (loss) before income taxes..............    15,145          412        (3,984)              11,573
  Income tax provision (benefit).................     5,735       (2,208)        2,814 (g)(h)         6,341
                                                   --------     --------      --------            ---------
  Income (loss) before extraordinary loss........  $  9,410     $  2,620      $ (6,798)           $   5,232
                                                   ========     ========      ========            =========
OTHER DATA:
  Gross margin..........................................................................               44.2%
  Adjusted EBITDA(i)....................................................................          $  49,909
  Adjusted EBITDA margin................................................................               32.0%
  Depreciation, goodwill and deferred financing fee amortization........................          $  14,881
  Capital expenditures..................................................................              3,989
  Cash interest expense(j)..............................................................             20,601
  Ratio of Adjusted EBITDA to cash interest expense.....................................                2.4x
  Ratio of net debt to Adjusted EBITDA(k)...............................................                5.0x
  Ratio of earnings to fixed charges (l)................................................                1.5x

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED OCTOBER 26, 1996
     (TWELVE MONTHS ENDED SEPTEMBER 30, 1996 FOR J.C. CARTER COMPANY, INC.)

                             (DOLLARS IN THOUSANDS)

                                                                              PRO FORMA             PRO FORMA
                                                ARGO-TECH     CARTER (a)     ADJUSTMENTS           AS ADJUSTED
                                                ---------     ----------     ------------          -----------
  Net revenues..............................    $ 96,437       $ 41,566        $     --             $ 138,003
  Cost of revenues..........................      57,882         21,163             670(b)             79,715
                                                --------       --------       ---------             ---------
    Gross profit............................      38,555         20,403            (670)               58,288
  Selling, general, and administrative......      10,036          6,872              --                16,908
  Research and development..................       6,429          1,784              --                 8,213
  Office of the President...................    --......         10,148         (10,148)(c)                --
  Amortization of intangible assets.........       2,842             --           5,087(d)              7,929
                                                --------       --------       ---------             ---------
    Operating expenses......................      19,307         18,804          (5,061)               33,050
                                                --------       --------       ---------             ---------
  Income from operations....................      19,248          1,599           4,391                25,238
  Interest expense..........................      10,138            995          10,289(e)             21,422
  Other, net................................        (142)           141             124(f)                123
                                                --------       --------       ---------             ---------
  Income (loss) before income taxes.........       9,252            463          (6,022)                3,693
  Income tax provision (benefit)............       3,608            208            (397)(g)(h)          3,419
                                                --------       --------       ---------             ---------
  Income (loss) before extraordinary loss...    $  5,644       $    255        $ (5,625)            $     274
                                                ========       ========       =========             =========
OTHER DATA:
  Gross margin...........................................................................                42.2%
  Adjusted EBITDA(i).....................................................................           $  41,455
  Adjusted EBITDA margin.................................................................                30.0%
  Depreciation, goodwill and deferred financing fee amortization.........................           $  14,709
  Capital expenditures...................................................................               3,759
  Cash interest expense(j)...............................................................              20,601
  Ratio of Adjusted EBITDA to cash interest expense......................................                 2.0x
  Ratio of net debt to Adjusted EBITDA(k)................................................                 6.0x
  Ratio of earnings to fixed charges (l).................................................                 1.2x

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) Represents the results of operations of Carter for the period from October 1, 1996 through June 30, 1997, July 1, 1996 through June 30, 1997 and October 1, 1995 through September 30, 1996.

                                                                      NINE           TWELVE
                                                                     MONTHS          MONTHS        FISCAL YEAR
                                                                     ENDED           ENDED            ENDED
                                                                   AUGUST 2,       AUGUST 2,       OCTOBER 26,
                                                                      1997            1997             1996
                                                                   ----------      ----------      ------------
(b)  Represents the addition to cost of goods sold for:
     Expensing of Carter's tooling cost to conform to
       Argo-Tech's accounting policies..........................    $    (21)       $    145         $     18
     Depreciation of property and equipment that was written up to fair market value for the Acquisition and is being
       depreciated over estimated useful lives ranging from 7 to
       30 years.................................................         489             652              652
                                                                   ---------         -------        ---------
                                                                    $    468        $    797         $    670
                                                                   =========         =======        =========
(c)  Office of the President expenses were incurred by Carter for the benefit of the President and a director of
       Carter. These expenses include salaries, benefits,
       personal expenses and costs associated with operating and
       maintaining personal assets such as a private airplane,
       an airplane hangar, personal residences and numerous
       automobiles. These expenses and assets will be terminated
       or disposed of concurrent with the Acquisition in
       accordance with the Carter Stock Purchase Agreement. Any
       services which were provided by such individuals will be
       assumed by existing officers of the Company with no
       incremental costs. Accordingly, the Company believes it
       is appropriate to exclude all Office of the President
       expenses in determining the pro forma operating results
       of the Company...........................................    $ (8,079)       $(10,587)        $(10,148)
(d)  Represents the incremental amortization due to:
     Goodwill created as a result of the Acquisition which is
       being amortized over 40 years............................    $    800        $  1,067         $  1,067
     Amortization of identifiable intangible assets resulting
       from the Acquisition:
     Workforce (8 years)........................................         459             612              612
     Contracts (10 years).......................................       1,282           1,710            1,710
     Spare Parts Annuity (10-28 years)..........................       1,255           1,673            1,673
     Patents (14-17 years)......................................          19              25               25
                                                                   ---------         -------        ---------
                                                                    $  3,815        $  5,087         $  5,087
                                                                   =========         =======        =========

                                                                      NINE          TWELVE
                                                                     MONTHS         MONTHS        FISCAL YEAR
                                                                      ENDED          ENDED           ENDED
                                                                    AUGUST 2,      AUGUST 2,      OCTOBER 26,
                                                                      1997           1997            1996
                                                                    ---------       -------        ---------
(e)  Represents the net effect on interest for pro forma
       adjustments:
     Interest expense related to the Notes incurred to finance
       the Acquisition (rate of 8.625%)..........................    $ 9,056       $  12,075       $  12,075
     Amortization of deferred financing fees associated with the
       purchase of the Notes.....................................        413             550             550
     Increase resulting from the Delayed Draw Acquisition Loans incurred to finance the Acquisition (assumed rate of
       7.75%)....................................................        872           1,163           1,163
     Interest expense related to Amended Credit Facility (assumed
       rate of 7.75%)............................................      5,522           7,363           7,363
     Amortization of deferred financing fees associated with the
       New Credit Facility.......................................        203             271             271
     Eliminate historical interest expense on the Old Credit
       Facility..................................................     (5,816)         (7,708)         (7,825)
     Eliminate loan fee amortization and guarantee fees related
       to the Old Credit Facility................................     (1,313)         (1,813)         (1,891)
     Elimination of the interest expense incurred on the
       refinanced Existing Notes.................................     (2,093)         (2,196)           (422)
     Elimination of historical interest expense related to Carter
       indebtedness..............................................       (770)         (1,018)           (995)
                                                                    ---------        -------       ---------
                                                                     $ 6,074       $   8,687       $  10,289
                                                                    =========        =======       =========
     A  1/8% change in the variable interest rate on the Delayed
       Draw Acquisition Loans and the Amended Credit Facility
       would change the pre-tax interest expense by $138.
(f)  Eliminate gain on sale of airplane..........................         --              --       $     124
(g)  Represents the elimination of the tax effect of changing
       Carter's Subchapter S Corporation status to a C
       Corporation, at the Company's 40% statutory tax rate......    $ 2,156       $   2,373       $     (23)
(h)  Represents the income tax effects, at the Company's 40%
       statutory tax rate, of the pro forma adjustments described in Notes (b), (c), (e) and (f).
(i)  Adjusted EBITDA represents income from operations plus
       non-cash charges as follows:

     Income from operations......................................    $26,734       $  33,044       $  25,238
     Depreciation and goodwill amortization......................      9,977          14,060          13,888
     Compensation expense -- ESOP................................      2,304           2,805           2,329
                                                                    ---------        -------       ---------
     Adjusted EBITDA.............................................    $39,015       $  49,909       $  41,455
                                                                    =========        =======       =========

     Argo-Tech's Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Argo-Tech has included information concerning Adjusted EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate Adjusted EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.
(j)  Cash interest expense represents interest expense less amortization of deferred financing fees.
(k)  Net debt represents long-term debt, including current portion, less cash and cash equivalents on a pro forma as adjusted basis.
(l)  For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes and the extraordinary loss plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     In fiscal 1996 on a pro forma basis, the aerospace business generated approximately 83% of the Company's net revenues. The balance of the Company's net revenues were generated from sales of ground fueling equipment, certain industrial products and revenues from the operation of Heritage Business Park (the "Business Park"). Approximately 77% of the aerospace revenues were derived from sales to commercial OEMs and commercial aftermarket customers, while military revenues represented approximately 23% of the Company's aerospace revenues.

     In fiscal 1996 on a pro forma basis, sales to commercial OEMs represented approximately 34% of the Company's commercial aerospace revenues. As is customary in the commercial aerospace industry, the Company incurs substantial costs, for which it is generally not reimbursed, to design, test and qualify original equipment for OEMs. Once qualified, OEM products generally are sold at or below cost of production in anticipation of receiving orders for commercial spare parts and overhaul services at significantly higher margins. Over the approximately 25 year life cycle of an aircraft program, commercial spare parts and overhaul services for products manufactured by the Company often generate six or more times the aggregate net revenues of the OEM program.

     In contrast to the practice in the commercial aerospace industry, the Company is generally reimbursed for the design, test and qualification costs of equipment used on military aircraft. Military original equipment shipments generally are sold at cost plus a reasonable profit. Due to lower aircraft utilization, military aftermarket sales are less significant than commercial aftermarket sales. Aftermarket margins for military products are at a level higher than original equipment shipments.

ARGO-TECH CORPORATION

GENERAL

     The following should be read in conjunction with "Selected Financial and Other Data of Argo-Tech Corporation" and the Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus. Argo-Tech's fiscal year ends on the last Saturday of October and is identified according to the calendar year in which it ends. For example, the fiscal year ended October 26, 1996 is referred to as "fiscal 1996." All of the fiscal years discussed consisted of 52 weeks.

     Argo-Tech's historical financial results are affected by a variety of factors which impact the aerospace industry, in general, or Argo-Tech, in particular. Significant factors are (i) the cyclicality of the commercial aerospace industry, (ii) the funding of new aerospace product development programs, (iii) the formation of Argo-Tech's ESOP in 1994 and (iv) Argo-Tech's ownership of the Business Park.

     During the period 1993 to 1995, the aerospace industry experienced a significant downturn in its business cycle. During this period, Argo-Tech initiated a workforce reduction (the "Workforce Reduction") of approximately 30%, including early retirement programs. In addition, Argo-Tech undertook process improvement programs, which are ongoing, such as Argo-Tech's certified operator and certified supplier programs (together with the Workforce Reduction, known as "Cost Reductions"). As the aerospace industry has moved into its recovery phase, the increase in volume coupled with the Cost Reductions has allowed Argo-Tech to increase its absorption of fixed manufacturing costs ("Operating Leverage").

DEVELOPMENT EXPENSE TRENDS

     In connection with new aerospace product development programs, Argo-Tech incurs significant research and development expenditures to design, test and qualify main engine fuel pumps and accessories for engine and airframe OEMs. Prior to 1990, these engine and airframe OEMs reimbursed Argo-Tech for a majority of these research and development expenditures. Since 1990, commercial OEMs have significantly reduced, and in many cases eliminated, the reimbursement of these development programs, which has resulted in increased levels of research and development expenditures funded by Argo-Tech. Research and development expenditures are expensed as incurred.

ESOP

     Argo-Tech established its ESOP in 1994 by purchasing 420,000 shares of Parent Stock with the proceeds of a $16.8 million ten-year loan funded through Argo-Tech's Old Credit Facility. The ESOP, which includes each of the approximately 310 salaried employees, represents an approximate 30% ownership interest in the Parent. GAAP treatment requires that non-cash ESOP compensation expense and a corresponding increase in shareholders' equity be recorded annually as shares held by the ESOP are allocated to participants and the loan made to the ESOP is repaid. GAAP also requires that this non-cash ESOP compensation expense be added back to net income in the determination of cash flow from operations. The aggregate amount of such non-cash ESOP compensation expense was $2.8 million, $2.3 million, $1.7 million and $0.8 million for the twelve months ended August 2, 1997 and the fiscal years ended 1996, 1995 and 1994, respectively. The Company believes that its ESOP has been successful in motivating and compensating its salaried employees on a cost-efficient basis.

BUSINESS PARK

     Argo-Tech owns and operates the Business Park, a 150 acre, 1.8 million square foot business park in Cleveland, Ohio. Argo-Tech acquired the Business Park as part of the TRW Transaction in 1986. In 1990, Argo-Tech underwent a corporate restructuring and disposed of substantially all of its operations except for its aircraft accessories business and the Business Park. In connection with this corporate restructuring, Argo-Tech entered into certain lease and service agreements with the disposed of operations located in the Business Park. The service agreements covered certain support functions, including computerized information services, equipment maintenance, and certain office administrative services. The service agreements ensured that the disposed of businesses would have the necessary support functions to operate during a four to seven year transition period until they became self sufficient. The planned elimination of services to these tenants has resulted in a continual reduction of service-related revenues during the transition period. In addition to providing space and services to operations formerly owned by it, the Company also leases space in the Business Park to other manufacturers, and is working to increase its rental and other income from the Business Park.

EXPORT SALES

     Argo-Tech's export sales are all denominated in U.S. dollars. Export sales for fiscal years 1996, 1995 and 1994 were $44.1 million, $37.5 million and $37.2 million, respectively. Sales to Europe were $13.2 million, $10.1 million and $10.3 million and export sales to all other regions, individually less than 10%, were $30.9 million, $27.4 million and $26.9 million for fiscal years 1996, 1995 and 1994, respectively.

RESULTS OF OPERATIONS

     The following table presents, for the periods indicated, selected items in Argo-Tech's consolidated statements of income as a percentage of net revenues.

                                       40 WEEKS
                                        ENDED       39 WEEKS                 52 WEEKS ENDED
                                        AUGUST       ENDED     -------------------------------------------
                                          2,        JULY 27,   OCTOBER 26,     OCTOBER 28,     OCTOBER 29,
                                         1997         1996        1996            1995            1994
                                       --------     --------   -----------     -----------     -----------
Net revenues.......................      100.0%       100.0%      100.0%          100.0%          100.0%
Gross profit.......................       42.6%        40.1%       40.0%           37.4%           31.9%
Operating expenses.................       16.6%        19.4%       20.0%           20.0%           18.5%
Income from operations.............       26.0%        20.7%       20.0%           17.4%           13.4%
Interest expense...................       10.9%        10.7%       10.5%           13.8%           12.7%
Other, net.........................       (0.4)%       (0.1)%      (0.1)%          (0.7)%           0.1%
Income before income taxes.........       15.5%        10.1%        9.6%            4.3%            0.6%
Income tax provision...............        6.3%         4.4%        3.7%            1.8%            0.4%
Income before extraordinary
  items............................        9.2%         5.7%        5.9%            2.5%            0.2%
Extraordinary loss.................        1.8%          --          --              --              --
Net income.........................        7.4%         5.7%        5.9%            2.5%            0.2%

40 WEEKS ENDED AUGUST 2, 1997 COMPARED WITH 39 WEEKS ENDED JULY 27, 1996

     Net revenues for the first 40 weeks of fiscal 1997 increased $13.4 million, or 18.7%, to $84.9 million from $71.5 million for the first 39 weeks of fiscal 1996 due to an increase of $15.1 million for aerospace products offset by a $1.7 million decrease in revenues related to the Business Park. Commercial aftermarket revenues, which represented 61.5% of net revenues, increased 32.8%, or $12.9 million, to $52.2 million and commercial OEM revenues increased 11.8%, or $2.3 million, to $21.8 million due to a continued increase in both airline traffic and airline capital spending. Total military revenues remained steady at $6.6 million. The decline in Business Park revenues from the prior fiscal year was due to a planned reduction in the maintenance and other services offered to tenants and a reduction in the rental rate and square footage requirements of a major tenant's lease.

     Gross profit for the first 40 weeks of fiscal 1997 increased $7.6 million, or 26.6%, to $36.2 million from $28.6 million for the first 39 weeks of fiscal 1996. Gross margin improved to 42.6% for fiscal 1997 from 40.1% in fiscal 1996 as a result of a higher percentage of aftermarket revenues and improved Operating Leverage based on the overall increase in net revenues.

     Operating expenses for the first 40 weeks of fiscal 1997 were $14.1 million, a slight increase from $13.9 million for the first 39 weeks of fiscal 1996. Operating expenses decreased as a percentage of net revenues to 16.6% in the first 40 weeks of fiscal 1997 from 19.4% in the first 39 weeks of fiscal 1996. This decrease was primarily the result of improved Operating Leverage.

     Income from operations for the first 40 weeks of fiscal 1997 increased $7.3 million, or 49.3%, to $22.1 million from $14.8 million for the first 39 weeks of fiscal 1996 and increased as a percentage of net revenues to 26.0% in the first 40 weeks of fiscal 1997 from 20.7% in the first 39 weeks of fiscal 1996. This increase was due to higher net revenues and improved Operating Leverage.

     Interest expense for the first 40 weeks of fiscal 1997 increased $1.6 million, or 21.1%, to $9.2 million from $7.6 million for the first 39 weeks of fiscal 1996 due to the increase in the average amount of indebtedness outstanding related to the redemption of preferred stock and payment of accrued dividends in March 1997. See Note 2 to Consolidated Financial Statements (unaudited) for Argo-Tech.

     The income tax provision for the first 40 weeks of fiscal 1997 of $5.3 million represents an effective tax rate of 40.3% compared to 43.7% for the first 39 weeks of fiscal 1996. The decrease in the effective tax rate is primarily due to the impact of lower tax rates on the Company's foreign sales corporation earnings.

     The extraordinary loss for the first 40 weeks of fiscal 1997 of $1.5 million represents the write-off of unamortized debt issuance costs, net of federal income tax benefits, related to the Old Credit Facility, which was refinanced with the New Credit Facility on July 18, 1997.

     Net income for the first 40 weeks of fiscal 1997 increased $2.2 million, or 53.7%, to $6.3 million, from $4.1 million for the first 39 weeks of fiscal 1996 primarily due to the factors discussed above.

FISCAL 1996 COMPARED TO FISCAL 1995

     Net revenues for fiscal 1996 increased $9.7 million, or 11.2%, to $96.4 million from $86.7 million in fiscal 1995 due to an increased demand for aerospace products. Commercial aftermarket revenues, which in fiscal 1996 represented 55.3% of net revenues, increased 6.8%, or $3.4 million, to $53.3 million from $49.9 million in fiscal 1995. Commercial OEM revenues, which represented 27.4% of net revenues in fiscal 1996 increased 21.7%, or $4.7 million, to $26.4 million from $21.7 million in fiscal 1995, in each case primarily driven by increased capital investment by Argo-Tech's commercial airline customers. Total military revenues, which represented 8.8% of net revenues in fiscal 1996, increased by 34.9% or $2.2 million, to $8.5 million from $6.3 million in fiscal 1995, as a result of increased revenues relating to the F119 actuator fuel pump and increased spare parts deliveries for C-5 and F-15 aircraft. Business Park revenues in fiscal 1996 were $0.6 million lower than in fiscal 1995 due to a planned reduction in the level of maintenance and other services offered to tenants and a reduction of rental square footage requirements by a major tenant. Approximately 45.7% of Argo-Tech's fiscal 1996 net revenues were attributable to export sales to foreign customers compared to 43.3% in fiscal 1995. Substantially all such sales were made in dollars.

     Gross profit in fiscal 1996 increased $6.2 million, or 19.1%, to $38.6 million from $32.4 million in fiscal 1995. Gross margin improved to 40.0% in fiscal 1996 from 37.4% in fiscal 1995 as a result of higher net revenues, improved Operating Leverage and the continued benefits of Cost Reductions.

     Operating expenses in fiscal 1996, while stable as a percentage of revenues, increased $1.9 million, or 10.9%, to $19.3 million from $17.4 million in fiscal 1995 as Argo-Tech added incremental customer support of $0.3 million and increased the level of research and development expenditures by $0.3 million.

     Income from operations in fiscal 1996 increased by $4.2 million, or 28.0% to $19.2 million from $15.0 million and increased as a percentage of net revenues from 20.0% in fiscal 1996 from 17.4% in fiscal 1995. Improved Operating Leverage and the continued benefits of Cost Reductions initiated in prior years were the primary reasons for the increase.

     Interest expense in fiscal 1996 declined $1.8 million, or 15.1%, to $10.1 million from $11.9 million in fiscal 1995 primarily due to the lower average level of outstanding indebtedness.

     The income tax provision in fiscal 1996 of $3.6 million represents an effective tax rate of 39.0% compared to 41.7% for fiscal 1995. The lower effective income tax rate in fiscal 1996 is due to the impact of lower tax rates on the Company's foreign sales corporation earnings and the effect of the non-deductible amortization of goodwill in proportion to lower pre-tax income in fiscal 1995.

     Net income in fiscal 1996 increased $3.4 million, or 154.5%, to $5.6 million from $2.2 million in fiscal 1995 primarily due to the factors discussed above.

FISCAL 1995 COMPARED TO FISCAL 1994

     Net revenues in fiscal 1995 increased $7.0 million, or 8.8%, to $86.7 million from $79.7 million in fiscal 1994 due to increased aerospace revenues. Commercial aftermarket revenues, which in fiscal 1995 represented 57.7% of net revenues, increased 17.4%, or $7.4 million, to $49.9 million from $42.5 million in fiscal 1994. Commercial OEM revenues, which in fiscal 1995 represented 25.0% of net revenues, increased 8.0%, or $1.6 million, to $21.7 million, in each case driven by increased product shipments. Total military revenues in fiscal 1995 which represented 7.3% of net revenues, decreased by 3.1%, or $0.2 million, to $6.3 million from $6.5 million in fiscal 1994, as a result of schedule changes for the Pratt & Whitney F119 engine program for the F-22 aircraft. Business Park revenues in fiscal 1995 were lower than fiscal 1994 due to a planned reduction in the level of maintenance and other services offered to tenants and a lower rental rate of a major tenant's lease. Approximately 43.3% of Argo-Tech's fiscal 1995 net revenues were attributable to export sales to foreign customers compared to 46.7% in fiscal 1994. Substantially all such sales were made in dollars.

     Gross profit in fiscal 1995 increased $7.0 million, or 27.6%, to $32.4 million from $25.4 million in fiscal 1994. Gross margin improved to 37.4% in fiscal 1995 from 31.9% in fiscal 1994 as a result of an increase in commercial aftermarket revenues as a percentage of total net revenues, improved Operating Leverage and the continued benefits of Cost Reductions instituted in prior periods.

     Operating expenses in fiscal 1995 increased $2.6 million, or 17.6%, to $17.4 million in fiscal 1995 from $14.8 million in fiscal 1994. Research and development expenses increased $3.2 million in fiscal 1995 to $5.7 million from $2.5 million in fiscal 1994 due to a higher level of program activity and the continuing trend by commercial OEMs of reducing or eliminating funding for development projects. Partially offsetting this increase was the non-recurrence of $1.4 million in legal and other expenses related to the formation of the ESOP in fiscal 1994.

     Income from operations in fiscal 1995 increased $4.4 million, or 41.5%, to $15.0 million from $10.6 million and increased as a percentage of net revenues to 17.4% in fiscal 1995 from 13.4% in fiscal 1994. This increase was due to higher net revenues, improved Operating Leverage, the continued benefits of Cost Reductions and the non-recurrence of ESOP formation expenses in fiscal 1994.

     Interest expense in fiscal 1995 increased $1.8 million, or 17.8%, to $11.9 million from $10.1 million in fiscal 1994, primarily due to a general rise in interest rates and a slightly higher average amount of outstanding indebtedness.

     The income tax provision in fiscal 1995 of $1.6 million represents an effective tax rate of 41.7% compared to 61.7% for fiscal 1994. This provision included state and local taxes and the taxes related to the non-deductible amortization of goodwill, reduced by a tax credit on foreign sales corporation earnings which are subject to lower tax rates.

     Net income in fiscal 1995 increased $2.0 million to $2.2 million from $0.2 million in fiscal 1994, primarily due to the factors discussed above.

J.C. CARTER COMPANY, INC.

GENERAL

     The following should be read in conjunction with "Selected Historical Financial and Other Data of J.C. Carter Company, Inc." and the Financial Statements of Carter and the Notes thereto included elsewhere in this Prospectus. Prior to the consummation of the Acquisition, Carter's fiscal year ended on December 31. Following the Acquisition, Carter's fiscal year will conform to the fiscal year of the Company.

     In addition to the cyclicality of the commercial aerospace industry and the funding of new aerospace product development programs discussed above under "-- Argo-Tech Corporation," Carter's historical financial results have also been affected by certain selling shareholder expenses captioned under "Office of the President" expenses. Office of the President expenses were incurred by Robert Veloz, the President and Chief Executive Officer of Carter, and Harry S. Derbyshire, a director of Carter. These expenses include salaries, benefits, personal expenses and costs associated with operating and maintaining personal assets such as a private airplane, an airplane hangar, personal residences and numerous automobiles. These expenses and assets will be terminated or disposed of concurrent with the Acquisition in accordance with the Carter Stock Purchase Agreement. Any services which were provided by such individuals will be assumed by existing officers of the Company with no incremental costs. Accordingly, the Company believes it is appropriate to exclude all Office of the President expenses in determining the pro forma operating results of the Company.

RESULTS OF OPERATIONS

     The following table presents, for the periods indicated, selected items in Carter's consolidated statements of income as a percentage of net revenues.

                                                    SIX MONTHS
                                                  ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                                                 ----------------      ---------------------------
                                                 1997       1996       1996       1995       1994
                                                 -----      -----      -----      -----      -----
Net revenues..................................   100.0%     100.0%     100.0%     100.0%     100.0%
Gross profit..................................    49.4%      45.5%      49.3%      49.0%      51.0%
Office of the President.......................    25.3%      21.9%      21.0%      27.5%      20.6%
Other operating expenses......................    23.8%      19.6%      22.3%      22.0%      21.8%
Income (loss) from operations.................     0.3%       4.0%       6.0%      (0.5)%      8.6%
Interest expense..............................     2.2%       2.2%       2.2%       2.3%       2.2%
Other expense, net............................     0.9%       0.2%       0.5%       0.3%       1.0%
Income (loss) before income taxes.............    (2.8)%      1.6%       3.3%      (3.1)%      5.4%
Income tax provision (benefit)................    (9.4)%      0.2%       0.3%       0.5%       0.2%
Net income (loss).............................     6.6%       1.4%       3.0%      (3.6)%      5.2%

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1996

     Net revenues for the six months ended June 30, 1997 increased $1.9 million, or 8.6%, to $24.0 million from $22.1 million for the six months ended June 30, 1996 due to increased sales volume from aerospace products of $1.3 million and ground fueling products of $0.8 million offset by a $0.2 million decline in industrial marine products.

     Gross profit for the six months ended June 30, 1997 increased $1.8 million, or 17.8%, to $11.9 million for the six months ended June 30, 1997 from $10.1 million for the six months ended June 30, 1996 as a result of increased aftermarket sales as a percentage of net revenues. As a result of this change in product mix, gross margin in 1997 improved to 49.4% from 45.5% in 1996.

     Other operating expenses for the six months ended June 30, 1997 increased $1.3 million, or 29.5%, to $5.7 million from $4.4 million for the six months ended June 30, 1996 primarily due to increases in engineering R&D expenses of $0.5 million, as well as $0.3 million selling and administrative expenses of Carter IMS, an acquisition completed in February 1997. Office of the President expenses increased $1.3 million for the six months ended June 30, 1997, or 27.1% to $6.1 million from $4.8 million in the six months ended June 30, 1996.

     Interest expense remained flat at 2.2% of net revenues for each of the six months ended June 30, 1997 and 1996.

     Carter received an income tax benefit of $2.2 million as Carter voluntarily terminated its Subchapter S tax status effective January 1, 1997.

     Net income for the six months ended June 30, 1997 increased $1.3 million to $1.6 million from $0.3 million for the six months ended June 30, 1996 to the factors discussed above .

1996 COMPARED TO 1995

     Net revenues in 1996 increased $4.5 million, or 11.3%, to $44.5 million from $40.0 million in 1995 due to increased volume in aerospace and ground fueling sales of $4.0 million and $1.4 million, respectively, offset by a $0.9 million decline in industrial marine sales.

     Gross profit in 1996 increased $2.3 million, or 11.7%, to $21.9 million from $19.6 million in 1995 due to increased sales volume. Gross profit as a percentage of sales improved to 49.3% in 1996 from 49.0% in 1995.

     Other operating expenses in 1996 increased to $9.9 million from $8.8 million in 1995 due to increased marketing expenses. Office of the President expenses decreased $1.7 million in 1996, or 15.5% to $9.3 million from $11.0 million in 1995.

     Interest expense in 1996 remained relatively flat at 2.2% of net revenues compared to 2.3% of net revenues in 1995.

     Carter was organized under Subchapter S of the Internal Revenue Code which includes the Company's income in the shareholder's own income for federal income tax purposes. The income tax provision recognized is for federal tax on built-in gains recognized on the disposition of any prior appreciated C-Corporation assets within 10 years from the first day of the S-Corporation's first tax year and state income taxes offset by a manufacturing investment tax credit.

     Net income in 1996 increased $2.7 million to $1.3 million from a loss of $1.4 million in 1995 primarily due to the factors discussed above.

1995 COMPARED TO 1994

     Net revenues in 1995 increased $1.3 million, or 3.4%, to $40.0 million from $38.7 million in 1994 due to $4.9 million in increased business volume from aerospace sales, partially offset by decreases in industrial marine sales of $0.3 million and ground fueling sales of $3.3 million. Increased ground fueling competition caused the Company to reduce prices.

     Gross profit in 1995 decreased $0.1 million to $19.6 million from $19.7 million in 1994. Gross profit as a percentage of sales in 1995 declined to 49.0% from 51.0% in 1994 due to competitive pricing pressure in the ground fueling product lines.

     Other operating expenses in 1995 increased to $8.8 million from $8.5 million in 1994. Office of the President expenses increased $3.0 million in 1995, or 37.5% to $11.0 million from $8.0 million in 1994.

     Interest expense in 1995 remained relatively flat at 2.3% of net revenues compared to 2.2% of net revenues for 1994.

     The income tax provision recognized is for federal tax on built-in gains recognized on the disposition of any prior appreciated C-Corporation assets within 10 years from the first day of the S-Corporation's first tax year offset by a manufacturing investment tax credit.

     Net income in 1995 decreased to a loss of $1.4 million from $2.0 million in 1994 primarily due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     The Company is a holding company that derives all of its operating income from its subsidiaries. As a result, Argo-Tech's primary source of liquidity for conducting business activities and servicing its indebtedness has been cash flows from operating activities, while Carter's liquidity has historically been provided by both operating activities and revolving line of credit borrowings. After the Acquisition, the primary source of liquidity is expected to be cash flows from operating activities.

     In July 1997, Argo-Tech refinanced its Old Credit Facility with the New Credit Facility, consisting of a seven-year $100.0 million term loan of which $95.0 million remains outstanding, a seven-year $20.0 million revolving credit facility and the seven-year $15.0 million Delayed Draw Acquisition Loans. In connection with the July refinancing, the Company recorded an extraordinary charge of $2.5 million, consisting primarily of the write-off of unamortized financing costs.

     Concurrently with the consummation of the Acquisition, the Company amended the New Credit Facility to allow for, among other things, the Acquisition and the issuance of the Notes. Under the Amended Credit Facility the Company has outstanding $110.0 million principal amount of Term Loans and also has available the seven-year $20.0 million Revolving Credit Facility. The Amended Credit Facility contains a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Amended Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company will be required to achieve certain financial and operating results. Interest will be calculated, at the Company's choice, using an alternate base rate (ABR) or LIBOR, plus a supplemental percentage determined by the ratio of debt to EBITDA. The interest rate is not to exceed ABR plus 1.00% or LIBOR plus 2.00%.

     In March 1997, the Company repurchased all of the preferred stock reflected on the Company's financial statements, totalling $25.9 million, along with accrued dividends of $19.3 million, in exchange for $41.1 million of subordinated notes and cash of $4.1 million. Interest on the notes is payable quarterly at 11.25% and the notes are due on December 31, 2007. The Company also has $5.0 million of notes payable, which are due December 31, 2007, pay interest quarterly at the prime rate and are subordinate to the Company's senior debt. These Existing Notes, together with accrued interest thereon of approximately $0.6 million, will be paid with the proceeds of the Offering.

     The Company has entered into three interest rate swap agreements with a financial institution which fixes the interest rate on the notional amounts of $20.0 million at 5.80% and $20.0 million at 5.715% through October 1997, and $30.0 million at 6.66% through October 2000. The amount of the swap agreements for fiscal years 1994, 1995, 1996 and the nine month period ended August 2, 1997 were $40.0 million, $40.0 million, $70.0 million and $30.0 million, respectively. The gains/losses were recognized as interest expense and amounted to a $0.7 million loss in fiscal year 1994, a $0.1 million gain in fiscal year 1995, a $0.4 million loss in fiscal year 1996, and a $0.3 million loss for the nine month period ended August 2, 1997. In July 1997, the Company refinanced its Old Credit Facility and unwound $40.0 million of the swap agreements which were to terminate in October 1997. The remaining $30.0 million swap was transferred to another financial institution which fixed the rate at 6.785% through October 2000. The Company has no other derivative financial instruments.

     Cash Flows from Operating Activities. At Argo-Tech, cash provided by operating activities for the first 40 weeks of fiscal 1997 increased $1.8 million to $8.8 million primarily as a result of improved operating results offset by an increase in receivables and inventory. Cash provided by operations for Argo-Tech for the fiscal years 1994, 1995, and 1996 was $17.5 million, $17.8 million, and $15.9 million, respectively. Cash flows at Argo-Tech for fiscal 1994 were favorably impacted primarily from a reduction of inventory and an increase in accrued liabilities. Cash flow from operations at Argo-Tech for fiscal 1995 increased as a result of improved operating results and a continued reduction of working capital requirements. In fiscal 1996, cash flow from operations at Argo-Tech decreased due to an increase in working capital requirements, primarily the non-cash recognition of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," offset by an increase in operating results. For Carter, cash used in operating activities for the first six months of 1997 was $1.5 million compared to cash provided by operating activities of $0.5 million for the first six months of 1996. Carter's net income of $1.6 million was offset by an increase in deferred income taxes of $2.2 million and an increase in inventory of $1.1 million. Cash provided by (used in) operations for the years ended December 31, 1994, 1995, and 1996 were

$1.0 million, ($1.1) million and $1.5 million, respectively. Cash flows for Carter in 1994 were impacted by favorable operating results and a reduction of accounts receivable offset by an increase in inventory and a decrease in accounts payable and accrued liabilities. Cash flow used in operations for Carter in 1995 was a result of unfavorable operating results and increases in accounts receivable, inventory and activity on uncompleted contracts offset by an increase in accounts payable and accrued liabilities. In 1996, Carter's cash flow increased primarily due to an increase in operating results.

     Cash Flows from Investing Activities. Argo-Tech's expenditures for property, plant and equipment were $1.8 million for each of the first 40 of fiscal 1997 and the first 39 weeks of fiscal 1996. This reflects a normal level of investing in capital requirements necessary to maintain the efficiency and manufacturing capabilities of the Company. For the fiscal year ending October 25, 1997, Argo-Tech's capital expenditures are expected to total approximately $3.5 million. Argo-Tech's expenditures for property, plant and equipment were $1.5 million, $2.9 million, and $3.4 million for fiscal years 1994, 1995 and 1996, respectively. The increase in spending from fiscal 1994 to fiscal 1995 represents a return to the normal level of investing in capital requirements following the end of the industry downturn. Carter's expenditures for property, plant and equipment were $0.5 million, including the acquisition of IMS, and $0.3 million for the six months ended June 30, 1997 and 1996, respectively. Carter's expenditures for property, plant and equipment were $0.8 million, $0.7 million, and $1.1 million for the years ended December 31, 1994, 1995, and 1996, respectively.

     Cash Flows from Financing Activities. For Argo-Tech, cash used in financing for the first 40 weeks of fiscal 1997 was $13.2 million compared to $9.7 million for the first 39 weeks of fiscal 1996. Activity in 1997 at Argo-Tech consisted of borrowing $41.1 million to redeem the preferred stock and pay accrued interest totaling $45.2 million, repaying $7.6 million, net of additional borrowings, and $1.5 million in deferred financing fees on the New Credit Facility. Cash used in financing at Argo-Tech for the fiscal years 1994, 1995, and 1996 was $5.9 million, $19.7 million, and $11.0 million, respectively. In fiscal 1994, Argo-Tech increased its long-term debt by $10.0 million, net of repayments, which was used to purchase a portion of the 420,000 shares of Class A common stock for the ESOP. In fiscal 1995 and fiscal 1996 cash was used at Argo-Tech to make scheduled repayments as well as voluntary pre-payments of its long-term debt. At Carter, cash provided by financing activities was $2.2 million for the six months ended June 30, 1997 and represented a net borrowing on Carter's credit line of $2.8 million offset by a payment of $0.6 million on other debt. Carter's cash provided by (used in) financing for the years 1995 and 1996 was $2.0 million and ($1.2) million, respectively. In 1994, a repayment of a note receivable from an officer of Carter and proceeds from bank borrowings was offset by payments on Carter's long-term debt and credit line. In 1995, a new term loan agreement and additional borrowings on the credit line were used to repay an existing term loan and provide cash for operations and investing activities. In 1996, cash was used primarily to repay obligations on the term loan.

     Capital Expenditures. Pro forma for the Acquisition, the Company's capital expenditures for fiscal 1997 aggregated $3.5 million, which included over 200 projects. Most of these projects related to maintaining existing facilities and equipment. For fiscal 1998, capital expenditures are estimated to total $4.4 million to support approximately 200 projects. The majority of these projects will be for continued maintenance of facilities and equipment in support of the current operating activities of the Company. Capital expenditures are financed with cash generated from operations. The Company currently has no material commitments for capital expenditures.

     The Company believes that cash flow from operations will provide adequate funds for its working capital needs, planned capital expenditures and debt service obligations. The Company's ability to fund its operations, make planned capital expenditures, and to make scheduled payments on its indebtedness depends on its future operating performance and cash flow, which, in turn are subject to prevailing conditions and to financial, business and other factors, some of which are beyond its control.

ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

                            BUSINESS AND PROPERTIES

GENERAL

     The Company is a leading designer, manufacturer and servicer of high performance fuel flow devices for the aerospace industry. The Company provides a broad range of products and services to substantially all commercial and domestic military engine and airframe manufacturers, to airlines worldwide and to the U.S. and certain foreign militaries. The Company is the world's leading supplier of main engine fuel pumps to the commercial aircraft industry and is a leading supplier of airframe products and aerial refueling systems. Main engine fuel pumps are precision mechanical pumps, mounted to the engine, that maintain the flow of fuel to the engine at a precise rate and pressure. Airframe products include fuel pumps and airframe accessories, which are used to transfer fuel to the engine systems and to shift and control fuel between tanks in order to maintain aircraft balance. Aerial refueling systems permit military aerial tankers to refuel fighter, bomber and other military aircraft while in flight. The Company is also a leading manufacturer of components for ground fueling systems and estimates that one or more of its fueling hydrants, couplers and nozzles are installed in over 65% of major commercial airports worldwide. Ground fueling systems transfer fuel from fueling trucks and underground tanks to the underwing fuel receptacle of the aircraft. Sales to OEMs provide the Company with a platform for its substantial aftermarket business, which accounts for the major component of its net revenues. The Company's aftermarket business provides repair and overhaul services and distributes spare parts to its commercial and military customers worldwide.

     As of December 31, 1996, the Company's main engine fuel pumps were used in approximately 8,200, or two-thirds, of the large commercial aircraft in service throughout the world. In addition, during 1996, the Company received orders for approximately 75% of all new main engine fuel pumps ordered by large commercial aircraft engine manufacturers worldwide. The Company is the sole source supplier of main engine fuel pumps for all CFM56 series engines, which were selected for installation on approximately 61% of all large commercial aircraft ordered in 1996. This engine powers the Airbus A-319, A-320, A-321 and A-340 and Boeing 737 aircraft. The Company is also the sole source supplier of main engine fuel pumps for all engines used on the Boeing 777 aircraft.

     Complementing its position as a leading supplier of main engine fuel pumps, the Company estimates that one or more of its airframe fuel pumps or accessories are installed on over 80% of all large commercial and U.S. designed military aircraft currently in use. Aerial refueling components manufactured by the Company are installed on every U.S. designed military aircraft equipped with aerial refueling capabilities. In addition, ground fueling components manufactured by the Company have been selected for use in all nine of the major commercial airports constructed in the past ten years, including the recently completed Denver International Airport and the Hong Kong International Airport, which is currently under construction. The Company also produces and services LNG pumps and operates a materials laboratory and a business park in Cleveland, Ohio, where the Company maintains its headquarters and primary production facilities.

     Since prior to 1992, until the acquisition of Carter, the Company was primarily a manufacturer of main engine fuel pumps. In September 1997, the Company expanded its product lines through the acquisition of the outstanding capital stock of Carter, a California corporation, for $107 million in cash. Carter's product lines include airframe pumps and accessories, military aerial refueling systems and other fuel system components such as valves and ground fueling components, as well as the production and service of LNG pumps.

     Pro forma for the Acquisition, for the twelve month period ended August 2, 1997, the Company generated net revenues, income from operations and Adjusted EBITDA of $156.2 million, $33.0 million and $49.9 million, respectively. For the same period, on a pro forma basis, aerospace products and aftermarket sales accounted for approximately 85% and 49% of the Company's net revenues, respectively.

INDUSTRY OVERVIEW

  Aerospace

     The airline industry has progressed through a low point in its business cycle and is currently in a strong recovery phase as all key indicators of demand -- the global economy, airline traffic and profitability, aircraft utilization and firm aircraft orders -- remain favorable. According to Boeing's 1997 Current Market Outlook (the "Boeing Report"), world air traffic grew at a rate of 6.7% in 1996 and is expected to increase by an average of 5.5% per year over the next ten years, driven by increased travel outside the U.S., particularly in developing areas such as China and the Asia Pacific region. The Airline Monitor reports that commercial airlines are currently experiencing historically high passenger capacity ratios of approximately 70%, which suggest that the industry is bordering on a capacity shortage. This potential shortage is evidenced by increased demand for new aircraft as well as for spare parts and repair and overhaul services. Moreover, prolonged airline retirements of existing aircraft as well as conversions from retired commercial passenger to freight carrier service can extend the normal life cycle of an aircraft from 25 years to 35 years, which in turn increases and extends demand for aftermarket services. Management believes that these favorable industry conditions will continue for the near term.

     Unlike commercial aerospace demand which has been susceptible to normal business cycles, demand for military aerospace products is primarily driven by the requirements of the defense industry and Government budgetary constraints. In addition, demand is tied to specific military aircraft programs which typically call for steady, low-rate production volumes. Due to lower aircraft utilization, military aftermarket sales are less significant than commercial aftermarket sales.

     Manufacturers of airframe and engine parts and components are required to obtain regulatory airworthiness certification by the FAA in the case of products used on commercial aircraft, by the U.S. Department of Defense in the case of military aircraft, or by similar agencies in most foreign countries. This costly and time consuming certification process involves testing both the airframe and the engine to ensure compliance with safety and performance requirements. Because replacement parts for airframe and engine products must also be certified, these parts are almost exclusively provided by the original manufacturer of the product. Moreover, guidelines and regulations established by various Government agencies, OEMs and commercial airlines require that certain components be tested and inspected at a certified repair facility after logging specified levels of flight hours. Other components are tested as necessary to monitor performance levels and are repaired and overhauled when a performance degradation is detected. Since most modern aircraft have a useful life of 25 years or more, and require regular maintenance, the repair and overhaul of airframe and engine components and sales of replacement parts generally provide a continuous source of revenue for the original manufacturer. Over the life cycle of an aircraft program, commercial spare parts and overhaul services often generate six or more times the aggregate sales of OEM programs at significantly higher margins.

     In accordance with commercial aviation industry practice, competition among airframe and engine component suppliers occurs at the time the airframe or engine OEM makes its initial installation decision. In today's competitive environment, commercial OEMs rarely pay for the development costs of new components. To win selection of their products, airframe and engine component suppliers customarily make significant investments in new product designs. In some instances, component manufacturers have underwritten portions of the development costs of new airframe or engine systems in order to secure a position on the new system for several of their components.

     Faced with a permanent decline in defense spending, the aerospace and defense industry has undergone significant consolidation over the past five years with major companies such as Martin Marietta Corp., Grumman Corp., Vought Aircraft Co. and the defense businesses of GE, Loral Corp., Rockwell International Corp. ("Rockwell"), Texas Instruments Inc. and Westinghouse being acquired to form three dominant U.S. aerospace and defense firms: Boeing, Lockheed Martin Corp.

("Lockheed Martin") and Raytheon Company ("Raytheon"). Boeing, the world's largest commercial aerospace company, purchased the defense business of Rockwell in 1996 and then merged its operations with McDonnell Douglas Corporation ("McDonnell Douglas") on August 1, 1997. The addition of McDonnell Douglas, a leading military contractor and the largest producer of military aircraft, is expected to significantly improve Boeing's competitive posture in the defense sector. The combined company is expected to have annual revenues of approximately $48 billion of which 60% will be commercial and 40% military, compared to Boeing's 80-85% commercial revenues prior to the merger. In response to objections raised by the European Commission, Boeing has agreed to maintain Douglas Aircraft Company as a separate legal entity for ten years and to commit itself not to profit from its relationships with suppliers in order to obtain preferential treatment through its expanded purchasing power. In addition, Lockheed Martin and Raytheon have announced transactions, still awaiting certain regulatory approvals which will result in further consolidation in the aerospace and defense industry. Lockheed Martin, with its pending acquisition of Northrop Grumman Corp. ("Northrop") is expected to have a significant presence in aerospace and defense electronics with combined annual revenues of approximately $37 billion while Raytheon, with its pending merger with Hughes Defense, is expected to have annual revenues of approximately $20 billion.

  Ground Fueling


     The demand for ground fueling products is directly related to the construction and expansion of airports, the volume of air travel and the maintenance and usage practices with which ground fueling products are used. As detailed above, the Boeing Report projects that world air travel will continue to grow. The Company believes, based on industry sources, that major investments in airport expansion will be required to provide and support adequate infrastructure. Airport expansion has already begun to take place in international markets. This increase in expansion results in greater demand for ground fueling components. For example, ground fueling components manufactured by the Company have been selected for use in all nine of the major commercial airports constructed in the past ten years, including the recently completed Denver International Airport and the Hong Kong International Airport, which is currently under construction.


COMPETITIVE STRENGTHS

     The Company believes it has a strong competitive position as a result of the following factors:

     - Strong Industry Position and Large Existing Installed Base. The Company has the largest installed base of large commercial main engine fuel pumps (approximately 30,000) in the aerospace industry. The Company also has an installed base of over 215,000 military engine and airframe pumps and accessories; 145,000 other engine pumps and airframe accessories, including fuel gear motors and small main engine fuel pumps for helicopters, turboprop and business aircraft; and 5,800 aerial refueling components. This extensive installed base provides the Company with significant opportunities for aftermarket sales of spare parts and repair and overhaul services. Manufacturers of aerospace parts and components are required to obtain airworthiness certification by the FAA in the case of products used on commercial aircraft, by the United States Department of Defense (the "U.S. Department of Defense") in the case of products used on U.S. military aircraft, or by similar agencies in most foreign countries. Such regulatory restrictions, which limit the access of other manufacturers to the aftermarket, contribute to significantly higher margins on commercial spare parts and overhaul services.

     - Technological Leadership/New Product Development. Management believes that the Company is a technological leader in its industry. The Company maintains its technological leadership by operating state-of-the-art facilities and employing over 110 engineers. The Company also staffs an on-site design engineer at two of its major OEM customers. These on-site customer engineers, in combination with its engineering and design staffs, assist the

       Company in the development of innovative products which address the needs and requirements of its customers and enhances its ability to gain early entrant advantages. As a result of this technological leadership the Company's main engine fuel pumps have been selected for 22 of the 33 large commercial aircraft engine programs put into production over the last 20 years. For example, the Company is the only manufacturer to win a new production contract for main engine fuel pumps from Rolls-Royce, PLC. ("Rolls-Royce") since 1988 and from General Electric Company ("GE") since 1989. In addition, with the aid of its aftermarket customers the Company recently replaced the incumbent main engine fuel pump supplier on both the GE CF34-8C (Canadair RJ700) and the Rolls-Royce RB211-535 (Boeing
       757) engine programs, despite the industry norm against such replacements.

            Management also believes that its experience with engine systems for use on airframes ranging from the Cessna Aircraft Company ("Cessna") Citation to the Boeing 777, is a competitive advantage that enhances the Company's ability to effectively meet the technical requirements of all new engine system designs.

            In connection with new aerospace product development programs, Argo-Tech incurs significant research and development expenditures to design, test and qualify main engine fuel pumps and accessories for engine and airframe OEMs. Prior to 1990, these engine and airframe OEMs reimbursed Argo-Tech for a majority of these research and development expenditures. Since 1990, commercial OEMs have significantly reduced, and in many cases eliminated, the reimbursement of these development programs, which has resulted in increased levels of research and development expenditures funded by Argo-Tech. Research and development expenditures by the Company are expensed as incurred, and for the fiscal years 1994, 1995 and 1996, such expenses totaled $2.5 million, $5.7 million, and $6.4 million, respectively. In addition, customer sponsored research and development expenditures for the fiscal years 1994, 1995 and 1996 totaled $0.8 million, $0.9 million and $1.6 million respectively.

     - Strong Relationship with Customers. The Company has developed strong relationships with its OEM customers (including GE, Pratt & Whitney and Rolls-Royce), airline customers (including American Airlines, Lufthansa, Japan Air Lines and United Airlines) and freight carrier customers (including Federal Express and United Parcel Service). Specifically, the Company has been a major supplier of main engine fuel pumps to Pratt & Whitney for over 40 years, and has maintained a relationship with United Airlines since 1962. Management believes that the Company's reputation for quality and service in the aftermarket has further solidified its strong relationships with its airline and freight carrier customers. In addition to purchasing parts and services in the aftermarket, these customers are also influential in the engine OEM supplier selection process enhancing the Company's ability to secure positions on new engine platforms.

            Management believes that Argo-Tech's relationships with its OEM customers will enhance Carter's ability to sell products to existing Argo-Tech customers. For example, management expects to introduce Carter's cross-feed and shut-off valves to Argo-Tech's existing OEM engine customers such as GE, Pratt & Whitney and Rolls-Royce. The Company believes similar opportunities exist to increase sales of Argo-Tech products to Carter's customers. For example, management expects to introduce Argo-Tech airframe pumps to Carter's business and regional jet OEM customers such as Canadair, Cessna, Gulfstream and Lear.

     - Strong Core Competencies. The Company has developed strong core competencies that management believes will enable it to improve its position as a leading aerospace component supplier and provide opportunities for growth outside its current product lines. These core competencies include: (i) operational skills for low volume manufacturing of high precision fluid flow devices, (ii) the capability to rapidly design unique solutions to difficult fluid flow problems, (iii) skill and experience in meeting the demanding specifications of aerospace customers, the FAA, the U.S. Department of Defense and other regulatory bodies, and (iv) skill and experience in the design of integrated fuel systems and subsystems. These core competencies have enabled the Company to become the sole source supplier for a substantial number of aerospace programs. Management also believes that these core competencies will allow the Company to develop additional fuel system and other high precision products for use throughout the aerospace industry.

     - Experienced Management Team. Argo-Tech's Chairman and CEO, Michael Lipscomb, and five other members of senior management, have been with Argo-Tech or its predecessor since 1980. Under Mr. Lipscomb's leadership, Argo-Tech has reduced inventory levels, improved quality and on-time performance and reduced manufacturing lead times, all of which have contributed to significant increases in gross margins, which have grown from 28.5% for fiscal 1992 to 42.6% for the nine months ended August 2, 1997.

BUSINESS STRATEGY

     The Company's strategy is to maintain its leadership position and to grow through the expansion of its product lines and the pursuit of strategic acquisitions. This strategy includes the following key components:

     - Expansion of Product Lines. The Company plans to apply its core competencies in the aerospace business and to take advantage of its strong reputation and relationships with its customers to expand into specific industrial markets. The Company has utilized its expertise in main engine fuel pump technology to develop industrial engine power generation applications, and plans to capitalize on Carter's expertise in other industrial applications. The Company's strong relationships with GE, Pratt & Whitney and Rolls-Royce have already led to development and production contracts for industrial products such as lube and scavenge pumps and fluid flow dividers. In addition, the high quality and reliability of the Company's main engine fuel pumps have prompted several customers to use the Company's components on certain of their industrial turbine engines. For example, Company-designed and manufactured components are or will be installed on Westinghouse, Pratt & Whitney, GE and Rolls-Royce land based power generation applications. The Company anticipates further developing this business by introducing Carter's products to these customers.

     - Aerospace Growth through Acquisitions. The Company plans to pursue strategic acquisitions in the aerospace and industrial fluid flow device industries in order to capitalize on the trend for development of airframe and engine fluid flow systems that will result in increased reliance on integrated systems providers. For example, the Acquisition expands the Company's product lines to include aerial refueling components, aerospace valves and other fuel transfer control components and enhances its base from which to design, manufacture and deliver a broader range of fuel transfer systems and components. While the Company is currently evaluating, and will continue to evaluate other acquisition opportunities, there are no pending agreements or understandings regarding acquisitions.

     - Enhancement of Operating Efficiencies. Management constantly reviews the Company's operations for opportunities to further reduce costs and increase manufacturing efficiencies through improved utilization of production facilities, continual rationalization of the vendor base and more efficient human resource allocation. Continued enhancements of operating efficiencies include the transfer of certain production to absorb fixed overhead, the installation of integrated computer systems at its Costa Mesa Facility, strengthening of the certified operator and vendor programs and the reassignment of some engineering resources to the development of new products and technologies.

     - Ground Fueling Growth. The Company intends to devote significant resources to the enhancement of sales, marketing and development of ground fueling products. The Company has recently developed digital pressure control valves that incorporate a microprocessor to enhance fuel flow control and accurately measure the pressure in an aircraft's fuel tank during fueling, allowing for reduced fueling time. Although these products have been available for less than a year, the Company has already supplied over 35 systems to various locations around the world, including the Middle East and Latin America. In addition, the Company has identified three new potential product applications for its ground fueling technology: railroad fluid transfers, fueling of off-road construction and mining equipment and LNG nozzles and receptacles used on alternative fuel vehicles. Management believes that these potential product applications could significantly increase the Company's ground fueling sales.

PRODUCTS

  Aerospace OEM

     Main Engine Fuel Pumps. Main engine fuel pumps are precision mechanical pumps, mounted to the engine, that maintain the flow of fuel to the engine at a precise rate and pressure. All Argo-Tech main engine fuel pumps are designed at the Cleveland Facility. These pumps consist of an aluminum body which is cast by one of two selected certified subcontractors. The Company then machines the casting, adds a variety of gears and other components, and performs rigorous testing at the Cleveland Facility. Large main engine fuel pumps vary in size according to the thrust power of the engine for which they are designed, and are typically sold to OEMs at a cost ranging from $8,000 to $17,000 per unit.

     In 1996, the Company received orders for approximately 75% of all new large main engine fuel pumps ordered by large commercial aircraft engine manufacturers worldwide. The Company is the sole source supplier of main engine fuel pumps for all CFM56 series engines, one of the most popular series of large commercial aircraft engines used today. The CFM56 series engines, which power the Airbus A-319, A-320, A-321 and A-340 and the Boeing 737 aircraft, were installed on approximately 61% of all commercial aircraft ordered in 1996. The Company is also the sole source supplier of main engine fuel pumps for all engines used on the Boeing 777 aircraft.

     In 1992 the Company expanded its market to include large regional and business jet applications by securing the BR710 engine program, which is used on the high-end Canadair Global Express and the Gulfstream V aircraft. In 1996, the Company added to its growing base of regional and business jet applications by winning the GE CF34-8C engine program, which is used on the Canadair RJ700 aircraft.

     As shown in the following chart, the Company's main engine fuel pumps are used across the full spectrum of commercial engine designs. The Company believes its experience with engine systems all sizes and performance characteristics is a competitive advantage in the bidding process to become a supplier of components for newly designed engine systems.

     This chart sets forth the following information:

     - All airframes currently in commercial service, denoting those which are not currently in production;

     - The size of such airframes, categorized by engine thrust expressed in pounds; and

     - The engines in service on such airframes for which the Company and its three primary competitors supply main engine fuel pumps. Engines that remain in service, but are no longer in current production, are denoted as such.

------------------------------------------------------------------------------------------------------------------
     ENGINE                          INSTALLED PUMP AND ENGINE TYPE(4)
    THRUST                           ----------------------------------------------------------------------------
 (X 1,000 LBS)        AIRFRAME              ARGO-TECH PUMP            SUNDSTRAND PUMP          LUCAS PUMP          CECO PUMP
------------------------------------------------------------------------------------------------------------------
               Cessna Citation               Williams FJ44            Pratt & Whitney           Allison
                                                                           Canada                Engine
                                                                           PW500                AE 3007
               ------------------------------------------------------------------------------------------------------
               Raytheon Premier 1            Williams FJ44
               ------------------------------------------------------------------------------------------------------
               Beechcraft Beech Jet         Pratt & Whitney
                                             Canada JT15D
               ------------------------------------------------------------------------------------------------------
               British Aerospace                                       Allied Signal
               BAe125                                                     TFE-731
               ------------------------------------------------------------------------------------------------------
     Less      British Aerospace AVRO                                                                            Allied Signal
    Than 10                                                                                                         ALF 507
               ------------------------------------------------------------------------------------------------------
               Dassault Falcon                                           GE/Allied
                                                                       Signal CFE 738
               ------------------------------------------------------------------------------------------------------
               Canadair                                                                                                GE
                Challenger                                                                                           CF34-3
               ------------------------------------------------------------------------------------------------------
               Canadair RJ200                                                                                          GE
                                                                                                                     CF34-3
               ------------------------------------------------------------------------------------------------------
               Embraer EMB-145                                                                  Allison
                                                                                                 Engine
                                                                                                 AE3007
        ------------------------------------------------------------------------------------------------------------------
               Canadair Global              BMW/Rolls-Royce
                Express                         BR 710
               ------------------------------------------------------------------------------------------------------
               Canadair RJ700                 GE CF34-8C
               ------------------------------------------------------------------------------------------------------
               Boeing 727(1) 100/200        Pratt & Whitney
                                                 JT8D
               ------------------------------------------------------------------------------------------------------
               Boeing 737(1)100/200         Pratt & Whitney
                                                 JT8D
               ------------------------------------------------------------------------------------------------------
               McDonnell Douglas DC         Pratt & Whitney
               9(1)                              JT8D
               ------------------------------------------------------------------------------------------------------
     10-22     McDonnell Douglas MD         Pratt & Whitney
               80                                JT8D
               ------------------------------------------------------------------------------------------------------
               Gulfstream IV                                                                  Rolls-Royce
                                                                                                 RR Tay
               ------------------------------------------------------------------------------------------------------
               Gulfstream V                 BMW/Rolls-Royce
                                                BR 710
               ------------------------------------------------------------------------------------------------------
               McDonnell Douglas MD         BMW/Rolls-Royce
               95                               BR 715
               ------------------------------------------------------------------------------------------------------
               Fokker 70, 100(1)                                                              Rolls-Royce
                                                                                                 RR Tay
        ------------------------------------------------------------------------------------------------------------------
               Boeing 737 300/800              GE/SNECMA
                                               CFM56-3,7
               ------------------------------------------------------------------------------------------------------
               Airbus A319                     GE/SNECMA               International
                                                CFM56-5                  Aero V2500
               ------------------------------------------------------------------------------------------------------
     22-35     Airbus A320                     GE/SNECMA               International
                                                CFM56-5                  Aero V2500
               ------------------------------------------------------------------------------------------------------
               Airbus A321                     GE/SNECMA               International
                                                CFM56-5                  Aero V2500
               ------------------------------------------------------------------------------------------------------
               McDonnell Douglas MD                                    International
               90                                                        Aero V2500
        ------------------------------------------------------------------------------------------------------------------
               Airbus A340                     GE/SNECMA
                                                CFM56-5
     35-45     ------------------------------------------------------------------------------------------------------
               Boeing 757                     Rolls-Royce             Pratt & Whitney         Rolls-Royce
                                             RB211-535(3)                  PW2000             RB211-535(3)
        ------------------------------------------------------------------------------------------------------------------
               Boeing 747                   Pratt & Whitney                  GE               Rolls-Royce              GE
                                            JT9(2), PW4000                  CF6                RB211-524           CF6-50(2)
               ------------------------------------------------------------------------------------------------------
               Boeing 767                   Pratt & Whitney                  GE                                        GE
                                            JT9(2), PW4000                  CF6                                    CF6-50(2)
               ------------------------------------------------------------------------------------------------------
               Airbus A300                  Pratt & Whitney                  GE                                        GE
                                            JT9(2), PW4000                  CF6                                    CF6-50(2)
               ------------------------------------------------------------------------------------------------------
               Airbus A310                  Pratt & Whitney                  GE                                        GE
                                                PW4000                      CF6                                    CF6-50(2)
               ------------------------------------------------------------------------------------------------------
     45-75     Airbus A330                    Rolls-Royce                    GE
                                        RB211 - Trent, Pratt &              CF6
                                            Whitney PW4000
               ------------------------------------------------------------------------------------------------------
               McDonnell Douglas MD         Pratt & Whitney                  GE
               11(1)                            PW4000                      CF6
               ------------------------------------------------------------------------------------------------------
               McDonnell Douglas DC         Pratt & Whitney                  GE
               10(1)                        PW4000, JT9(2)                  CF6
               ------------------------------------------------------------------------------------------------------
               Lockheed L1011(1)                                                              Rolls-Royce
                                                                                               RB211-524
        ------------------------------------------------------------------------------------------------------------------
               Boeing 777                     Rolls-Royce
    Greater                                 RB211 - Trent,
    Than 75                            GE GE90, Pratt & Whitney
                                            PW4084, PW4088,
                                            PW4090, PW4098
        ------------------------------------------------------------------------------------------------------------------

---------------

(1) Airframe still in service, but not in current production.

(2) Engine still in service, but not in current production.

(3) The Company replaced the incumbent supplier and will begin supplying main engine fuel pumps in January 1998.

(4) Source: Company Information.

     Airframe Products. Fuel pumps and other airframe fuel transfer control systems in the airframe are necessary to transfer fuel to the engine systems and to maintain aircraft balance by shifting fuel between tanks. The Company manufactures boost and transfer fuel pumps and fuel transfer control components, including fuel flow proportioners, fuel system gate assemblies, and a variety of airframe valves, adapters, nozzles and caps. These components are used to manage storage, fueling, transfer and engine feed functions during ground and flight operations. The Acquisition significantly increases the Company's presence in the airframe fuel transfer control systems market. Pro forma for the Acquisition, the Company supplies airframe fuel transfer control components for more than 100 models of commercial and military aircraft creating an installed base of over 290,000 components.

     Aerial Refueling Systems. The Company is a major supplier of components for aerial refueling systems, which are produced only for military applications. Aerial refueling components manufactured by the Company, including pumps and couplers, are installed in the refueling systems of 100% of U.S. designed military aircraft equipped with such capability. Pressure surges, resulting from unplanned, rapid changes in fuel flow rates, can cause premature failure of fuel system components. Management believes that the Company's expertise in the development of fuel flow control devices that eliminate pressure surges has resulted in the award of several contracts to retrofit aircraft with surge control devices. In 1995, the Company was awarded the first of two sole-source contracts to retrofit the U.S. Air Force's KC-135 fleet with dry run aerial refueling pumps. Valued at approximately $10 million, the initial contract was for 1,060 pumps. The Company anticipates that the second contract, expected to be awarded in late 1997, will be for approximately 1,500 pumps to allow the retrofit of all 600 U.S. Air Force KC-135 aircraft. Management believes that the Company is well-positioned to obtain this contract.

     New Products. The Company has successfully developed new market opportunities which include lube oil and scavenge pumps and fuel flow dividers. Lube oil and scavenging pumps supply lubrication to aerospace and industrial gas turbine engine components. Fuel flow dividers divide fuel flow into precisely metered portions for more efficient combustion and lower emissions. As a result of an investment of more than $1 million, the Company has secured a contract with Rolls-Royce to supply components on an industrial power generation platform which is scheduled to begin production by the end of 1997. Due to aggressive marketing and an established record of performance with its engine customers, the Company has also gained entry into the land-based gas turbine business, securing development and production contracts with GE, Pratt & Whitney, Rolls-Royce and Westinghouse.

     In 1993, McDonnell Douglas awarded the Company the development contract for the 480 gallon external fuel tank used on the Navy's F-18 E/F aircraft. Due to the proprietary design of the internal components of the fuel tank, the Company believes it is well positioned to be awarded the initial production contract, which management believes will exceed 1,000 fuel tanks.

  Ground Fueling Products

     The Company manufactures various ground fueling hydrants, couplers and nozzles for commercial and military airports around the world. The Company estimates that components of its ground fueling equipment systems, which connect the fuel pumps to the fuel receptacles in the aircraft, are installed in approximately 65% of major commercial airports worldwide. Ground fueling systems are used to transfer fuel from underground fuel tanks and ground fueling trucks to the underwing fuel receptacle of the aircraft. In addition to nozzles, couplers and hydrants, the Company also sells pressure control valves and systems. The Company has successfully implemented the use of dry-break technology to its current line of ground fueling products. Dry-break technology, which is used in some military applications, stops the flow of fuel automatically if the fueling connection between the fuel pump and the fuel receptacle breaks free. The Company also developed the AVR2000 Fuel Delivery Meter, a hardware and software system for customized fuel utilization management, data collection and billing.

     New Products. The Company has recently developed digital pressure control valves which incorporate a microprocessor to enhance fuel flow control and allow for accurate measurement of pressure into fuel tanks. In addition, the Company has identified three new potential product applications for its ground fueling technology: railroad fluid transfers, fueling of off-road construction and mining equipment and LNG nozzles and receptacles for use on alternative fuel vehicles. Management believes that these new potential product lines could add significant ground fueling sales.

  Industrial and Other

     The Company has been widely recognized as a leading designer and supplier of high performance submerged motor pumps for liquefied gas. Since 1961, the Company has delivered over 3,400 of the approximately 6,200 liquefied submerged motor gas pumps installed worldwide. The Company sold its OEM business for industrial LNG pumps installed outside North America in 1987. As a result, new pump delivery is extremely limited; however, the Company continues to provide spare parts, testing, and upgrade and repair services. The Company also maintains certain real estate and materials laboratory operations associated with the Cleveland Facility.

AFTERMARKET SALES

     Aftermarket sales comprise the largest component of the Company's business and consist of spare parts sales and overhaul, retrofit, repair and technical support services to commercial and military customers worldwide. Currently, over 35% of the Argo-Tech spare parts sales are attributable to overhaul and repair services performed by the Argo-Tech, with the remaining sales resulting from spare part purchases by third-party shops and airlines. The Company's Cleveland, Costa Mesa and Inglewood facilities overhaul and repair approximately 30% of the products manufactured by the Company. The Costa Mesa Facility also performs overhaul services for non-Company manufactured products. On a pro forma basis, the Company's aftermarket business accounted for approximately 49% of the Company's net revenues during the twelve months ended August 2, 1997.

     The strong demand for the Company's aftermarket parts and services is directly related to the Company's extensive installed base. Since most modern aircraft have a useful life of 25 years or more, and require regular maintenance, spare parts and repair and overhaul services can often generate six or more times the aggregate sales of the OEM program at significantly higher margins. Replacement parts for airframe and engine components must be certified by the FAA and similar agencies in foreign countries, as well as by the specific airline customer. Accordingly, these parts are almost exclusively provided by the original manufacturer of the component in order to avoid the time and expense of recertification.

CUSTOMERS

  Aerospace

     OEM customers for the Company's aerospace products include the world's major aircraft engine manufacturers: Allison Engine, BMW/Rolls-Royce (BRR), GE, Pratt & Whitney (including Pratt & Whitney Canada), Rolls-Royce, SNECMA/GE
(CFMI) and Williams International Corp. Customers for the Company's airframe pumps and valves include Airbus, Boeing, Cessna, Gulfstream, Lear, Lockheed Martin, McDonnell Douglas, Raytheon, Rockwell and various U.S. Government agencies. Orders for military components come to the Company through customers such as Lockheed Martin, McDonnell Douglas and Pratt & Whitney. The Company's aftermarket customers include all major aircraft and engine repair facilities and all major airlines worldwide. Currently the total number of airline and third party customers for spare parts and overhaul services exceeds 200.

     The Company is a leading supplier of components used on U.S. designed military aircraft. The Company's products are used on a variety of fighter, training, transport and cargo aircraft, bombers and helicopters. Military aircraft using the Company's products include the KC-135, F-15, F-16,

F-18, F-22, B-1B, B-2, B-52, C-17, C-130 and CV-Helo. Substantially all of the Company's military products are sold to the U.S. Department of Defense, certain foreign militaries and airframe OEMs including Lockheed Martin, McDonnell Douglas and Northrop. For the twelve months ended August 2, 1997, on a pro forma basis, sales to the U.S. military accounted for approximately 19% of the Company's net revenues.

     Upsilon International Corporation ("UIC"), in its capacity as foreign distributor of Argo-Tech products, accounted for approximately 16% of the Company's net revenues for the twelve months ended August 2, 1997, on a pro forma basis. No other customer accounted for more than 10% of the Company's sales during the twelve months ended August 2, 1997 on a pro forma basis. See "Certain Transactions."

  Ground Fueling

     Most ground fueling products are sold to customers through independent distributors. Customers in the domestic markets include a variety of airlines, airports and various fixed base operators. In international markets, the Company's ground fueling products are purchased by several oil companies, including several state-run oil companies and airport authorities. In 1996, approximately 40% of the Company's ground fueling sales were to customers outside the U.S.

  Industrial and Other

     The industrial customer base includes shipping vessels operated by domestic and foreign carriers, liquefied gas ship loading terminal owners, liquefied gas receiving terminals, petrochemical plants and large architectural and engineering companies worldwide.

SALES AND MARKETING

     The Company markets and sells its aerospace and ground fueling products and services through a combination of direct marketing, sales personnel and independent manufacturing representatives and U.S. and international distributors. The Company supplies spare parts directly to domestic airlines and third-party overhaul shops. Foreign customers of Argo-Tech receive their spare parts from UIC which has a warehouse located in Torrance, California. Foreign customers of Carter receive their spare parts directly from Carter. See "Certain Transactions."

     Engine and airframe OEMs select suppliers of aerospace components primarily on the basis of custom design capabilities, product quality and performance, prompt delivery, price and aftermarket service. The Company believes that it meets these requirements in a timely, responsive manner which has resulted in an extensive installed base of components and substantial aftermarket sales. The Company also staffs an on-site design engineer with two of its customers to represent its products and to work closely with the customer to develop new components.

SUPPLIERS AND RAW MATERIALS

     The Company utilizes a certified supplier program that demands a commitment to 100% quality and on-time deliveries. In addition, for the last several years a comprehensive supplier rating system has been in place at Argo-Tech to measure supplier performance. While Carter's certified supplier program is in an earlier stage of implementation, Argo-Tech believes that its experience will assist Carter in the development of its program. Currently, the Company's total supplier base includes approximately 200 firms. Pro forma for 1996, approximately 40 certified suppliers accounted for a majority of the Company's total purchases. The Company continues to move toward consolidating its supplier base and increasing the number of certified suppliers.

     The largest single expenditure by Carter relates to outsourcing of component machining, which is primarily provided by three long term suppliers. While prices have generally remained constant for two years, the Company has derived significant savings by taking advantage of advances in machining technologies and coordinating engineering with its suppliers.

     Aluminum castings are the highest volume raw material supplied to the Company and are provided by five certified suppliers under long-term arrangements. The Company also buys quantities of steel bar stock to produce gears and shafts from multiple producers. However, CPM-10V, a powdered metal which is essential for the manufacture of certain of the Company's main engine fuel pumps, is a proprietary product available only from Crucible Specialty Metals. The Company does not have a contractual arrangement with Crucible Specialty Metals, but purchases CPM-10V pursuant to standard purchase orders. The Company has approximately a six month supply of CPM-10V that has been produced and is waiting to be released per the Company's manufacturing schedule. Another material has been identified that would replace CPM-10V, but that material has not been certified for use by the Company's customers. The Company believes certification of this material could be obtained before the six month supply has been depleted. See "Risk Factors -- Risks Associated with the Company's Workforce and Suppliers."


MANUFACTURING

     The Company manufactures a major portion of its products at its Cleveland Facility, which was acquired from TRW in 1986. This facility houses the Company's senior management and the majority of its aerospace engineering and design staff, sales team, and production and main distribution facilities. The Cleveland Facility is organized around four manufacturing "cells" that operate its bearing, gear, housing and shaft productions. By creating cells, the necessary people, machinery, materials and methods are organized into four distinct business teams. Within each manufacturing cell are members from each of the Manufacturing, Quality, Production Control, Statistical Process Control, and Manufacturing Engineering disciplines. In addition, the Company's design engineering staff is organized into cells which correspond to and complement the manufacturing cells. The manufacturing and engineering cells work together to meet the Company's integrated operating plan and to ensure timely, production of the Company's products.

     By using the cell structure and continuous improvement initiatives, the Cleveland Facility has greatly improved its production performance and quality since 1986, achieving nearly 100 percent compliance with product development and customer schedule requirements. For example, typical production lead time for a new pump was reduced from nearly 60 weeks after first order in 1991, to less than 20 weeks in 1996, and overdue pump shipments decreased from nearly 500 in 1991 to fewer than 10 in 1996. Management believes that these performance standards are substantially better than those of its competition. Based on industry statistics, management also believes that in 1996, its main engine fuel pumps cost an average of approximately 20% less to operate per flight hour than the pumps of its nearest competitor. Management believes that the Company's manufacturing systems and state-of-the-art equipment are critical competitive factors which permit it to meet the tight tolerances and cost sensitive price structure of aerospace customers.

     In contrast to Argo-Tech's substantial reliance on internal manufacturing, Carter outsources most of its machining and pre-assembly production to external providers. However, Carter does maintain internal equipment capacity which enables it to produce small quantity, quick turn components and to reduce setup/breakdown times on smaller jobs. Carter has consistently achieved lower costs by outsourcing capital intensive tasks such as casting and machining, while completing final assembly and testing on the premises. With lead times of 8 to 50 weeks depending on the complexity of the component, a typical production cycle at Carter takes an additional four weeks once the machined and pre-assembled parts are received.

     In addition to its manufacturing facilities, the Company maintains sophisticated testing facilities at its Cleveland, Inglewood and Costa Mesa locations. These facilities allow for simulation of typical conditions and stresses that will be endured by products during use. Products are also thoroughly tested for design compliance, performance and durability. To facilitate quality control and product development, the Company maintains a sophisticated chemistry and metallurgy laboratory at the Cleveland Facility, which includes a scanning electron microscope.

     Both Argo-Tech and Carter have obtained and preserved their ISO certifications, which is becoming a prerequisite for selling to customers located in Europe. The ISO-9001 Certifications held by the Company are recognized by most of the Company's customers, as well as by the FAA and U.S. Government supply organizations, as the most widely accepted replacement for the Military Standards formerly used in the aerospace industry.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to federal, state and local environmental laws and to regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of hazardous materials and pollutants, govern response actions to hazardous substances which may be or have been released to the environment, and require the Company to obtain and maintain permits in connection with its operations. This extensive regulatory framework imposes significant compliance burdens and risks on the Company. Although management believes that the Company's operations and its facilities are in compliance in all material respects with applicable environmental laws, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of the Company's operations will not require the Company to make significant additional expenditures to ensure compliance in the future. The Company does not presently contemplate material capital expenditures for environmental remediation for the 1997 or 1998 fiscal years.

     The Cleveland Facility is currently the subject of environmental remediation activities, the cost of which is the responsibility of TRW pursuant to the TRW Purchase Agreement. Remediation has been underway since 1989 and is expected to continue for the foreseeable future. Argo-Tech has not borne any material portion of the cost of the remediation and does not expect to do so in the future. TRW has borne all necessary remediation costs and is expected to do so in the future. The Company estimates that TRW has spent in excess of $10 million for environmental remediation at the Cleveland Facility.

     The TRW Purchase Agreement also requires TRW, for a period of 20 years, to indemnify Argo-Tech for (i) costs associated with third party environmental claims relating to environmental conditions arising from activities conducted by TRW in TRW's operation of its Power Accessories Division, which have not been conducted by Argo-Tech after its purchase of the assets of the Power Accessories Division in 1986, and (ii) a portion of the costs associated with third party environmental claims arising from activities conducted by TRW and Argo-Tech, the portion of the costs to be paid by each party being determined based on the length of time each party conducted the activity giving rise to the claim. There have been no third party environmental claims relating to Argo-Tech or the Cleveland Facility.

     In March 1986, a two thousand gallon spent underground storage tank ("UST") was removed from the Costa Mesa Facility. Petroleum hydrocarbon soil contamination was discovered during the UST removal, prompting the Orange County Health Care Agency to require a site assessment. Subsequent site investigations revealed that groundwater underlying the site is impacted by trichloroethene ("TCE") and perchloroethylene ("PCE"). In 1990, the Regional Water Quality Control Board ("RWQCB") issued a Cleanup and Abatement Order (the "Cleanup Order") to Carter related to the investigation and remediation of groundwater contamination. To date, the full lateral extent of the groundwater contamination has not been ascertained. By virtue of its acquisition of Carter, the Company has assumed responsibility for satisfying the Cleanup Order. As part of the Acquisition, the Sellers have agreed to indemnify the Company for, among other things, all costs and expenses related to satisfaction of the RWQCB's Cleanup Order. However, there can be no assurance that the Sellers will satisfy their indemnification obligations with respect to the Cleanup Order. See "Risk
Factors -- Potential Exposure to Environmental Liabilities."

PATENTS AND TRADEMARKS

     The Company has a number of patents and pending patent applications related to its products. While in the aggregate its patents are of material importance to its business, management believes no single patent or group of patents is of material importance to its business as a whole.

GOVERNMENT REGULATIONS

     The commercial aerospace industry is highly regulated by both the FAA in the United States and by the Joint Aviation Authorities in Europe, while the military aerospace industry is governed by military quality (ISO-9000) specifications. The Company is required to be certified by one or more of these entities, and, in some cases, by individual OEMs in order to engineer and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, the operations of the Company would be adversely affected. In the future, new and more stringent government regulations may be adopted, or industry oversight may be heightened, which may have an adverse impact on the Company.

     The Company must also satisfy the requirements of its customers, including OEMs and airlines, that are subject to FAA regulations, and provide these customers with products and services that comply with the government regulations applicable to commercial flight operations. In addition, the FAA requires that various maintenance routines be performed on aircraft components, and the Company currently satisfies or exceeds these maintenance standards in its repair and overhaul services. Several of the Company's operating divisions include FAA-approved repair stations.

     The Company's aviation and metals operations are also subject to a variety of worker and community safety laws. The Occupational Safety and Health Act of 1970 ("OSHA") mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. The Company believes that its operations are in material compliance with OSHA's health and safety requirements.

COMPETITION

     Competition among aerospace component manufacturers is based on price, product quality, reliability and on-time delivery. The Company's primary main engine fuel pump competitors are Sundstrand, CECO and Lucas. Sundstrand is the Company's closest competitor in the main engine fuel pump market. See "Risk Factors -- Competition." Competitors in the Company's other aerospace product lines range in size from divisions of large corporations to small privately held entities, with only one or two components in their entire product line. The Company's primary airframe pump competitors are GEC Aerospace, Hydroaire, a division of Crane Corporation and Intertechnique; the Company's primary airframe valve competitors are Parker Hannifin, ITT Aerospace Controls and Whittaker Controls, Inc. ("Whittaker"); and the Company's primary aerial refueling component competitor is Parker Hannifin.

     Competition among ground fueling product manufacturers is based on price. The Company's primary ground fueling competitor is Whittaker.

BACKLOG

     For Carter, backlog at June 30, 1997 and June 30, 1996 amounted to approximately $29 million and $37 million, respectively. Backlog consists of firm orders for Carter's products which have not been shipped. Approximately 57% of the Carter's backlog at June 30, 1997 is expected to be shipped before December 31, 1997. However, due to the government funding process, backlog can vary on a period to period basis due to the stage of completion of the contracts represented by such backlog. Argo-Tech has no backlog of firm orders for its products.

PROPERTIES AND FACILITIES

     The Company owns and operates a 150-acre Business Park, which includes 1.8 million square feet of engineering, manufacturing and office space. The Company occupies approximately 475,000 square feet for its main engine fuel pump business and leases over one million square feet of the facility to third parties. Management believes that the Cleveland Facility's machinery, plants and offices are in satisfactory operating condition, and has sufficient capacity to meet foreseeable future needs without incurring significant additional capital expenditures.

     The Company also owns the 9.2 acre Costa Mesa Facility, which encompasses 165,000 covered square feet and manufactures certain of the Company's airframe products and accessories and, ground fueling and aerial refueling equipment. Management believes that the Costa Mesa Facility has sufficient capacity to permit further growth in the Company's product lines without significant additional capital expenditure.

     The Company's Inglewood, California leased facility occupies approximately 10,000 square feet and includes available space for expansion. Its primary purpose is to repair and overhaul main engine fuel pumps owned by airline customers. Inglewood's assets include test stands for testing fuel pumps after overhaul and a small machine shop for simple rework of pump components.

EMPLOYEES

     As of July 31, 1997, the Company had 763 full-time employees; of which, 459 are salaried and 304 are hourly. Over 36% of the salaried employees have college degrees, with over 10% holding advanced degrees. The 217 hourly employees located at the Cleveland Facility are represented by the UAW under a collective bargaining agreement expiring on March 31, 2000 and have an average of over 18 years of experience in the industry.

LEGAL PROCEEDINGS

     While the Company is not presently involved in any material legal proceedings, during the ordinary course of business, the Company, from time to time, is threatened with, or may become a party to, legal actions and other proceedings. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

                                   MANAGEMENT

     DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY. The following table sets forth certain information concerning the directors and executive officers of the Company. Directors serve until their successors are elected at each annual meeting. Officers hold office until their successors are elected and qualified.

                                            YEARS IN
               NAME                  AGE    INDUSTRY                      POSITION
----------------------------------   ---    --------    --------------------------------------------
Michael S. Lipscomb...............   51        25       Chairman, President & CEO, Director
David L. Chrencik.................   46        20       Vice President, Operations
Yoichi Fujiki.....................   47         6       Vice President and Treasurer, Director
Paul R. Keen......................   48        20       Vice President, General Counsel & Secretary
Badrik Melikian...................   44        10       Chief Operating Officer, Carter
Frances S. St. Clair..............   42         6       Vice President and CFO
Remi de Chastenet.................   25                 Director
Thomas F. Dougherty...............   54                 Director
Prakash A. Melwani................   39                 Director
Robert Y. Nagata..................   52                 Director
Karl F. Storrie...................   60                 Director

     Michael S. Lipscomb has been Chairman, President & Chief Executive Officer since 1994. Mr. Lipscomb joined TRW's corporate staff in February 1981 and was made Director of Operations for the Power Accessories Division in 1985. Mr. Lipscomb was named Vice President of Operations when Argo-Tech was formed in 1986, becoming President in 1990 and Chairman in 1994. Mr. Lipscomb has also served as a director of the Company and Parent since 1990.

     David L. Chrencik has been Vice President, Operations since December 1990. Since joining Argo-Tech (TRW) in 1977, Mr. Chrencik has held various manufacturing engineering and operations management positions.

     Yoichi Fujiki has been Vice President and Treasurer since joining Argo-Tech in 1991. Prior to joining Argo-Tech, he was Senior Vice President and Chief Credit Officer of American Pacific State Bank in Los Angeles. Mr. Fujiki has also served as a director of the Company since 1991.

     Paul R. Keen has been Vice President, General Counsel and Secretary since 1990. Mr. Keen was named Vice President and General Counsel in 1987, and became Secretary in December 1990. Prior to 1987, he spent the majority of his career with TRW as Senior Counsel, Securities and Finance and as primary legal counsel to two operating groups.

     Badrik Melikian has been Chief Operating Officer of Carter since January 1994. Mr. Melikian joined Carter in 1987 and held management positions in Carter's Ground Fueling Group before becoming the General Manager of the Industrial Marine division when it was formed in 1990.

     Frances S. St. Clair has been Vice President and Chief Financial Officer since 1992. Ms. St. Clair joined the Company in 1991 as Controller and was promoted to Vice President and Controller in November 1991. Prior to joining Argo-Tech, Ms. St. Clair served as the Vice President and Controller of the Sheffield Measurement Unit of the Cross and Trecker Corporation, a machine tool manufacturer. Ms. St. Clair received her C.P.A. certification in 1984.

     Remi de Chastenet became a director of the Company and Parent in 1997. Mr. de Chastenet previously worked at Vestar Capital Partners as a Financial Analyst.

     Thomas F. Dougherty has served as a director of the Company and Parent since 1995. Mr. Dougherty is President of the Columbiana Boiler Company, a chemical and materials fabricator, Chairman of Anderson Columbiana Trading Corporation, a wholesaler of storage and transportation tanks for gas and liquids, and President of Dougherty Development Corp., a venture capital investment company. Mr. Dougherty is also a principal in Dougherty Capital Partners, a private equity investment fund.

     Prakash A. Melwani has served as a director of the Company since 1990. Mr. Melwani is a founding partner of Vestar, which organized the Vestar Investment Partnership to acquire Argo-Tech in 1990. Mr. Melwani is also a director of Alvey Systems, Inc.

     Robert Y. Nagata has served as a director of Parent since 1990, and became a director of the Company in 1997. Mr. Nagata is a partner in the Los Angeles law firm of Musick, Peeler & Garrett.

     Karl F. Storrie has served as a director of the Company since 1990. Mr. Storrie is President, CEO and a director of Dura Automotive Systems, Inc.

EXECUTIVE COMPENSATION

     The following table sets forth, for fiscal 1996, certain information about the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executives").

                                                   ANNUAL COMPENSATION
                                             -------------------------------         ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR      SALARY        BONUS       COMPENSATION(1)(2)
------------------------------------------   ----     ---------     --------     ------------------
Michael S. Lipscomb.......................   1996     $ 263,680     $120,075          $ 21,334
  Chairman, President and CEO
David Chrencik............................   1996     $ 126,022     $ 57,037          $  4,457
  Vice President, Operations
Yoichi Fujiki.............................   1996     $ 131,072     $ 49,654          $  4,754
  Vice President and Treasurer
Paul R. Keen..............................   1996     $ 146,552     $ 66,737          $  5,574
  Vice President, General Counsel and
  Secretary
Frances S. St. Clair......................   1996     $ 126,022     $ 57,037          $  3,436
  Vice President and CFO

---------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of salary plus bonus of any of the Named Executives in 1996.

(2) The amounts listed consist of the value of life insurance provided by the Company for the benefit of the Named Executives in excess of the value of life insurance provided by the Company for the benefit of all other salaried employees.

CERTAIN AGREEMENTS

  Management Retention Agreements

     Stay Pay and Severance Agreements. The Company has entered into Stay Pay and Severance Agreements (the "Severance Agreements") with each of the Named Executives. The Board of Directors of the Company believes that such Severance Agreements benefit the Company by securing the continued services of key management personnel and by enabling management to perform their duties and responsibilities without the distracting uncertainty generally associated with a change in control.

     The Severance Agreements provide that, if a Change in Control (as defined in the Severance Agreements) occurs and the executive remains employed by the Company on a full-time basis through the effective date of the Change in Control, the executive will receive a single lump sum payment equal to 25% of the sum of the highest annual base salary and the highest bonus amount received by the executive in the preceding five years (the "Stay Payment").

     The Severance Agreements also provide that if an executive's full-time employment is terminated without Cause (as defined in the Severance Agreements), either before or after a Change in Control has occurred, or upon a voluntarily termination of employment by an executive upon the reduction of his or her base salary by 5% or more, if such reduction is not a result of a Company policy to reduce the salaries of a substantial number of officers or employees, or if the executive ceases to be employed in a position involving substantially the same level of responsibility or duties as performed by the executive on the date the Severance Agreement was executed (a "Qualifying Voluntary Termination"), the executive will receive a payment consisting of a single lump sum equal to the sum of the highest annual base salary and the highest bonus amount received by the executive in the preceding five years (the "Basic Severance Payment").

     Additional payments will be made to the executive in the event that a Change in Control has occurred and the executive's employment is terminated without Cause within the six-month period following the effective date of such Change in Control, or upon a Qualifying Voluntary Termination within such period. The executive will receive payments equal to the amount the executive would have received had employment continued, at the same intervals and at the same rate of base salary the executive was receiving during the month preceding termination, until the six-month anniversary of the effective date of the Change in Control (the "Additional Severance Payments"). The Additional Severance Payments, if paid, would be in addition to the Basic Severance Payment and the Stay Payment.

     Each executive is entitled to several other benefits contained in the Severance Agreements, including (i) life, health, medical/hospital, dental, and vision insurance benefits for a period of 12 months in the event that an executive's full-time employment is terminated without Cause or upon a Qualifying Voluntary Termination, either before or after a Change in Control has occurred and (ii) gross-up payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code upon any payment made to the executive under the Severance Agreements, subject to certain limitations defined in therein.

     The Company has agreed to be solely responsible for any and all attorneys' fees and related expenses incurred by the executive in the event that the Company fails to comply with its obligations under the Severance Agreements.

     Trust Agreement. In connection with a Stay Pay Agreement, dated February 13, 1989 entered into between the Company and Mr. Lipscomb (the "Original Stay Pay Agreement"), the Company and Key Trust Corporation of Ohio, N.A. (as successor to Society National Bank) (the "Trustee") entered into a Trust Agreement, dated as of October 28, 1994, (the "Trust Agreement") establishing an irrevocable grantor trust (the "Trust") for the benefit of Mr. Lipscomb (the "Beneficiary") or any Successor (as defined in the Trust Agreement). The Original Stay Pay Agreement provides for payment of $315,600 (the "Payment") on January 1, 2007, or earlier, upon Mr. Lipscomb's voluntary or involuntary termination of full-time employment with the Company, with or without Cause (as defined in the Original Stay Pay Agreement).

     The assets to be held by the Trust include the original deposit of principal and any other contributions made at the option of the Company (the "Trust Assets"). The Trust Assets are to be disposed of by the Trustee when the Trustee receives either (i) a certificate and affidavit signed by the Beneficiary or Successor, in the form attached to the Trust Agreement, stating that the conditions under the Original Stay Pay Agreement have occurred and the Beneficiary or Successor is entitled to the Payment or (ii) a written direction certified by two officers of the Company other than the Beneficiary or Successor. If the amount disbursed by the Trustee is insufficient to fully fund the Payment specified under the Original Stay Pay Agreement, the Company will be required to pay the balance. However, if the amount disbursed by the Trustee exceeds the amount to which the Beneficiary or Successor is entitled under the Severance Agreement, the Beneficiary or Successor is entitled to retain such excess. The Trust Assets and any income earned on such Trust Assets remain at all times subject to the claims of general creditors of the Company under state and federal law.

     The Original Stay Payment Agreement also provides for the payment of attorneys' expenses if enforcement of the contract becomes necessary, and contains certain restrictions on Competitive Activity (as defined in the Original Stay Pay Agreement). The benefits provided by the Original Stay Pay Agreement and the Trust Agreement are in addition to the benefits provided under the Severance Agreements and Mr. Lipscomb's Additional Contract (as defined).

     Additional Employment Agreements and Arrangements. The Company has entered into additional employment contracts with two of the Named Executives, Mr. Lipscomb and Mr. Keen (collectively, the "Additional Contracts"). Each Additional Contract provides for the payment of severance benefits upon termination of employment without Cause (as defined in the Additional Contracts). In the event of such a termination, Mr. Lipscomb will receive all salary and bonuses for a period of twelve months from the date of termination, in an amount equal to all salary and bonuses received during the twelve month period immediately preceding termination. Mr. Keen will receive, in the event of such a termination, a single lump sum payment equal to 24 months of his base salary, in an amount calculated from the base salary in effect for the full month immediately preceding the date of termination. Both Mr. Lipscomb and Mr. Keen will receive life, health, medical/hospital, dental and vision insurance benefits for a period of twelve months. Mr. Keen's Additional Contract also provides for the payment of attorneys' expenses if enforcement of the contract becomes necessary, and contains restrictions on Competitive Activity (as defined in the Additional Contract). The benefits provided by the Additional Contracts are provided in addition to the benefits provided under the Severance Agreements, the Original Stay Pay Agreement and the Trust Agreement.

COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS OF THE COMPANY

  Retirement Plan

     Salaried Pension Plan. The Company maintains the Argo-Tech Corporation Salaried Pension Plan (the "Salaried Pension Plan"). The Salaried Pension Plan was established effective November 1, 1986. Prior to July 1, 1994, regular, permanent, salaried employees of the Company were eligible to participate in the Salaried Pension Plan. Participation in the Salaried Pension Plan was closed to any person who was not a participant on June 30, 1994, and all benefit accruals ceased as of the close of business on June 30, 1994. The benefits of participants in the Salaried Pension Plan who were employees on June 30, 1994, became vested (to the extent otherwise non-vested) as of the close of business on June 30, 1994. Employee contributions were neither required nor permitted. All Salaried Pension Plan assets are presently invested in an annuity contract with Aetna Life Insurance Company as the funding agent.

     The monthly normal retirement benefit under the Salaried Pension Plan is 1.25% of a participant's final average monthly compensation multiplied by the participant's years of benefit service. Compensation earned after June 30, 1994, and service performed after June 30, 1994, are not taken into account in determining a participant's benefit under the Salaried Pension Plan. Final average monthly compensation means the average monthly compensation (computed before withholdings, deductions for taxes or other purposes, and salary reduction amounts under the Argo-Tech Employee Savings Plan (the "Salaried Savings Plan")) paid or payable to the participant for the five calendar years which produce the highest such average, determined as if the participant's employment terminated on June 30, 1994 (or, if earlier, the date the participant's employment actually terminated or the participant ceased to be within the class of employees eligible to participate in the Salaried Pension
Plan). If a participant ceased to be within the class of employees eligible to participate or a participant's employment terminated (or is deemed to have terminated) prior to July 1 of a calendar year, that calendar year is not taken into account for purposes of determining final average monthly compensation. A participant's vested benefit cannot be less than the participant's vested benefit under the Salaried Pension Plan, if any, as of October 31, 1989.

     Under the Internal Revenue Code of 1986, as amended (the "Code"), the maximum annual retirement benefit payable under the Salaried Pension Plan and the maximum amount of annual compensation that can be taken into account in calculating benefits under the Salaried Pension Plan are limited.

     At retirement, based on benefits accrued as of June 30, 1994, the monthly retirement benefits payable to each of the individuals named in the Summary Compensation Table are:

                                     NAME                            MONTHLY BENEFIT
            ------------------------------------------------------   ---------------
            Michael S. Lipscomb...................................      $1,799.32
            David L. Chrencik.....................................      $  949.57
            Yoichi Fujiki.........................................      $  488.15
            Paul R. Keen..........................................      $1,188.83
            Frances S. St. Clair..................................      $  411.56

     The benefits shown above are in the form of a single life annuity commencing as of the first day of the month after the participant attains age
65. Benefits may commence at any time after age 55 if the participant had at least five years of service when the participant's employment terminated. Actuarial reductions would apply for early commencement and for payment in the form of a joint and survivor annuity.

     The normal form of payment under the Salaried Pension Plan is a single life annuity; however, participants may elect payment of retirement benefits under several joint and survivor forms of payment, subject to the requirement that a married participant receive benefits in the form of a joint and survivor annuity with the spouse as contingent annuitant unless the spouse consents to the participant's election of another form of payment, another contingent annuitant, or both, as applicable.

  Salaried Savings Plan

     The Company's Salaried Savings Plan became effective on May 1, 1987. Regular, permanent, salaried employees of the Company who have completed at least 3 months of service are eligible to participate in the Salaried Savings Plan. All assets of the Salaried Savings Plan are held in trust by Key Trust Company of Ohio, N.A., the current Trustee.

     Participants may elect to have "tax-deferred" (401(k) compensation reduction) contributions made to the Plan of up to 13% of their eligible compensation. Participants may also elect to have after-tax contributions made to the Plan of up to 10% of their eligible compensation. With respect to periods prior to July 1, 1994, the Salaried Savings Plan provided for employer matching contributions as follows: Basic matching contributions of 25% of each participant's tax-deferred contributions in excess of 3% of compensation and discretionary additional matching contributions of a percentage (within the range of 0% and 125% established for each fiscal year (the "Plan Year")) of each participant's tax-deferred contributions not in excess of 3% of compensation. Employer matching contributions to the Salaried Savings Plan ceased on July 1, 1994. A participant's benefit under the Salaried Savings Plan is the balance of the participant's accounts attributable to after-tax contributions and the vested balance of the participant's accounts attributable to employer matching contributions. Tax-deferred contributions and after-tax contributions are always 100% vested. Participants (including former employees) whose accounts attributable to employer matching contributions had not been forfeited prior to November 1, 1994, became, to the extent otherwise non-vested, 100% vested. Benefits are payable in the form of a single lump sum payment.

     Under the Code, the maximum annual contributions that can be made to the Salaried Savings Plan and the maximum amount of annual compensation that can be taken into account in calculating contributions to the Salaried Savings Plan are limited. Contributions for a plan year on behalf of certain highly compensated individuals may also be limited to comply with nondiscrimination requirements under the Code.

     Benefits are generally payable after a participant is separated from service. A participant who is an employee may, however, apply for an in-service distribution of all or a portion of the participant's vested account balance after attainment of age 59 1/2 or in the event of a hardship (as defined in the Salaried Savings Plan). A participant may apply for an in-service distribution of after-tax contributions at any age and for any reason. A participant who is a "party in interest" may apply for a loan of up to 50% of the participant's vested account balance under the Salaried Savings Plan.

  Employee Stock Ownership Plan

     The Company established its ESOP (as defined) effective May 17, 1994. Salaried employees of the Company are eligible to participate in the ESOP. Key Trust Company of Ohio, N.A., serves as Trustee (the "ESOP Trustee"), and holds in trust all of the ESOP's assets.

     On May 17, 1994, the ESOP Trustee purchased 420,000 shares of Parent Stock with the proceeds of a $16,800,000 loan to the ESOP from Argo-Tech Corporation. The term of the loan, unless it is prepaid or accelerated, ends on April 28, 2004. The interest rate for the ESOP loan is fixed for the ten year term at 7.16% per annum. The purchase price for the Parent Stock was $40 per share. The Company agreed to make contributions to the ESOP necessary to repay the loan.

     The shares of Parent Stock purchased by the ESOP with the proceeds of the loan are held in an ESOP suspense account and released to eligible participants on a pro rata basis as loan principal payments are made. Shares released from the ESOP for the Plan Year are allocated to each eligible participant's ESOP account based on the ratio of each such participant's eligible compensation to the total eligible compensation of all eligible ESOP participants. Forfeitures of the ESOP accounts of non-vested participants are reallocated among eligible participants in the same manner as shares of Parent Stock released from the suspense account.

     For the Plan Years ended October 31, 1994, October 31, 1995, and October 31, 1996, the number of shares of Parent Stock released from the suspense account were, 21,000, 42,000, and 42,000, respectively. Based on the loan payment schedule, the number of shares of Parent Stock released from the suspense account each future Plan Year during the loan period would be:

                                                                      NUMBER OF
                              PLAN YEAR ENDING                     SHARES RELEASED
            ----------------------------------------------------   ---------------
            October 31, 1997....................................        42,000
            October 31, 1998....................................        42,000
            October 31, 1999....................................        42,000
            October 31, 2000....................................        42,000
            October 31, 2001....................................        42,000
            October 31, 2002....................................        42,000
            October 31, 2003....................................        42,000
            October 31, 2004....................................        21,000

     If the Company makes additional contributions to the ESOP, the ESOP would use such contribution to "prepay" the loan, and shares would be released from the suspense account more rapidly than shown above. If, however, for any reason the Company does not make contributions to the ESOP to pay the principal on the loan as described above, the shares would not be released from the suspense account as rapidly as shown above.

     The Company may, for any Plan Year, make additional discretionary contributions for the benefit of ESOP participants. The Company's contributions may be made in cash, shares of qualifying employer securities, or other property.

     Whether the ESOP will acquire additional shares of Parent Stock or other qualifying employer securities in the future depends upon future business conditions. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     ESOP participants may elect to receive the shares of qualifying employer securities credited to their accounts after their termination of employment, and in certain instances, after attaining age 55 with 10 or more years of participation in the ESOP. ESOP participants vest in their ESOP accounts 20% per year of service, and service prior to the effective date of the ESOP counts for this purpose. An ESOP participant can require the Company to purchase qualifying employer securities received from the ESOP at the value the stock then has, as determined for ESOP purposes (a "put option"). Shares of qualifying employer securities distributed from the ESOP are subject to a "right of first refusal" in favor of the Company or the ESOP at the value the stock then has, as determined for ESOP purposes. The put option and right of first refusal will no longer apply if the qualifying employer securities become tradeable on an established securities market.

     Voting rights on and decisions whether to tender or exchange shares of qualifying employer securities held in the ESOP are "passed through" to ESOP participants. Each participant is entitled to direct the ESOP Trustee as to the voting of (1) shares of qualifying employer securities credited to the participant's account; and (2) a proportionate part of the unallocated shares of qualifying employer securities held in the ESOP suspense account and shares of qualifying employer securities allocated to participants' ESOP accounts as to which no direction is received by the ESOP Trustee. In the event of a tender or exchange offer for qualifying employer securities held in the ESOP, each participant is entitled to direct the ESOP Trustee whether to tender or exchange shares of qualifying employer securities held in the ESOP in a manner similar to the voting directions described above.

     Because the employers' contributions to the ESOP are not fixed, benefits payable under the ESOP cannot be estimated.

     For the Plan Year ended October 31, 1996, the number of shares of Parent Stock allocated under the ESOP to the accounts of the individuals named in the Summary Compensation Table were:

                                                             SHARES ALLOCATED
                                                  --------------------------------------
                                                     YEAR ENDED          CUMULATIVE TO
                           NAME                   OCTOBER 31, 1996      OCTOBER 31, 1996
            -----------------------------------   ----------------      ----------------
            Michael S. Lipscomb................       389.4886             1062.3804
            David L. Chrencik..................       389.4886             1022.8018
            Yoichi Fujiki......................       389.4886             1044.5887
            Paul R. Keen.......................       389.4886             1062.3804
            Frances S. St. Clair...............       389.4886             1013.4160

     Generally Accepted Accounting Principles require that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP is borrowing from the Company, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly issued shares of Parent Stock from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares of Parent Stock are allocated to the ESOP participants.

     The Internal Revenue Service has issued a determination letter that the ESOP is qualified under Section 401(a) of the Code and is an employee stock ownership plan under Section 4975(e)(7) of the Code. Contributions to the ESOP and allocations to the accounts of eligible participants thereunder are subject to applicable limitations imposed under the Code. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations thereunder.

  ESOP Excess Benefit Plan

     The Company maintains an unfunded plan to provide for cash payments to employees participating in the ESOP in respect of reduction to allocations to their ESOP accounts because of limitations under the Code applicable to tax-qualified plans (the "ESOP Excess Benefit Plan"). Benefits under the ESOP Excess Benefit Plan vest in the same manner as benefits under the ESOP and are payable at the same time or times as benefits under the ESOP are distributable from the ESOP, or in the case of benefits with respect to qualifying employer securities subject to the put option under the ESOP at the time the ESOP Excess Benefit Plan participant exercises (or is deemed to have exercised) a hypothetical "put option" under the Excess Benefit Plan. All benefits under the ESOP Excess Benefit Plan are payable solely from the Company's general assets.

     The Company maintains a bookkeeping account for amounts credited to the accounts of ESOP Excess Benefit participants. For the Plan Year ended October 31, 1996, the amounts credited to the ESOP Excess Benefit Plan accounts of the individuals named in the Summary Compensation Table were:

                                                       EQUIVALENT SHARES ALLOCATED
                                                  --------------------------------------
                                                     YEAR ENDED          CUMULATIVE TO
                           NAME                   OCTOBER 31, 1996      OCTOBER 31, 1996
            -----------------------------------   ----------------      ----------------
            Michael S. Lipscomb................        582.675              1,267.954
            David L. Chrencik..................         73.425                 73.425
            Yoichi Fujiki......................         67.500                100.626
            Paul R. Keen.......................        150.125                250.154
            Frances S. St. Clair...............         73.425                 73.425

  Incentive Stock Option Plans

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE VALUE
                                              % OF                                                  AT ASSUMED ANNUAL RATES
                             NUMBER OF       TOTAL                                                       OF STOCK PRICE
                             SECURITIES     OPTIONS                                                       APPRECIATION
                             UNDERLYING    GRANTED TO    EXERCISE OR   MARKET PRICE                   FOR OPTION TERMS($)
                              OPTIONS     EMPLOYEES IN   BASE PRICE      ON DATE      EXPIRATION   --------------------------
            NAME              GRANTED     FISCAL YEAR      ($/SH)        OF GRANT        DATE        0%       5%        10%
---------------------------------------   ------------   -----------   ------------   ----------   ------   -------   -------
Michael S. Lipscomb..........    1,990        20.1%        $ 10.00         58.63        11/09/01   96,774   129,008   168,004
David L. Chrencik............      790         8.0%        $ 10.00         58.63        11/09/01   38,418    51,214    66,695
Yoichi Fujiki................      790         8.0%        $ 10.00         58.63        11/09/01   38,418    51,214    66,695
Paul R. Keen.................      790         8.0%        $ 10.00         58.63        11/09/01   38,418    51,214    66,695
Frances S. St. Clair.........      790         8.0%        $ 10.00         58.63        11/09/01   38,418    51,214    66,695

     1991 Performance Stock Option Plan. The 1991 Performance Stock Option Plan provides for option agreements on the purchase of Class D non-voting Parent Stock, at a price of $10.00 per share, unless and until such stock is offered for sale to the public, in which case the price will be not less than fair market value. The options, which were granted by the Compensation Committee of Parent upon the recommendation of the Argo-Tech Compensation Committee, expire on November 9, 2001. The options may be exercised only in quarters over four successive years, but shall become exercisable in full in the event that the shares become registered or traded on a national exchange or in the event of a change in control.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISABLE          IN-THE-MONEY OPTIONS
                                        SHARES                    OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END($)
                                      ACQUIRED ON     VALUE      ----------------------------    ----------------------------
               NAME                    EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Michael S. Lipscomb................        0             0          7,432           2,238          361,418         108,834
David L. Chrencik..................        0             0          2,097             893          101,977          43,427
Yoichi Fujiki......................        0             0            497             893           24,169          43,427
Paul R. Keen.......................        0             0          2,097             893          101,977          43,427
Frances S. St. Clair...............        0             0          2,097             893          101,977          43,427

     1991 Management Incentive Stock Option Plan. The 1991 Management Incentive Stock Option Plan provides for option agreements on the purchase of Class A voting Parent Stock, at a price not less than $10.00 per share unless and until the stock is offered for sale to the public, in which case the price will be not less than fair market value. The options, which were granted by the Compensation Committee of Parent upon the recommendation of the Argo-Tech Compensation Committee, expire on November 9, 2001. The options may be exercised only in quarters over four successive years, but shall become exercisable in full in the event that the shares become registered or traded on a national exchange, or in the event of a change in control.

  Executive Life Insurance Plan

     The Company's executive life insurance plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to such officers and key employees consists of basic term and whole life insurance coverage equal to 3 times the individual's salary.

  Bonus Plan

     The Company has in effect a plan pursuant to which officers and other key management employees may receive cash bonuses paid upon (1) the achievement of specified cash flow goals in the preceding fiscal year and (2) individual performance. The amounts of such bonus awards are approved by the Compensation Committee of the Company.

  Compensation of Directors

     The Company pays each Director a quarterly fee of $2,500. Each director also receives $3,000 plus reasonable out-of-pocket expenses for each board meeting attended. Members of the Audit and the Compensation Committees of the Company receive $3,000 for attendance at a committee meeting that is not held on the same day as a meeting of the Board of Directors.

     The members of the Company's Audit Committee are Thomas F. Dougherty, Remi de Chastenet and Karl F. Storrie. The members of the Company's Compensation Committee are Prakash A. Melwani, Karl F. Storrie and Robert Y. Nagata. The members of the Compensation Committee of Parent are Michael S. Lipscomb and Robert Y. Nagata.

CERTAIN TRANSACTIONS

  UIC Distribution Agreement

     UIC, a company owned by YCI (which is under the control of Mr. Yamada, Parent's majority stockholder), was appointed by Argo-Tech as its exclusive distributor of Argo-Tech products in 1990 with respect to the Japanese market and in 1994 for the entire international market under a long-term agreement (the "Distribution Agreement"). Management believes that the Distribution Agreement was entered into on terms and conditions customary for the industry in all respects with the exception of the basic contract term of 50 years and termination provisions which are more favorable to UIC than industry norm. The Distribution Agreement provides for a 15% discount from

Argo-Tech catalog prices on all purchases of Argo-Tech products by UIC. For the twelve months ended August 2, 1997, on a pro forma basis, sales by UIC accounted for approximately 16% of the Company's net revenues.

  Vestar Consulting Agreement

     The Company has retained Vestar (of which Prakash A. Melwani, a director of the Company, is a Managing Director) to provide it with financial and corporate consulting services. In exchange for such services, the Company has agreed to pay Vestar an annual consulting fee of approximately $110,000, payable semi-annually in advance, plus Vestar's reasonable out-of-pocket costs and expenses. Management believes that these terms of the consulting agreement are no less favorable to the Company than would have been available pursuant to arms' length negotiations with unaffiliated parties. The consulting agreement will continue until December 31, 2000 and thereafter shall be renewed automatically for additional one-year terms unless the Company or Vestar gives written notice of termination.

  Officer Loans

     Several of the Named Executives have entered into presently outstanding loan agreements with Parent. The largest amount of indebtedness outstanding since the beginning of fiscal 1996 was: $243,418 (Mr. Lipscomb), $222,026 (Mr.
Keen) and $81,421 (Mr. Chrencik). Each loan is due October 28, 2000 and accrues interest at 6.75% annually. These loans, secured by a pledge of Parent Stock, were extended for the purchase of Parent Stock, or for the personal use of the Named Executive. Each of the Named Executives having an outstanding loan has entered into a Pledge Agreement and Promissory Note with Parent in connection with such loans. Management believes that the terms of these loans are no less favorable to the Company than would have been available pursuant to arms' length negotiations with unaffiliated parties.

  The Note Repayment

     In March 1997, Parent purchased all of its redeemable preferred stock from the two preferred stockholders, AT LLC and Vestar/Argo-Tech Investment Limited Partnership (the "Vestar Investment Partnership"). AT LLC's preferred stock was purchased, including accrued dividends, in exchange for subordinated notes in the aggregate principal amount of $41.1 million (the "Parent Notes") and cash of $2.1 million. Vestar Investment Partnership's preferred stock was purchased, including accrued dividends, in exchange for cash of $2.0 million. The Company also had notes payable in the aggregate principal amount of $5.0 million (the "AT Notes," and together with the Parent Notes, the "Existing Notes"). The AT Notes were issued to the Yamada Trust, a trust organized under an irrevocable trust agreement, and were subordinate to the Company's senior debt. The Existing Notes were repaid with the proceeds of the Offering. See "Summary -- The Transactions" and "Certain Transactions."

                             PRINCIPAL STOCKHOLDERS

     The Company is a wholly owned subsidiary of Parent, which owns 3,000 shares, or 100% of the Argo-Tech's Common Stock, par value of $.01 per share. The shares of the Company held by the Parent are the only shares of the Company's capital stock that are outstanding. The following table sets forth the ownership of the Parent Stock as of August 2, 1997 by (i) each person known to the Company to be the beneficial owner of more than 5% of any class of Parent Stock, (ii) each director of the Company and (iii) all directors and executive officers of the Company as a group. On August 2, 1997, the number of shares of Parent Stock outstanding was 1,363,493 shares.

     Shares of Parent's Class A and Class B Stock are voting shares and are identical in all respects. Shares of Parent's Class C Stock are non-voting shares which are convertible into shares of Parent's Class B Stock pursuant to the terms of the 1994 Stockholders Agreement. Shares of Parent's Class D Stock are non-voting, and all such shares are currently unissued and reserved for issuance pursuant to the 1991 Performance Stock Option Plan. No Parent's Class D Stock options have been exercised.

                                               NUMBER OF      NUMBER OF      NUMBER OF
                                               SHARES OF      SHARES OF      SHARES OF      PERCENT OF CLASS
                  NAME OF                       CLASS A        CLASS B        CLASS C      ------------------
              BENEFICIAL OWNER                COMMON STOCK   COMMON STOCK   COMMON STOCK     A      B      C
            --------------------              ------------   ------------   ------------   -----   ----   ---
AT Holdings, LLC............................      20,000     614,000(2)        27,560        3.1   89.1   100
  1890 Highway 50 East
  Suite 4
  Carson City, NV 89701
Key Trust Company of Ohio, N.A.(1)..........     415,520             --            --       64.2     --    --
  127 Public Square
  Cleveland, OH 44114
Sunhorizon International, Inc...............     129,402             --            --       20.0     --    --
  13221 Ranchwood Road
  Tustin, CA 92680
YC International Inc........................          --      75,000(2)            --         --   10.9    --
  725 South Figueroa Street
  Suite 3870
  Los Angeles, CA 90117
Chrencik, David.............................       5,512                                      **     --    --
de Chastenet, Remi*.........................          --             --            --         --     --    --
Dougherty, Thomas*..........................       1,654             --            --         **     --    --
Fujiki, Yoichi*.............................       2,000             --            --         **     --    --
Keen, Paul..................................      12,027             --            --        1.9     --    --
Lipscomb, Michael*..........................      20,670             --            --        3.2     --    --
Melwani, Prakash*...........................          --             --            --         --     --    --
Nagata, Robert*.............................          --             --            --         --     --    --
St. Clair, Frances..........................       5,812             --            --         **     --    --
Storrie, Karl*..............................    1,654(3)             --            --         **     --    --
Directors and Officers as a Group...........      57,635             --            --        8.9     --    --
  (15 persons)

---------------

   * Director of the Company
  ** Less than 1%
 (1) Key Trust holds shares of Parent Stock in trust for the benefit of the ESOP.
 (2) AT Holdings, LLC has the option to purchase all of YC International, Inc.'s shares of Class B
     Common Stock. AT Holdings, LLC disclaims all beneficial ownership of such shares.
 (3) Includes options to purchase 450 shares of Class A Common Stock that are immediately exercisable.

  Stockholder Agreements

     On May 17, 1994, the stockholders of Parent entered into the 1994 Stockholders Agreement, which was amended as of May 1, 1997 to reflect the acquisition of Parent Stock by AT LLC from YCI, and was subsequently amended as of July 18, 1997 to facilitate the reorganization of the Company's corporate structure.

     The 1994 Stockholders Agreement provides that the Board of Directors of Parent will consist of five directors, three of whom are to be nominated by AT LLC and two of whom are to be nominated by the then-serving chief executive officer of the Company, of which, one of whom may be such chief executive officer and at least one of whom is to be an independent director whose selection is subject to AT LLC's approval. The 1994 Stockholders Agreement further provides that the Board of Directors of the Company will consist of seven directors, (i) four of whom are to be selected by AT LLC, (ii) two of whom are to be selected by the chief executive officer of the Company, of which, one of whom may be such chief executive officer and at least one of whom is to be an independent director whose selection is subject to AT LLC's approval, and (iii) one of whom is to be selected by Vestar Investment Partnership until December 31, 2000 and thereafter selected jointly by AT LLC and the chief executive officer of the Company. The composition of the Board of Directors of the Company is subject to change based on the occurrence of certain specified events described in the 1994 Stockholders Agreement.

     The 1994 Stockholders Agreement provides that until the consummation of an Acceptable Company Offering or an Acceptable Demand Offering (each as defined in the 1994 Stockholders Agreement), each of the stockholders agree to vote its Parent Stock so that the Restated Certificate will provide that certain specified actions require the approval of not less than 80% of the members of the Board of Directors of Parent then serving. The specified actions include, among other things, (i) certain transactions, on other than arms-length terms among the Parent and YCI, AT LLC or an affiliate of YCI or AT LLC, or any transaction between Parent and another Person (as defined in the 1994 Stockholders Agreement); (ii) transactions related to any merger, consolidation, liquidation or dissolution of Parent or Argo-Tech, or the sale, lease, exchange, transfer or other disposition or grant of a security interest or mortgage by Argo-Tech relating to all or substantially all of its assets (except where the net per share amount received by holders of Parent stock is the same and an independent investment banking firm shall have determined that the price to be realized from such transaction is fair to all stockholders); (iii) transactions resulting in (a) a dilution of the percentage ownership interest of any Non-Yamada Stockholder (as defined in the 1994 Stockholders Agreement), (b) the issuance of capital stock of Argo-Tech to any person, (c) an amendment of the Restated Certificate of Incorporation of Parent (the "Restated Certificate"),
(d) the issuance of, or amendment of the Restated Certificate to provide for the issuance of, any preferred stock, (e) the issuance of any debt securities, (f) a change of the capital structure of Parent which has a material adverse effect on the Non-Yamada Stockholders that is different in kind from the effect on Yamada and its affiliates, or (g) the declaration or payment of any dividend to any Person; (iv) changes in the arrangements for the distribution of the Company's products; (v) changes in the Certificate of Incorporation relating to election or removal of directors; or (vi) any action taken by Parent as the sole stockholder of the Company. The 1994 Stockholders Agreement further provides that until the consummation of an Acceptable Company Offering or an Acceptable Demand Offering, the Restated Certificate will provide that the power of Parent, as sole stockholder of the Company, to elect and remove members of the Board of Directors of the Company is vested exclusively in the stockholders of Parent.

     The 1994 Stockholders Agreement imposes certain restrictions on the rights of the stockholders of Parent to sell or otherwise dispose of their Parent Stock. In certain circumstances, the stockholders have tag-along rights to participate in certain transactions by AT LLC, YCI or Sunhorizon involving Parent Stock. Additionally, the stockholders are subject to drag-along rights in the event that Parent's or the Company's Board of Directors approves a transaction in which the terms and conditions relating to such stockholder are no less favorable than those relating to AT

LLC. The 1994 Stockholders Agreement also grants a right of first refusal in the event that a stockholder attempts to dispose of its Parent Stock other than as permitted pursuant to the 1994 Stockholders Agreement.

     Members of the Company's management (the "Management Stockholders") and certain outside directors of the Company who are parties to the 1994 Stockholder Agreement have the right, exercisable no more than once in any calendar year, to put to Parent or the Company the shares of Parent Stock beneficially owned by such stockholders. The exercise of such put rights, which must occur on or before April 30, 2004, is to be effected during a four-week period, which is selected annually by the chief executive officer of the Company, during the Company's second fiscal quarter.

     The 1994 Stockholders Agreement further provides that after December 24, 1996, each of AT LLC, the Management Stockholders and the ESOP Trustee (acting by vote or consent of a majority of the aggregate number of shares held by them) have the right to demand that Parent make an initial registered public offering of its Parent Stock under the Securities Act, provided that (i) following such offering, AT LLC, Sunhorizon and their respective transferees will own no less than 36% in the aggregate of the outstanding Parent Stock, (ii) any underwriters chosen to assist in such offering are reasonably acceptable to not less than 80% of the members of Parent's Board of Directors and (iii) the minimum amount received pursuant to such offering is no less than $35,000,000 in gross proceeds in the aggregate. In addition, each of AT LLC and the non-AT LLC stockholders have the right, subject to certain restrictions and limitations, to require Parent to effect registration under the Securities Act of such stockholder's Parent Stock. In addition, in certain circumstances and subject to certain restrictions and limitations, if Parent registers shares of Parent Stock, such stockholders are entitled to include their shares of Parent Stock in such registration.

     On May 17, 1994, the Company and Parent also entered into a supplemental stockholders agreement (the "Supplemental Stockholders Agreement") with Key Trust Company of Ohio, N.A. as ESOP Trustee. The Supplemental Stockholders Agreement contains, among other things, provisions relating to tag along and drag along rights and demand and piggyback registration rights for the benefit of the ESOP. The Supplemental Stockholders Agreement was amended as of July 18, 1997 to facilitate the reorganization of the Company's corporate structure.

                   DESCRIPTION OF THE AMENDED CREDIT FACILITY

     On September 26, 1997, the New Credit Facility was amended and restated (as amended and restated, the "Amended Credit Facility") substantially in accordance with the following description. The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Amended Credit Facility, which are available upon request from the Company. Capitalized terms used but not otherwise defined in this "Description of the Amended Credit Facility" shall have the meaning ascribed to them in the Amended Credit Facility.

     On July 18, 1997, the Company entered into the New Credit Facility. The New Credit Facility provides for Tranche A Term Loans in an aggregate principal amount not to exceed $100 million, Delayed Draw Acquisition Loans in an aggregate principal amount not to exceed $15 million and Revolving Credit Loans in an aggregate principal amount not to exceed $20 million. All loans under the New Credit Facility mature on July 18, 2004.

     The proceeds of the Tranche A Term Loans, initially aggregating $100 million, were used in July 1997 to repay in full the Company's Old Credit Facility. On July 23, 1997, the Company optionally prepaid $5 million of the Tranche A Term Loans. The proceeds of the Delayed Draw Acquisition Loans were used, together with the proceeds of the Offering and cash on hand, to pay the purchase price of the Acquisition and related fees and expenses. The proceeds of the Revolving Loans may be used at any time (1) for working capital purposes,
(2) in an amount not to exceed a maximum of $10 million, and subject to excess cash flow availability, to finance permitted acquisitions, to fund distributions from the ESOP and to fund purchases of Parent Stock (a) pursuant to outstanding Put Options and (b) from directors and employees of the Company and its subsidiaries. In addition, up to $2 million of the revolving commitments may be used for letters of credit issued for general corporate purposes.

     The Term Loans are repayable in twenty-eight quarterly installments, beginning with an aggregate amortization payment of $1,375,000 in October 1997 and continuing with gradually increasing amortization payments until the maturity date, at which time an aggregate amortization payment of $8,250,000 will become due.

     The Company may optionally prepay the Term Loans from time to time in whole or in part, without premium or penalty. At the Company's option, Revolving Loans may be prepaid, and revolving commitments may permanently be reduced, in whole or in part, at any time.

     The Company is required to make mandatory prepayments of the Term Loans in an amount equal to (a) 50% of excess cash flow for each fiscal year (or, in the case of the fiscal year ending October 25, 1997, 12.5%) if at the end of the fiscal year the Senior Leverage Ratio (as defined in the Amended Credit Facility) is more than 2.10 to 1.00 and (b) 100% of the net cash proceeds of certain dispositions of assets, issuance of stock or occurrence of certain indebtedness.

     The Amended Credit Facility contains a number of covenants that, among other things, restrict the ability of Parent, the Company and its subsidiaries to incur additional indebtedness, issue preferred stock, create liens on assets, incur guarantee obligations, enter into mergers, consolidations or amalgamations or liquidate, wind up or dissolve, dispose of assets, pay dividends, make capital expenditures, purchase Parent Stock, make advances, acquisitions, loans, extensions of credit, capital contributions to, or purchases of any stock, bonds, notes, debentures or other securities, prepay certain indebtedness or amend other debt instruments, engage in certain transactions with subsidiaries and affiliates, enter into sale and leaseback transactions, pay dividends or make other distributions and otherwise restrict certain corporate activities. In addition, the Company will be required to comply with specified financial ratios and tests, including minimum interest coverage and maximum leverage ratios.

     The Amended Credit Facility contains customary events of default, including, but not limited to, nonpayment of principal or interest; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA; actual or asserted invalidity of security documents; and Change in Control (as defined in the Credit Agreement).

     The obligations of the Company under the Amended Credit Facility are unconditionally and irrevocably guaranteed by Parent and by each of the Company's existing and future domestic operating subsidiaries including Carter and each future foreign subsidiary to the extent such guarantee would not result in adverse consequences to the Borrower (the "Subsidiary Guarantors"). In addition, the Company and the Subsidiary Guarantors have granted and/or pledged a first priority security interest in all of their respective tangible and intangible assets and capital stock held by them, except for the Business Park. Although it has no immediate plans to do so, the Company is permitted by the Amended Credit Facility to dispose of the Business Park.

     All loans under the Amended Credit Facility will bear interest, at the Company's election, at a spread over either (1) the Eurodollar Rate or (2) the Alternate Base Rate ("ABR") which is equal to the highest of (a) the Administrative Agent's Prime Rate, (b) the secondary market rate for three-month certificates of deposit plus 1.0% and (c) the Federal funds rate plus 0.5%, in each case as in effect from time to time. The Eurodollar Rate is the rate offered for Eurodollar deposits for one, two, three or six months (as selected by the Company) in the London interbank market. The spread with respect to the Eurodollar Rate ranges from 2.00% to 1.00% and the spread with respect to the ABR ranges from 1.00% to 0% and in each case is determined based on the ratio of Total Debt to Consolidated EBITDA (the "Leverage Ratio") as of the most recent fiscal quarter end. The spread with respect to the ABR ranges from 1.00% to 0%. The Company also will pay a commitment fee on the unused portion of the revolving commitments at a rate ranging from 0.50% to 0.20% determined based on the Leverage Ratio as of the most recent fiscal quarter end.

                              DESCRIPTION OF NOTES

GENERAL

     The Original Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of September 26, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as Trustee (the "Trustee"), a copy of which is available upon request to the Company.

     The following summary of all material provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "Certain Definitions".

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes are unsecured senior subordinated obligations of the Company, limited to $140 million aggregate principal amount, and will mature on October 1, 2007. Each Note bears interest at the rate per annum shown on the front cover of this Prospectus from September 26, 1997, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing April 1, 1998.

OPTIONAL REDEMPTION

     The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after October 1, 2002, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

                                                                           REDEMPTION
        PERIOD                                                               PRICE
        ----------------------------------------------------------------   ---------
        2002............................................................    104.313%
        2003............................................................    102.875%
        2004............................................................    101.438%
        2005 and thereafter.............................................    100.000%

     In addition, at any time and from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 108.625% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note.

RANKING

     The indebtedness evidenced by the Notes are unsecured Senior Subordinated Indebtedness of the Company. The payment of principal of, premium (if any) and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     The indebtedness evidenced by a Subsidiary Guarantee is unsecured Senior Subordinated Indebtedness of the Subsidiary Guarantor issuing such Subsidiary Guarantee. The Payment of a Subsidiary Guarantee is subordinate in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Subsidiary Guarantor, ranks pari passu in right of payment with the existing and future Senior Subordinated Indebtedness of such Subsidiary Guarantor and is senior in right of payment to all existing and future Subordinated Obligations of such Subsidiary Guarantor. Each Subsidiary Guarantee is also effectively subordinated to any Secured Indebtedness of the applicable Subsidiary Guarantor to the extent of the value of the assets securing such indebtedness.

     As of August 2, 1997, after giving pro forma effect to the Transactions, the Offering and the application of the proceeds therefrom as described herein under "Use of Proceeds", (i) the outstanding Senior Indebtedness of the Company would have been $110.0 million (exclusive of unused commitments), all of which would have been Secured Indebtedness, (ii) the Company would have had no Senior Subordinated Indebtedness outstanding other than the Notes and no indebtedness that is subordinate or junior in right of repayment to the Notes, (iii) the outstanding Senior Indebtedness of the Subsidiary Guarantors, consisting entirely of Guarantees of Senior Indebtedness, would have been $110.0 million, all of which would have been Secured Indebtedness, and (iv) the outstanding Senior Subordinated Indebtedness of the Subsidiary Guarantors would consist entirely of the Subsidiary Guarantees. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be. See "Certain Covenants -- Limitation on Indebtedness" below.

     "Senior Indebtedness" of the Company means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company including interest thereon, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. The Company and each Subsidiary Guarantor have agreed in the Indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness of the Company or a Subsidiary Guarantor is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

     The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated

Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebted ness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Note holders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their respective interests may appear. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders (or their Representative) receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company.

SUBSIDIARY GUARANTEES

     The Subsidiary Guarantors, as primary obligors and not merely as sureties, have irrevocably and unconditionally Guaranteed, on an unsecured senior subordinated basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors have also agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee is limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary

Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. On or after the Issue Date, the Company will cause (a) each Restricted Subsidiary that is a Domestic Subsidiary that incurs Indebtedness and (b) each Restricted Subsidiary that is not a Domestic Subsidiary that enters into a Guarantee of any of the obligations of the Company, Parent or any of the Company's Subsidiaries pursuant to the Credit Agreement, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants -- Future Subsidiary Guarantors" below.

     Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, except as provided below, (b) be binding upon each Subsidiary Guarantor and (c) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     A Subsidiary Guarantee will be automatically released upon the sale (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Subsidiary Guarantor if (a) such sale is made in compliance with the covenant described under "Certain
Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and (b) such Subsidiary Guarantor is released from its guarantees of, and all pledges and security granted in connection with, the Credit Agreement and any other Indebtedness of the Parent, the Company or any Restricted Subsidiary. A Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Subsidiary Guarantor is released from its guarantees of, and all pledges and security interests granted in connection with, the Amended Credit Facility.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (i) prior to the earlier to occur of the first public offering of Voting Stock of Parent or the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Parent, whether as a result of issuance of securities of the Company or Parent, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or Parent, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Parent, as the case may be, and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Parent, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Parent or the Company, as the case may be (for the purposes of this clause (ii), such other person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company, as the case may be (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent or the Company, as the case may be, was approved by a vote of 66 2/3% of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Parent or the Company, as the case may be, then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00, if such Indebtedness is Incurred on or prior to September 30, 1999, and 2.25:1.00 if such Indebtedness is Incurred thereafter. Notwithstanding the foregoing, the Company will not permit any Subsidiary to issue, to any party other than the Company, any Preferred Stock.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Bank Indebtedness relating to the Term Loan Facilities in an aggregate principal amount not to exceed $110 million less the aggregate amount of all prepayments of principal applied permanently to reduce any such Indebtedness; (ii) Bank Indebtedness relating to the Revolving Facility or Indebtedness Incurred pursuant to other revolving credit, working capital or letter of credit financings in an aggregate principal amount outstanding not in excess of the greater of $20.0 million and the Borrowing Base in effect from time to time;
(iii) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iv) Indebtedness represented by the Notes, the Subsidiary Guarantees, any Indebtedness (other than the Indebtedness described in clauses (i) through (iii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or paragraph (a);
(v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v); (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness, and (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (vii) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not to exceed $10.0 million at any time outstanding; (viii) Indebtedness of Restricted Subsidiaries (other than Indebtedness permitted to be Incurred pursuant to any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (viii) and then outstanding, will not exceed $5.0 million; or (ix) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, will not exceed $10.0 million.

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Subsidiary Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Issue Date shall be treated as Incurred pursuant to clause (i) of paragraph (b) above, (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and
(iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis),
(ii) purchase, redeem, retire or otherwise acquire for

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value any Capital Stock of the Company or any Restricted Subsidiary held by
Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (1) a Default will have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of paragraph
(a) above; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of

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

the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments; (v) payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) through (D) below; provided, however, that such dividend, distribution or amount set forth in clauses (A) through (D) shall be included in the calculation of the amount of Restricted Payments for the purposes of paragraph (a) above: (A) to Parent in amounts equal to the amounts required for Parent to pay franchise taxes and other fees required to maintain its corporate existence, and to provide for other operating costs of up to $100,000 per fiscal year; (B) to Parent in amounts equal to amounts required for Parent to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); (C) to Parent in amounts equal to amounts expended by Parent to repurchase Capital Stock of Parent owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs; provided, however, that the aggregate amount paid, loaned or advanced to Parent pursuant to this clause (C) shall not, in the aggregate, exceed (1) for each fiscal year of the Company prior to the 2000 fiscal year, $1.0 million per fiscal year and (2) for all other fiscal years, $2.0 million, in each case plus any amounts contributed by Parent to the Company as a result of resales of such repurchased shares of Capital Stock; and (D) in amounts equal to amounts expended by the Company to repurchase shares of its Capital Stock from deceased or retired employees in accordance with the terms of the ESOP as in effect on the Issue Date and from employees whose employment with the Company or any of its Subsidiaries has terminated for any other reason but only to the extent mandatorily required by the ESOP as in effect on the Issue Date, the Code or ERISA; provided that in each case the Company has deferred making any cash payments in respect of such repurchase obligations to the maximum extent possible under the ESOP as in effect on the Closing Date.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements; (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair value of the shares and assets subject to such Asset Disposition, (ii) at least 75% (or 50% in the case of an Asset Disposition relating to the Specified Real Estate) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, within one year from the later of such Asset Disposition or the receipt of such Net Cash Proceeds, either (1) to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay, redeem, defease or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) or (2), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), or (3) a combination of the foregoing; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in section (b) of this covenant, provided that if the Company elects (or is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made to ratably purchase the Notes and other Senior Subordinated Indebtedness, and (c) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
(B), to prepay, repay, redeem or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (C) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (B), six months from the date such Offer is consummated; provided, however that in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10.0 million.

     For the purposes of clause (ii) of this covenant, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash and
(z) in the case of an Asset Disposition relating to the Specified Real Estate, REIT Securities.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(B) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal

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

amount plus accrued interest to the date of purchase in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(C) of this covenant. The Company will not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) of this covenant section (a)(iii)) is less than $5.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and who are not employed by or otherwise associated with such Affiliates. In addition, if such Affiliate Transaction involves an amount in excess of $15.0 million, a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

     (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or (vi) transactions pursuant to the Existing Agreements, as in effect on the Issue Date.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request)

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

within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Noteholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company or Parent to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     Future Subsidiary Guarantors. The Company will cause (a) each Restricted Subsidiary that is a Domestic Subsidiary that Incurs Indebtedness or that is a guarantor of Indebtedness Incurred pursuant to clause (b)(i), (b)(ii) or (b)(ix) of the covenant described under "-- Limitation on Indebtedness" and (b) each Restricted Subsidiary that is not a Domestic Subsidiary that enters into a Guarantee of any of the obligations of the Company, Parent or any of the Company's Subsidiaries pursuant to the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any line of business, other than a Related Business. The Company shall not be deemed to be engaged in the line of business associated with assets held for sale.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property, (b) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock" and (c) the Company or such Subsidiary would be entitled to (i) in the case of a Sale/Leaseback Transaction involving the Specified Real Estate, Incur $1.00 of additional Indebtedness pursuant to the covenant described under paragraph (a) of "-- Limitation on Indebtedness" and (ii) in all other cases (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "-- Limitation on Indebtedness".

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the

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

Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under "-- Ranking" above, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above, (iii) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if
(A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the

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

principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Note,
(iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note,
(vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect

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

to such Holder's Notes, (viii) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions or (ix) modify the Subsidiary Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "-- Change of Control," "-- Certain Covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "-- Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Subsidiaries, (viii) or

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

(ix) under "Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     Harris Trust and Savings Bank is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any tangible property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business,
(iii) dispositions with a fair value of less than $250,000 in the aggregate in any fiscal year, (iv) an exchange of real estate for other similar property structured on

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

a tax-free like-kind basis and (v) for purposes of the provisions described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments".

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments (other than rental payments in the nature of supplemental rent for the lessee's proportional share of taxes, maintenance, insurance and similar customary payments) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Parent or the Company or any committee thereof duly authorized to act on behalf of such Board. Unless the context otherwise requires, references to the Board of Directors are to the Board of Directors of the Company.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 50% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries on a Consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains

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

outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee, (vii) net costs associated with Hedging Obligations (including amortization of fees),
(viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the

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

Company or a Wholly Owned Subsidiary, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and
(B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

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

     "Credit Agreement" means the credit agreement dated as of July 18, 1997, as amended and in effect as of the Issue Date and as thereafter amended, restated, waived or otherwise modified from time to time, among the Company, Parent, the financial institutions from time to time party thereto and The Chase Manhattan Bank, as administrative agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" for any period means the Consolidated Net Income for such period (adjusted to exclude any non-cash items attributable to purchase accounting for any acquisition transactions consummated subsequent to the Issue Date), plus the following to the extent deducted in calculating such Consolidated Net Income:
(i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all extraordinary charges during such period and all non-cash charges associated with ESOP compensation and Management Put Options, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statuses, rules and governmental regulations applicable to such Subsidiary or its stockholders.

     "ESOP" means the employee stock ownership plan created pursuant to the terms of the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated May 17, 1994, between the Company and Society National Bank in its capacity as ESOP Trustee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Agreements" means the Distributorship Agreement (1994) dated as of December 24, 1990, among the Company, Yamada Corporation and Venture Capital Partners, Inc. and the Japan Distributorship Agreement dated as of December 24, 1990, between Argo-Tech and Upsilon International Corporation as in effect on the Issue Date.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

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

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Initial Purchaser" means Chase Securities Inc.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Put Options" means the put option created pursuant to Article IX of the Stockholders' Agreement.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received (x) by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or (y) in the case of REIT Securities, upon the sale, redemption, transfer or other disposition of such REIT Securities, in each case, only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

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

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Parent" means AT Holdings Corporation, any successor corporation and any corporation succeeding to the ownership of the Company.

     "Permitted Holders" means (a) Mr. Masashi Yamada and members of his immediate family (b) corporations and other entities that are Controlled by one or more of the persons referred to in clause (a), (c) trusts for the sole benefit of one or more of the persons referred to in clause (a), (d) the ESOP,
(e) individuals who are members of management of Parent or the Company as of the Issue Date and (f) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Parent's Capital Stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $1.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) stock, obligations or securities received in a transaction permitted under "-- Limitation on Sales of Assets and Subsidiary Stock."

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Company or Parent (as applicable) has been distributed by means of an effective registration statement under the Securities Act.

     "Purchase Agreement" means the agreement for the purchase of $140 million principal amount of senior subordinated Securities among the Company, the Subsidiary Guarantors and the Initial Purchaser dated September 23, 1997.

     "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is Incurred within 180 days after such acquisition by the Company of such asset.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount of premium or other amounts paid and fees and expenses incurred in connection with such refinancing and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to the extent of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "REIT" means a real estate investment trust under the Code.

     "REIT Securities" means equity securities of a publicly traded (either on a national securities exchange or on NASDAQ) REIT or equity securities convertible into equity securities of a publicly traded (either on a national securities exchange or on NASDAQ) REIT.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Revolving Facility" means the revolving credit facility provided to the Company under the Credit Agreement.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a

Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto (if any) and the Guarantees thereof, and the Security Agreements, the Mortgages and the Pledge Agreements (each as defined in the Credit Agreement).

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Specified Real Estate" means the real estate owned by Argo-Tech Corporation (HBP) as of the Issue Date.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Stockholders' Agreement" means the AT Holdings Corporation Stockholders' Agreement dated as of May 17, 1994, as amended by Amendment No. 1 thereto dated as of May 1, 1997 and Amendment No. 2 thereto dated as of July 18, 1997, by and among Parent, the Company, YC International Inc., Yamada Corporation, Sunhorizon International Inc. and the other Persons party thereto.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means any Guarantee of the Notes that may from time to time be executed and delivered by a Subsidiary Guarantor pursuant to the terms of the Indenture. Each such Subsidiary Guarantee will have subordination provisions equivalent to those contained in the Indenture and will be substantially in the form prescribed in the Indenture.

     "Subsidiary Guarantors" means Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM), Argo-Tech Corporation (Aftermarket), J.C. Carter Company, Inc. and each Subsidiary of the Company acquired or organized after the Issue Date that becomes a Subsidiary Guarantor in accordance with the terms of the Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "Term Loan Facilities" means the Tranche A Term Loans and the Delayed Draw Acquisition Loans provided to the Company under the Credit Agreement.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

     The following description is a summary of all material provisions of the Exchange and Registration Rights Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement, a copy of the form of which is available from the Initial Purchaser upon request.

     The Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Exchange and Registration Rights Agreement on September 26, 1997 (the "Issue Date"). Pursuant to the Exchange and Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to (i) file with the Commission on or prior to 30 days after the Issue Date a registration statement on Form S-1 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement") relating to a registered exchange offer (the "Exchange Offer") for the Notes under the Securities Act and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 105 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes (the "Exchange Notes"), identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), that would be registered under the Securities Act. The Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. If (i) because any change in law or applicable interpretations of the staff of the Commission does not permit the Company to effect the Exchange Offer as contemplated thereby or (ii) for any other reason the Exchange Offer is not consummated within 135 days after the Issue Date or (iii) the Initial Purchaser so requests with respect to Notes purchased on the Issue Date not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by the Initial Purchaser following the consummation of the Exchange Offer or (iv) any holder either (A) is not eligible to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive freely transferrable Exchange Notes in exchange for tendered Notes, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged for a freely transferable Exchange
Note in the Exchange Offer; (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act ("Rule 144") or is salable pursuant to Rule 144(k) under the Securities Act ("Rule 144(k)").

     Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 135 days after the Issue Date. If applicable, the Company will use its best efforts to keep the Shelf Registration Statement effective for a period of two years after the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement or (ii) are distributed to the public pursuant to Rule 144 are saleable pursuant to Rule 144(k). If (i) the applicable Registration Statement is not filed with the Commission on or prior to 30 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 105 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, within 30 days after publication of the change in law or interpretation),
(iii) the Exchange Offer is not consummated on or prior to 135 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 105 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission's staff, if later, within 30 days after publication of the change in law or interpretation) but will thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages will be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates that correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     The Exchange and Registration Rights Agreement also provides that the Company and the Subsidiary Guarantors (i) will make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act and any amendment or supplement thereto to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) will pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Notes) and will indemnify holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales is subject to certain of the civil liability provisions under the Securities Act and is bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Notes who wishes to exchange such Notes for Exchange Notes in the Exchange Offer is required to make certain representations, including representations that (i) any Exchange Notes to be received by it have been acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the Notes or the Exchange Notes and (iii) it is not an affiliate of the Company or a Subsidiary Guarantor or an Exchanging Dealer (as defined) not complying with the requirements of the next paragraph, or if it is an affiliate, that it has complied with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it is required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that receives Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities (an "Exchanging Dealer"), it is required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Holders of the Notes are required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and are required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Notes pursuant to the Shelf Registration Statement generally is required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, is subject to certain of the civil liability provisions under the Securities Act in connection with such sales and is bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

     For so long as the Notes are outstanding, the Company and the Subsidiary Guarantors will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act ("Rule 144A"). The Company will provide a copy of the Exchange and Registration Rights Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchaser upon request.

                         BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Exchange Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited on the date of the closing of the sale of the Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve system, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

     The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with an interest in the Global Notes and
(ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of beneficial ownership therein will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the Notes as collateral to persons in such states will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Transfer Restrictions."

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture and the Notes. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes or for any other matter relating to the actions or procedures of DTC.

     Payments with respect to the principal of, premium (if any) and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interests in the Global Notes (including principal, premium (if any) and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. The Company expects that payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

CERTIFICATED SECURITIES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended ("the Exchange Act") and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "Affiliate," (ii) a broker-dealer who acquired Original Notes directly from the Company or (iii) broker-dealers who acquired Original Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in a distribution of such Exchange Notes and that broker-dealers receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until                , 1998,
all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Despite this acknowledgement, such broker-dealer may nonetheless be determined to be an "underwriter" by the Commission.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealer and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Notes will be passed upon for the Company by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements of Argo-Tech Corporation and Subsidiaries (A Wholly-Owned Subsidiary of AT Holdings Corporation) as of October 26, 1996 and October 28, 1995 and for each of the three years in the period ended October 26, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The financial statements of J.C. Carter Company, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Amendment No. 2 to the Registration Statement on Form S-1 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                     --------
ARGO-TECH CORPORATION AND SUBSIDIARIES
  (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheet at August 2, 1997..........................      F-2
  Condensed Consolidated Statements of Operations for the 40 Weeks Ended August 2,
     1997 and the 39 Weeks Ended July 27, 1996....................................      F-3
  Condensed Consolidated Statements of Cash Flows for the 40 Weeks Ended August 2,
     1997 and the 39 Weeks Ended July 27, 1996....................................      F-4
  Notes to Condensed Consolidated Financial Statements............................      F-5
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Independent Auditors' Report....................................................      F-8
  Consolidated Balance Sheets at October 26, 1996 and October 28, 1995............      F-9
  Consolidated Statements of Operations for the 52 Weeks Ended October 26, 1996,
     October 28, 1995 and October 29, 1994........................................     F-10
  Consolidated Statements of Shareholders' Equity/(Deficiency) for the 52 Weeks
     Ended October 26, 1996, October 28, 1995 and October 29, 1994................     F-11
  Consolidated Statements of Cash Flows for the 52 Weeks Ended October 26, 1996,
     October 28, 1995 and October 29, 1994........................................     F-12
  Notes to Consolidated Financial Statements......................................     F-13

J.C. CARTER COMPANY, INC.
UNAUDITED FINANCIAL STATEMENTS:
  Condensed Balance Sheet at June 30, 1997........................................     F-24
  Condensed Statements of Operations for the Six Months Ended June 30, 1997 and
     1996.........................................................................     F-25
  Condensed Statements of Cash Flows for the Six Months Ended June 30, 1997 and
     1996.........................................................................     F-26
  Notes to Condensed Financial Statements.........................................     F-27
AUDITED FINANCIAL STATEMENTS:
  Report of Independent Auditors..................................................     F-29
  Balance Sheets at December 31, 1996 and 1995....................................     F-30
  Statements of Operations and Retained Earnings for the Years Ended December 31,
     1996, 1995 and 1994..........................................................     F-31
  Statements of Cash Flows for the Years Ended December 31, 1996,
     1995 and 1994................................................................     F-32
  Notes to Financial Statements...................................................     F-33

     The Notes are not collateralized by the capital stock of each of the Subsidiary Guarantors nor of the Parent.

     Effective August 3, 1997, the Company established itself as a parent, holding company with 3 wholly-owned operating guarantor subsidiaries, Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM) and Argo-Tech Corporation (Aftermarket). The Company has no outside assets, liabilities or operations apart from its wholly-owned subsidiaries. The Senior Subordinated Notes are fully, unconditionally, jointly and severally guaranteed by the guarantor subsidiaries, and therefore, separate financial statements of the guarantor subsidiaries will not be presented. Upon acquisition, Carter became a wholly-owned operating guarantor subsidiary of the Company. Carter fully, unconditionally, jointly and severally guarantees the Senior Subordinated Notes with the other guarantor subsidiaries. The Company also has 2 wholly-owned non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and their only operations are the result of intercompany activity which is immediately dividended back to the Company.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    AUGUST 2,
                                                                                      1997
                                                                                   -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................   $   7,371
  Receivables, net...............................................................      19,021
  Inventories....................................................................      17,380
  Deferred income taxes and prepaid expenses.....................................       4,019
                                                                                    ---------
          Total current assets...................................................      47,791
                                                                                    ---------
PROPERTY AND EQUIPMENT, net of accumulated depreciation..........................      26,343
GOODWILL, net of accumulated amortization........................................      81,825
OTHER ASSETS.....................................................................       5,545
                                                                                    ---------
          Total Assets...........................................................   $ 161,504
                                                                                    =========
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIENCY)
CURRENT LIABILITIES:
  Current portion of long-term debt..............................................   $   5,000
  Accounts payable...............................................................       3,148
  Accrued liabilities............................................................      12,769
                                                                                    ---------
          Total current liabilities..............................................      20,917
                                                                                    ---------
LONG-TERM DEBT, net of current maturities........................................     136,107
OTHER NONCURRENT LIABILITIES.....................................................      10,095
                                                                                    ---------
          Total liabilities......................................................     167,119
                                                                                    ---------
REDEEMABLE COMMON STOCK..........................................................       3,900
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY/(DEFICIENCY):
  Common stock, $.01 par value, authorized 3,000 shares; 3,000 shares issued and
     outstanding.................................................................          --
  Paid-in capital................................................................      11,288
  Accumulated deficit............................................................      (9,463)
  Unearned ESOP shares...........................................................     (11,340)
                                                                                    ---------
          Total shareholders' equity/(deficiency)................................      (9,515)
                                                                                    ---------
          Total Liabilities and Shareholders' Equity/(Deficiency)................   $ 161,504
                                                                                    =========

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          40 WEEKS       39 WEEKS
                                                                            ENDED          ENDED
                                                                          AUGUST 2,      JULY 27,
                                                                            1997           1996
                                                                         -----------    -----------
Net revenues..........................................................     $84,892        $71,493
Cost of revenues......................................................      48,697         42,860
                                                                           -------        -------
          Gross profit................................................      36,195         28,633
                                                                           -------        -------
Selling, general and administrative...................................       7,210          7,308
Research and development..............................................       5,065          4,792
Amortization of intangible assets.....................................       1,860          1,750
                                                                           -------        -------
          Operating expenses..........................................      14,135         13,850
                                                                           -------        -------
Income from operations................................................      22,060         14,783
Interest expense......................................................       9,222          7,643
Other, net............................................................        (313)          (118)
                                                                           -------        -------
Income before income taxes............................................      13,151          7,258
Income tax provision..................................................       5,299          3,172
                                                                           -------        -------
Income before extraordinary loss......................................       7,852          4,086
Extraordinary loss on early extinguishment of debt, net of income tax
  benefit of $1,019...................................................       1,529             --
                                                                           -------        -------
Net income............................................................     $ 6,323        $ 4,086
                                                                           =======        =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          40 WEEKS       39 WEEKS
                                                                            ENDED          ENDED
                                                                          AUGUST 2,      JULY 27,
                                                                            1997           1996
                                                                         -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................    $   6,323      $   4,086
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation.....................................................        3,351          3,392
     Amortization of goodwill and deferred financing costs............        2,658          2,644
     Compensation expense recognized in connection with employee stock
      ownership plan..................................................        2,304          1,828
     Deferred income taxes............................................         (239)           453
     Extraordinary loss on early extinguishment of debt...............        1,529             --
     Changes in operating assets and liabilities:
       Receivables....................................................       (3,916)        (1,053)
       Inventories....................................................       (1,743)          (717)
       Prepaid expenses...............................................           10            612
       Accounts payable...............................................       (1,408)        (1,569)
       Accrued and other liabilities..................................         (579)        (2,880)
     Other, net.......................................................          481            168
                                                                          ---------      ---------
  Net cash provided by operating activities...........................        8,771          6,964
                                                                          ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES -- Capital expenditures..........       (1,775)        (1,762)
                                                                          ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt.........................................     (107,600)        (9,700)
  Additional borrowing of long-term debt..............................      141,100             --
  Payment of financing related fees...................................       (1,475)            --
  Redemption of redeemable preferred stock............................      (25,908)            --
  Payment of redeemable preferred dividends...........................      (19,298)            --
                                                                          ---------      ---------
  Net cash used in financing activities...............................      (13,181)        (9,700)
                                                                          ---------      ---------
CASH AND CASH EQUIVALENTS:
Net decrease for the period...........................................       (6,185)        (4,498)
Balance, Beginning of period..........................................       13,556         11,969
                                                                          ---------      ---------
Balance, End of period................................................    $   7,371      $   7,471
                                                                          =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest..............................................................    $   9,198      $   7,269
Income taxes..........................................................        3,058          1,902

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared by Argo-Tech Corporation and Subsidiaries (the "Company") (A Wholly-Owned Subsidiary of AT Holdings Corporation) pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of the Company, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. The Company believes that the disclosures made are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's annual financial statements and footnotes, including footnote 2, which presents the Company's summary of significant accounting policies. The unaudited condensed consolidated statement of operations for the 40 weeks ended August 2, 1997 is not necessarily indicative of the results to be expected for the full year.

     Effective August 3, 1997, the Company established itself as a parent, holding company with 3 wholly-owned operating guarantor subsidiaries, Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM) and Argo-Tech Corporation (Aftermarket). The Company has no outside assets, liabilities or operations apart from its wholly-owned subsidiaries. The Senior Subordinated Notes (footnote 4) are fully, unconditionally, jointly and severally guaranteed by the guarantor subsidiaries, and therefore, separate financial statements of the guarantor subsidiaries will not be presented. The Company also has 2 wholly-owned non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and their only operations are the result of intercompany activity which is immediately dividend back to the Company.

2. PREFERRED STOCK TRANSACTION

     In March 1997, the Company redeemed all of its redeemable preferred stock, along with accrued dividends, in exchange for subordinated notes in the principal amount of $41.1 million and cash of $4.1 million. Interest on the notes is payable quarterly at 11.25% and the notes are due on December 31, 2007. Such subordinated notes were repaid with the proceeds of the Offering.

3. BANK CREDIT AGREEMENT

     In July 1997, the Company refinanced its existing credit facility. The New Credit Facility, totaling $135.0 million, consisted of a seven-year $100.0 million Term Loan of which $95.0 million is currently outstanding, a seven-year $20.0 million Revolving Credit Facility and a seven-year $15.0 million Delayed Draw Acquisition Loans. The Delayed Draw Acquisition Loans were fully utilized for the Acquisition. The New Credit Facility contains a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The New Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company will be required to achieve certain financial and operating results. Interest will be calculated, at the Company's choice, using an alternate base rate (ABR) or LIBOR, plus a supplemental percentage determined by the ratio of debt to EBITDA. The interest rate is not to exceed ABR plus 1.00% or LIBOR plus 2.00%. Concurrently with the consummation of the Acquisition, the Company amended

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

the New Credit Facility, and such Amended Credit Facility includes a seven-year $110.0 million Term Loan and a seven-year $20.0 million Revolving Credit Facility with zero drawn on the Revolving Credit Facility.

4. ACQUISITION AND SENIOR SUBORDINATED NOTE OFFERING

     On August 1, 1997, Argo-Tech Corporation entered into an agreement with the shareholders of J.C. Carter Company, Inc. ("Carter") to purchase 100% of the outstanding common stock of Carter for $107.0 million in cash, subject to post-closing adjustment. The sale was completed on September 26, 1997. The Company offered $140.0 million of Senior Subordinated Notes due 2007 through a "Rule 144A" private placement with registration rights under the Securities Act of 1933. The proceeds of the offering were used for the acquisition of Carter and the repayment of $46.1 million of subordinated notes and notes payable.

     Upon acquisition, Carter became a wholly-owned operating guarantor subsidiary of the Company. Carter fully, unconditionally, jointly and severally guarantees the Senior Subordinated Notes with the other guarantor subsidiaries.

5. ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The Statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprises report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

6. INVENTORIES

     Inventories consist of the following (in thousands):

                                               AUGUST 2,
                                                 1997
                                               ---------
Finished goods...............................  $   1,603
Work-in-process and purchased parts..........     17,499
Raw materials and supplies...................        388
                                               ---------
  Total......................................     19,490
Reserve for excess and obsolete inventory....     (2,110)
                                               ---------
Inventories -- net...........................  $  17,380
                                               =========

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

7. EXTRAORDINARY LOSS

     In connection with the early extinguishment of debt under the Company's previous bank credit agreement, the Company recognized an extraordinary loss of $1.5 million, net of income tax benefit of $1.0 million, resulting from the write-off of unamortized debt issuance costs.

8. CONTINGENCIES

     ENVIRONMENTAL MATTERS -- The soil and groundwater at the Company's Cleveland Facility contain elevated levels of certain contaminants which are currently in the process of being removed and/or remediated. Because the Company has certain indemnification rights from former owners of the facility for liabilities arising from these or other environmental matters, in the opinion of the Company's management, the ultimate outcome is not expected to materially affect the Company's financial condition, results of operations or liquidity.

     OTHER MATTERS -- The Company is subject to various legal actions and other contingencies. In the opinion of the Company's management, after reviewing the information which is currently available with respect to such matters and consulting with the Company's legal counsel, any liability which may ultimately be incurred with respect to these additional matters is not expected to materially affect the Company's financial condition, results of operations or liquidity.

                                *  *  *  *  *  *

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Argo-Tech Corporation and Subsidiaries
  (A Wholly-Owned Subsidiary of AT Holdings Corporation):

     We have audited the accompanying consolidated balance sheets of Argo-Tech Corporation and Subsidiaries (the "Company")(A Wholly-Owned Subsidiary of AT Holdings Corporation) as of October 26, 1996 and October 28, 1995 and the related consolidated statements of operations, shareholders' equity/(deficiency), and cash flows for the three years in the period ended October 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 26, 1996 and October 28, 1995, and the results of their operations and their cash flows for each of the three years in the period ended October 26, 1996 in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

November 26, 1997
Cleveland, Ohio

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      OCTOBER 26,      OCTOBER 28,
                                                                         1996             1995
                                                                      -----------      -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................    $  13,556        $  11,969
  Receivables, net.................................................       15,105           15,539
  Inventories......................................................       15,637           15,469
  Deferred income taxes and prepaid expenses.......................        3,821            5,123
                                                                       ---------        ---------
     Total current assets..........................................       48,119           48,100
                                                                       ---------        ---------
PROPERTY AND EQUIPMENT, net of accumulated depreciation............       27,919           29,184
GOODWILL, net of accumulated amortization..........................       83,686           83,042
OTHER ASSETS.......................................................        7,382            6,731
                                                                       ---------        ---------
     Total Assets..................................................    $ 167,106        $ 167,057
                                                                       =========        =========
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIENCY)
CURRENT LIABILITIES:
  Current portion of long-term debt................................    $   4,500        $   4,700
  Accounts payable.................................................        4,556            4,265
  Accrued liabilities..............................................       13,532           16,037
                                                                       ---------        ---------
     Total current liabilities.....................................       22,588           25,002
                                                                       ---------        ---------
LONG-TERM DEBT, net of current maturities..........................      103,107          113,907
OTHER NONCURRENT LIABILITIES.......................................       27,681           18,779
                                                                       ---------        ---------
     Total liabilities.............................................      153,376          157,688
                                                                       ---------        ---------
REDEEMABLE PREFERRED STOCK.........................................       25,908           25,908
REDEEMABLE COMMON STOCK............................................        2,700            1,100
COMMITMENTS AND CONTINGENCIES (Notes 9 and 14)
SHAREHOLDERS' EQUITY/(DEFICIENCY):
  Common stock, $.01 par value, authorized 3,000 shares; 3,000
     shares issued and outstanding.................................           --               --
  Paid-in capital..................................................       11,444           12,395
  Accumulated deficit..............................................      (13,722)         (15,754)
  Unearned ESOP shares.............................................      (12,600)         (14,280)
                                                                       ---------        ---------
     Total shareholders' equity/(deficiency).......................      (14,878)         (17,639)
                                                                       ---------        ---------
     Total Liabilities and Shareholders' Equity/(Deficiency).......    $ 167,106        $ 167,057
                                                                       =========        =========

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                          52 WEEKS ENDED
                                                             -----------------------------------------
                                                             OCTOBER 26,    OCTOBER 28,    OCTOBER 29,
                                                                1996           1995           1994
                                                             -----------    -----------    -----------
Net revenues..............................................     $96,437        $86,671        $79,709
Cost of revenues..........................................      57,882         54,222         54,276
                                                               -------        -------        -------
  Gross profit............................................      38,555         32,449         25,433
                                                               -------        -------        -------
Selling, general and administrative.......................      10,036          9,392          8,527
Research and development..................................       6,429          5,664          2,543
Amortization of intangible assets.........................       2,842          2,334          2,334
Fees and costs associated with the formation of an ESOP...          --             --          1,385
                                                               -------        -------        -------
  Operating expenses......................................      19,307         17,390         14,789
                                                               -------        -------        -------
Income from operations....................................      19,248         15,059         10,644
Interest expense..........................................      10,138         11,924         10,117
Other, net................................................        (142)          (588)            75
                                                               -------        -------        -------
Income before income taxes................................       9,252          3,723            452
Income tax provision......................................       3,608          1,553            279
                                                               -------        -------        -------
Net income................................................     $ 5,644        $ 2,170        $   173
                                                               =======        =======        =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIENCY)
                                 (IN THOUSANDS)

                                                                            UNEARNED
                                  COMMON      PAID-IN      ACCUMULATED        ESOP
                                  STOCK       CAPITAL        DEFICIT         SHARES        TOTAL
                                  ------      -------      -----------      --------      --------
Balance, October 31, 1993......   $  --       $13,505       $ (12,260)      $     --      $  1,245
Net income.....................      --            --             173             --           173
Acquisition of common stock
  upon formation of ESOP.......      --            --              --        (16,800)      (16,800)
ESOP shares committed to be
  released.....................      --            --              --            840           840
Dividends accrued on preferred
  stock........................      --            --          (3,124)            --        (3,124)
Other, net.....................      --            --             818             --           818
                                  -----       -------       ---------       --------      --------
Balance, October 29, 1994......   $  --       $13,505       $ (14,393)      $(15,960)     $(16,848)
Net income.....................      --            --           2,170             --         2,170
ESOP shares committed to be
  released.....................      --           (10)             --          1,680         1,670
Dividends accrued on preferred
  stock........................      --            --          (3,509)            --        (3,509)
Accretion of redeemable common
  stock........................      --        (1,100)             --             --        (1,100)
Other, net.....................      --            --             (22)            --           (22)
                                  -----       -------       ---------       --------      --------
Balance, October 28, 1995......   $  --       $12,395       $ (15,754)      $(14,280)     $(17,639)
Net income.....................      --            --           5,644             --         5,644
ESOP shares committed to be
  released.....................      --           649              --          1,680         2,329
Dividends accrued on preferred
  stock........................      --            --          (3,848)            --        (3,848)
Accretion of redeemable common
  stock........................      --        (1,600)             --             --        (1,600)
Other, net.....................      --            --             236             --           236
                                  -----       -------       ---------       --------      --------
Balance, October 26, 1996......   $  --       $11,444       $ (13,722)      $(12,600)     $(14,878)
                                  =====       =======       =========       ========      ========

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        52 WEEKS ENDED
                                                         ---------------------------------------------
                                                         OCTOBER 26,      OCTOBER 28,      OCTOBER 29,
                                                            1996             1995             1994
                                                         -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................     $ 5,644          $ 2,170          $   173
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.....................................       4,620            4,838            6,392
     Amortization of goodwill and deferred financing
       costs..........................................       4,033            3,739            3,785
     Compensation expense recognized in connection
       with employee stock ownership plan.............       2,329            1,670              840
     Deferred rental income...........................        (288)            (670)          (1,336)
     Deferred income taxes............................         825              700               32
     Changes in operating assets and liabilities:
       Receivables....................................         434              270              612
       Inventories....................................        (168)           5,793            6,284
       Prepaid expenses...............................         958             (290)            (123)
       Accounts payable...............................         291            1,777           (1,727)
       Accrued and other liabilities..................      (2,972)          (2,693)           1,780
     Other, net.......................................         236              542              819
                                                           -------          -------          -------
  Net cash provided by operating activities...........      15,942           17,846           17,531
                                                           -------          -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures................................      (3,355)          (2,918)          (1,475)
                                                           -------          -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Additional borrowing of long-term debt..............          --               --           22,007
  Repayment of long-term debt.........................     (11,000)         (19,000)         (12,400)
  Payment of financing costs..........................          --             (730)            (170)
  Proceeds from sale of redeemable preferred stock....          --               --            1,508
  Acquisition of unearned ESOP shares.................          --               --          (16,800)
                                                           -------          -------          -------
  Net cash used in financing activities...............     (11,000)         (19,730)          (5,855)
                                                           -------          -------          -------
CASH AND CASH EQUIVALENTS:
Net increase (decrease) for the period................       1,587           (4,802)          10,201
Balance, Beginning of period..........................      11,969           16,771            6,570
                                                           -------          -------          -------
Balance, End of period................................     $13,556          $11,969          $16,771
                                                           =======          =======          =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

1. BASIS OF PRESENTATION

     Argo-Tech Corporation and Subsidiaries (the "Company") (A Wholly-Owned Subsidiary of AT Holdings Corporation) principal operations include the design, manufacture and distribution of aviation products, primarily aircraft fuel pumps, throughout the world. In addition, the Company leases a portion of its manufacturing facility to other parties. The Company's fiscal year ends on the last Saturday in October. The Company is obligated to fulfill certain obligations of AT Holdings. As a result, those obligations have been reflected by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company. All material intercompany accounts and transactions between these entities have been eliminated.

     CASH EQUIVALENTS -- Cash equivalents represent short-term investments with an original maturity of three months or less.

     ACCOUNTS RECEIVABLE -- The Company does not generally require collateral or other security to guarantee trade receivables.

     INVENTORIES -- Inventories are stated at standard cost which approximates the costs which would be determined using the first-in, first-out (FIFO) method. The recorded value of inventories at both dates is not in excess of market value.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated using principally an accelerated method over their estimated useful lives as follows:

Buildings and improvements...........         15 to 30 years
Equipment............................          5 to 10 years

     GOODWILL -- Goodwill is amortized on a straight-line basis over forty years. Accumulated amortization at October 26, 1996 and October 28, 1995 was $14,947,000 and $12,105,000, respectively. The Company assesses the recoverability of goodwill by determining whether the amortization over the remaining life can be recovered through projected undiscounted future operations.

     DEFERRED FINANCING COSTS -- The costs of obtaining financing are amortized over the terms of the financing. The amortized cost is included in interest expense in the consolidated statements of income. Accumulated amortization at October 26, 1996 and October 28, 1995 was $8,314,000 and $7,123,000,
respectively.

     REVENUE AND COST RECOGNITION -- The Company recognizes revenues and costs upon the shipment of goods or rendering of services to customers. The Company's product development activities are conducted principally under cost-sharing arrangements that are funded by the Company. The need for and timing of expenditures under these arrangements is generally determined by the Company. The estimated unreimbursable costs under the activities are expensed as incurred.

     INCOME TAXES -- Income taxes are accounted for under the asset and liability approach, which can result in recording tax provisions or benefits in periods different than the periods in which such taxes are paid or benefits realized. Expected tax benefits from temporary differences that will result

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

in deductible amounts in future years and from carryforwards, if it is more likely than not that such tax benefits will be realized, are recognized currently.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

     The major components of the following balance sheet captions were (in thousands):

                                                                       OCTOBER 26,    OCTOBER 28,
                                                                          1996           1995
                                                                       -----------    -----------
Other assets:
  Deferred financing costs...........................................    $ 3,305        $ 4,496
  Deferred income taxes..............................................      3,733          1,891
  Other..............................................................        344            344
                                                                         -------        -------
     Total...........................................................    $ 7,382        $ 6,731
                                                                         =======        =======
Accrued liabilities:
  Salaries and accrued compensation..................................    $ 4,867        $ 4,858
  Accrued interest...................................................      2,070          3,051
  Accrued income taxes...............................................        865            659
  Accrued warranty...................................................      1,725          1,475
  Deferred rental income.............................................        108          1,035
  Other..............................................................      3,897          4,959
                                                                         -------        -------
     Total...........................................................    $13,532        $16,037
                                                                         =======        =======
Other noncurrent liabilities:
  Accumulated dividends on redeemable preferred stock................    $17,770        $13,922
  Pension and other employee benefits................................      9,245          3,624
  Other..............................................................        666          1,233
                                                                         -------        -------
     Total...........................................................    $27,681        $18,779
                                                                         =======        =======

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

4. RECEIVABLES

     Accounts receivable consist of the following (in thousands):

                                                                      OCTOBER 26,    OCTOBER 28,
                                                                         1996           1995
                                                                      -----------    -----------
Amounts billed -- net of allowance for uncollectible amounts of $164
  and $118..........................................................   $  13,002      $  12,841
                                                                       ---------      ---------
Amounts unbilled (principally commercial customers):
  Net reimbursable costs incurred on uncompleted contracts..........      16,785         13,287
  Billings to date..................................................     (14,682)       (10,589)
                                                                       ---------      ---------
     Total unbilled -- net..........................................       2,103          2,698
                                                                       ---------      ---------
Receivables -- net..................................................   $  15,105      $  15,539
                                                                       =========      =========

5. INVENTORIES

     Inventories consist of the following (in thousands):

                                                                      OCTOBER 26,    OCTOBER 28,
                                                                         1996           1995
                                                                      -----------    -----------
Finished goods......................................................    $ 1,658        $ 1,675
Work-in-process and purchased parts.................................     15,658         15,985
Raw materials and supplies..........................................        499            607
                                                                        -------        -------
  Total.............................................................     17,815         18,267
Reserve for excess and obsolete inventory...........................     (2,178)        (2,798)
                                                                        -------        -------
Inventories -- net..................................................    $15,637        $15,469
                                                                        =======        =======

6. PROPERTY AND EQUIPMENT

     OWNED PROPERTY -- Property and equipment owned by the Company consists of the following (in thousands):

                                                                      OCTOBER 26,    OCTOBER 28,
                                                                         1996           1995
                                                                      -----------    -----------
Land and land improvements..........................................   $   4,488      $   4,488
Buildings and building equipment....................................      29,042         29,101
Machinery and equipment.............................................      26,442         24,338
Office and automotive equipment.....................................       4,748          4,009
Construction-in-progress............................................       2,043          1,979
                                                                       ---------      ---------
  Total.............................................................      66,763         63,915
Accumulated depreciation............................................     (38,844)       (34,731)
                                                                       ---------      ---------
Total -- net........................................................   $  27,919      $  29,184
                                                                       =========      =========

     PROPERTY LEASED TO OTHERS -- The Company leases certain portions of its Cleveland Facility. The leases have been accounted for as operating leases whereby revenue is recognized as earned over the lease terms. Rents paid in advance are deferred and recognized in income on a straight-line basis over the remaining life of the lease. The cost of property leased to others is included in property and equipment and is being depreciated over its estimated useful life. It is not practical to

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

determine the cost of the property that is being leased to others or the related amount of accumulated depreciation. In addition, the Company has separate service contracts with its tenants under which the Company provides maintenance, telecommunications and various other services. A large portion of the Company's cost related to the receipts based on usage is variable in nature.

     Total rental revenue under the property leases and service contracts was as follows for the fiscal years ended 1996, 1995 and 1994 (in thousands):

                                                                 1996       1995       1994
                                                                -------    -------    -------
Minimum contractual amounts under property leases.............  $ 5,768    $ 6,005    $ 6,604
Recognition of deferred rental income.........................      288        670      1,336
Service contracts revenue based on usage......................    1,484      2,055      2,636
                                                                -------    -------    -------
  Total.......................................................  $ 7,540    $ 8,730    $10,576
                                                                =======    =======    =======

     Future minimum rentals under the noncancelable property leases and service contracts at October 26, 1996 are (in thousands): $3,719 in 1997, $3,017 in 1998, $1,767 in 1999, $1,764 in 2000, and $1,764 in 2001.

7. EMPLOYEE BENEFIT PLANS

     EMPLOYEE STOCK OWNERSHIP PLAN -- The Company has an Employee Stock Ownership Plan (ESOP) to provide retirement benefits to qualifying, salaried employees. In 1994, the ESOP purchased shares of AT Holdings through a $16.8 million loan from the Company. The ESOP grants to participants in the plan certain ownership rights in, but not possession of, the common stock of the Company held by the Trustee of the Plan. Shares of common stock are allocated annually to participants in the ESOP pursuant to a prescribed formula. The value of the shares committed to be released by the Trustee under the Plan's provisions for allocation to participants was recognized as an expense of $2,329,000, $1,670,000, and $840,000 for the fiscal years ended 1996, 1995, and
1994, respectively. The cost of the shares acquired for the ESOP that are not committed to be released to participants is shown as a contra-equity account, "Unearned ESOP shares".

     Summary information regarding ESOP activity for the fiscal years ended 1996 and 1995 is as follows:

                                                                     1996           1995
                                                                  -----------    -----------
Allocated shares................................................       63,000         21,000
Shares released for allocation..................................       42,000         42,000
Unearned ESOP shares............................................      315,000        357,000
                                                                  -----------    -----------
Total ESOP shares...............................................      420,000        420,000
Repurchased shares received as distributions....................         (862)            --
                                                                  -----------    -----------
Total available ESOP shares.....................................      419,138        420,000
                                                                  ===========    ===========
Fair market value of unearned ESOP shares.......................  $18,468,450    $17,039,610
                                                                  ===========    ===========

     All of the shares acquired for the ESOP (both allocated and unearned shares) are owned and held in trust by the ESOP.

     The Company's stock is not listed or traded on an active stock market and market prices are, therefore, not available. Annually, an independent financial consulting firm determines the fair market value based upon the Company's performance and financial condition.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

     The Company provides an "internal market" for shareholders through its purchase of their common shares. Participants in the Company's ESOP have the right to require the Company, within a specified period, to repurchase shares received as distributions under the ESOP at their fair market value.

     PENSION AND SAVINGS PLANS -- The Company has two noncontributory defined benefit pension plans which together cover substantially all of its employees. A plan covering salaried employees provides pension benefits that are based on the employees' compensation and years of service. The future accrual of benefits was terminated in connection with the formation of the ESOP. A plan covering hourly employees provides benefits of stated amounts for each year of service. The Company's funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations. The Company also sponsors two employee savings plans which cover substantially all of the Company's employees. Neither plan provides for a Company match of participating employees contributions.

     A summary of the components of net periodic pension cost for the pension plans for the fiscal years ended 1996, 1995 and 1994 is as follows (in thousands):

                                                                1996       1995       1994
                                                               -------    -------    -------
Service cost -- benefits earned during the period............  $   218    $   167    $   735
Interest cost on projected benefit obligation................      805        701        768
Actual return on plan assets.................................   (1,488)    (1,520)        68
Net amortization and deferral................................      483        576     (1,007)
                                                               -------    -------    -------
Net periodic pension cost....................................  $    18    $   (76)   $   564
                                                               =======    =======    =======

     The following table sets forth the funded status of the plans and amounts recognized in the Company's balance sheets for its pension plan (in thousands):

                                              OCTOBER 26, 1996              OCTOBER 28, 1995
                                         ---------------------------   ---------------------------
                                         (ACCUMULATED      (ASSETS     (ACCUMULATED      (ASSETS
                                           BENEFITS        EXCEED        BENEFITS        EXCEED
                                            EXCEED       ACCUMULATED      EXCEED       ACCUMULATED
                                           ASSETS)        BENEFITS)      ASSETS)        BENEFITS)
                                         ------------    -----------   ------------    -----------
Actuarial present value of benefit
  obligations:
  Vested benefit obligation............    $ (3,450)      $  (7,328)     $ (2,831)      $  (6,774)
                                           ========       =========      ========       =========
  Accumulated benefit obligation.......    $ (3,526)      $  (7,328)     $ (2,896)      $  (6,774)
                                           ========       =========      ========       =========
  Projected benefit obligation.........    $ (3,526)      $  (7,328)     $ (2,896)      $  (6,774)
Plan assets at fair value..............       2,923           8,535         2,379           7,581
                                           --------       ---------      --------       ---------
Projected benefit obligation (in excess
  of) or less than plan assets.........        (603)          1,207          (517)            807
Unrecognized prior service cost........         451              --           163              --
Unrecognized net gain from past
  experience different from that
  assumed..............................        (874)         (2,661)         (829)         (2,494)
                                           --------       ---------      --------       ---------
Accrued pension cost recognized in the
  consolidated balance sheets..........    $ (1,026)      $  (1,454)     $ (1,183)      $  (1,687)
                                           ========       =========      ========       =========

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

     The assumptions used to determine net periodic pension cost as well as the funded status are:

                                                  1996      1995
                                                 ------    ------
Discount rate................................     8.0%      8.0%
Long-term rate of return on plan assets......     9.0%      9.0%

     The plans' assets consist primarily of insurance company pooled separate accounts.

     OTHER POSTRETIREMENT BENEFITS -- The Company provides certain postretirement health care benefits to hourly retirees and their dependents. Effective November 1, 1995, the Company adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires that costs of these postretirement benefits be accrued during an employee's active working career. Prior to adoption of this statement, the cost of providing these benefits was previously recognized on a pay-as-you-go basis and amounted to $83,000 for fiscal 1995.

     The Company implemented SFAS No. 106 on the immediate recognition basis by recording a postretirement benefit obligation of $5,808,941, and, according to Statement provisions related to business combinations occurring after December 21, 1990, a resulting increase in Goodwill and Deferred Income Taxes of $3,485,365 and $2,323,576, respectively.

     The net postretirement benefit cost for fiscal 1996 includes the following components (in thousands):

Service cost.........................................................  $158
Interest cost on accumulated postretirement benefit obligation.......   460
                                                                       ----
Net postretirement benefit cost......................................  $618
                                                                       ====

     Benefit costs were generally estimated assuming retiree health care costs would initially increase at an 11% annual rate, decreasing gradually to a 5% annual growth rate after 12 years and remain at a 5% annual growth rate thereafter. A 1% increase in this annual trend rate would have increased the accumulated postretirement benefit obligation at October 26, 1996 by $1,093,000 with a corresponding effect on the 1996 postretirement benefit expense of $115,000. The discount rate used to estimate the accumulated postretirement benefit obligation was 8.0%.

     The accumulated postretirement benefit obligation at October 26, 1996 consisted of unfunded obligations related to the following (in thousands):

Retirees and dependents..............................................  $1,464
Fully eligible active plan participants..............................   1,629
Other active participants............................................   3,196
                                                                       ------
Postretirement benefit liability recognized on the balance sheet.....  $6,289
                                                                       ======

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

8. INCOME TAXES

     The income tax provision consists of the following for the fiscal years ended 1996, 1995 and 1994 (in thousands):

                                                                1996       1995       1994
                                                               -------    -------    -------
Current tax provision:
  Federal....................................................  $ 2,153    $   764    $   (35)
  State and local............................................      630         89        282
                                                               -------    -------    -------
     Total...................................................    2,783        853        247
Deferred tax provision.......................................      825        700         32
                                                               -------    -------    -------
Income tax provision.........................................  $ 3,608    $ 1,553    $   279
                                                               =======    =======    =======

     The difference between the recorded income tax provision and the amounts computed using the statutory U.S. Federal income tax rate are as follows (in thousands):

                                                                1996       1995       1994
                                                               -------    -------    -------
Income tax provision at statutory rate.......................  $ 3,146    $ 1,266    $   154
State tax provision -- net of federal benefits...............      416         78         --
Other -- net.................................................       46        209        125
                                                               -------    -------    -------
Income tax provision.........................................  $ 3,608    $ 1,553    $   279
                                                               =======    =======    =======

     During the fiscal years ended 1996, 1995, and 1994 the Company paid (net of refunds received) approximately $2.0, $1.2 and $3.1 million in income taxes, respectively.

     The components of the Company's net deferred tax asset (liability) are as follows (in thousands):

                                                                      OCTOBER 26,    OCTOBER 28,
                                                                         1996           1995
                                                                      -----------    -----------
Current:
  Deductible temporary differences..................................    $ 3,493        $ 3,854
  Taxable temporary differences.....................................         --            (17)
                                                                        -------        -------
Total...............................................................    $ 3,493        $ 3,837
                                                                        =======        =======
Long-term:
  Taxable temporary differences.....................................    $  (347)       $  (608)
  Hourly retiree medical............................................      2,453             --
  Deductible temporary differences..................................      1,627          2,499
                                                                        -------        -------
Total...............................................................    $ 3,733        $ 1,891
                                                                        =======        =======

     The temporary differences described above principally represent differences between the tax bases of assets (principally inventory, property and equipment) or liabilities (principally related to employee benefits, loss reserves and rental credits) and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled, respectively.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

9. DEBT

     SUMMARY -- The Company's long-term debt consists of the following (in thousands):

                                  OCTOBER 26,     OCTOBER 28,
                                     1996            1995
                                  -----------     -----------
Term loans....................     $  52,600       $  63,600
Subordinated loan.............        50,000          50,000
Notes payable.................         5,007           5,007
                                   ---------       ---------
  Total borrowings............       107,607         118,607
Current maturities............        (4,500)         (4,700)
                                   ---------       ---------
Long-term portion.............     $ 103,107       $ 113,907
                                   =========       =========

     CREDIT FACILITY AND TERM LOANS -- The Company has a credit facility with a financial institution consisting of a revolving line of credit of $25.0 million and term loans. Approximately $0.2 million of letters of credit were outstanding under the line of credit to guarantee performance under certain contracts at October 26, 1996. The unused balance of the revolving line of credit ($24.8 million at October 26, 1996) is subject to a .25% commitment fee. The revolving line of credit expires on October 28, 1997 at which time any amount borrowed thereunder must be repaid; however, after this date, the revolving line of credit may be extended on an annual basis through October 28, 2000 subject to approval by the financial institution.

     The principal amount of the term loans is payable in generally increasing amounts semi-annually through October 28, 2000. Pre-payments on the term loans will modify the repayment schedule. During the years ended October 26, 1996 and October 28, 1995, the Company prepaid $6.5 million and $12.0 million, respectively. The repayment schedule under the term loans will be accelerated if the Company generates "Excess Cash Flow" as defined in the Loan Agreement. There is a payment required for excess cash flow generated during the year ended October 26, 1996 in the amount of $200,000. There was no payment required for the year ended October 28, 1995.

     The credit facility bears interest at the Company's option of (1) the LIBO Rate for Eurodollar Loans plus 1.5% or (2) the higher of the overnight federal funds rate or the prime rate plus .50%. With respect to $20.0 million of the term loans, the Company has entered into an interest rate swap agreement with the financial institution which fixed the interest rate at 7.215% through October 1997. The interest rate on the credit facility ranged from 6.98% to 7.215% at October 26, 1996.

     The credit facility is collateralized by substantially all of the tangible assets of the Company (including the capital stock of Argo-Tech and a mortgage on the Company's real property) as well as the unearned shares of the Company's common stock held by the ESOP. The agreement also contains a number of restrictive covenants that, among other things, limit the ability of AT Holdings Corporation and its subsidiaries to enter into leasing arrangements, incur indebtedness, pay dividends, transfer assets among subsidiaries, engage in transactions with stockholders and affiliates, create liens, engage in mergers and consolidations, make capital expenditures, engage in sales of assets or the stock of subsidiary companies and make certain investments.

     SUBORDINATED LOAN -- The repayment of the subordinated loan, which is due October 28, 2000 and has been guaranteed by the parent company of YC International, the majority shareholder of AT Holdings, is subordinate to amounts payable under the Company's credit facility. The loan is payable to the financial institution which provided the Company's credit facility and bears interest at the

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

Company's option equal to (1) the LIBO Rate for Eurodollar Loans plus 1.0% or
(2) the higher of the overnight federal funds rate or the prime rate. With respect to the $50.0 million subordinated loan, the Company has entered into two interest rate swap agreements with the financial institution which fixes the interest rate on $20.0 million at 6.80% through October 1997, and 7.66% through October 2000 on the remaining $30.0 million. The interest rate on the subordinated loans ranged from 6.80% to 7.66% at October 26, 1996. The subordinated loan contains many of the same restrictive covenants that are included in the loan agreement which governs the credit facility.

     NOTES PAYABLE -- The repayment of the notes, which are due on October 28, 2000, is subordinate to the Company's other long-term debt. Interest on the notes is payable at the prime rate.

     ANNUAL MATURITIES AND INTEREST PAYMENTS -- The maturities of the Company's long-term debt during each of the next five fiscal years are as follows (in thousands):

FISCAL YEAR     AMOUNT
-----------    --------
1997.......    $  4,500
1998.......       5,300
1999.......       5,300
2000.......      92,507
2001.......          --
               --------
Total......    $107,607
               ========

     The total interest paid during the fiscal years ended 1996, 1995 and 1994 was $9.2 million, $9.8 million and $5.1 million, respectively.

10. REDEEMABLE STOCK

     Redeemable preferred stock of AT Holdings consists of $1 par value Series A Cumulative Redeemable Preferred Stock. The preferred stock must be redeemed by December 24, 2000 at a liquidation preference of $25.9 million ($100 per share) plus accrued dividends. All of the preferred stock is redeemable prior to December 24, 2000 upon a change in the control of the Company or AT Holdings (as defined) and up to $10.0 million is redeemable from the proceeds from certain sales of the Company's real estate, including the Euclid, Ohio facility. Under the terms of AT Holdings articles of incorporation and by-laws, no additional shares of preferred stock are available for issuance.

     Dividends are accrued at an annual rate of 9.33% (based on a $100 per share value), compounded quarterly. Dividends accrued during the period December 24, 1990 through December 24, 1997 may be paid at any time prior to December 24, 2000. Dividends accrued during the period December 25, 1997 through December 24, 2000 are to be paid quarterly to the extent sufficient funds are available to legally pay the dividends. At October 26, 1996 and October 28, 1995, dividends of $17.8 million and $13.9 million, respectively, were accrued on the preferred stock and included in other long-term liabilities on the accompanying consolidated balance sheets.

     Redeemable common stock represents a right (a "put") that management shareholders have to require the Company to repurchase shares of common stock at the greater of their fair market value or $40 per share, subject to certain limitations through April 30, 2004. There were 69,363 of these shares outstanding at October 26, 1996 and October 28, 1995.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

11. RELATED PARTY TRANSACTIONS

     Management fees and out-of-pocket expenses were charged to operations in accordance with the provisions of a management agreement between the Company and a related party. Fees payable to the parent company of YC International, the majority shareholder of AT Holdings for the guarantee of the Company's subordinated loan were charged to operations. The total related party fees charged to operations during 1996, 1995 and 1994 approximated 0.8%, 1.0% and 1.6% of net revenues, respectively. In addition, during the fiscal years ended 1996, 1995 and 1994 sales of $21.1 million, $17.4 million and $5.6 million, respectively, were made to a related party.

12. MAJOR CUSTOMERS AND EXPORT SALES

     During the fiscal years ended 1996, 1995 and 1994, the Company had revenues in excess of 10% from the following customers (in thousands):

                          1996        1995        1994
                         -------     -------     -------
Customer A...........    $21,167     $17,444     $12,287
Customer B...........     16,177      12,172      12,538
Customer C...........         --          --       8,281

     During the fiscal years ended 1996, 1995 and 1994, export sales to foreign customers were comprised of the following (in thousands):

                                                 1996         1995         1994
                                                -------      -------      -------
               Europe........................   $13,158      $10,096      $10,319
               All others individually
                 (less than 10%).............    30,911       27,437       26,856
                                                -------      -------      -------
                                                $44,069      $37,533      $37,175
                                                =======      =======      =======

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has various financial instruments, including cash and short-term investments, interest rate swaps, long-term debt, and preferred stock. The Company has determined the estimated fair value of these financial instruments by soliciting available market information and utilizing appropriate valuation methodologies which require judgment. The Company believes that the carrying values of these financial instruments approximate their fair value.

14. CONTINGENCIES

     ENVIRONMENTAL MATTERS -- The soil and groundwater at the Company's Cleveland Facility contain elevated levels of certain contaminants which are currently in the process of being removed and/or remediated. Because the Company has certain indemnification rights from former owners of the facility for liabilities arising from these or other environmental matters, in the opinion of the Company's management, the ultimate outcome is not expected to materially affect the Company's financial condition, results of operations or liquidity.

     OTHER MATTERS -- The Company is subject to various legal actions and other contingencies. In the opinion of the Company's management, after reviewing the information which is currently available with respect to such matters and consulting with the Company's legal counsel, any liability which may ultimately be incurred with respect to these additional matters is not expected to materially affect the Company's financial condition, results of operations or liquidity.

                     ARGO-TECH CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF AT HOLDINGS CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  FOR THE YEARS ENDED OCTOBER 26, 1996, OCTOBER 28, 1995 AND OCTOBER 29, 1994

15. SUBSEQUENT EVENTS

     PREFERRED STOCK TRANSACTION -- In March 1997, the Company redeemed all of its redeemable preferred stock, along with accrued dividends, in exchange for subordinated notes in the principal amount of $41.1 million and cash of $4.1 million. Interest on the notes is payable quarterly at 11.25% and the notes are due on December 31, 2007.

     BANK CREDIT AGREEMENT -- In July 1997, the Company refinanced its existing credit facility. The New Credit Facility, totaling $135.0 million, consisted of a seven-year $100.0 million Term Loan of which $95 million is currently outstanding, a seven-year $20.0 million Revolving Credit Facility and a seven-year $15.0 million Delayed Draw Acquisition Loans. The Delayed Draw Acquisition Loans were fully utilized for the Acquisition. The New Credit Facility contains a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The New Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company will be required to achieve certain financial and operating results. Interest will be calculated, at the Company's choice, using an alternative base rate (ABR) or LIBOR, plus a supplemental percentage determined by the ratio of debt to EBITDA. The interest rate is not to exceed ABR plus 1.00% or LIBOR plus 2.00%. Concurrently with the consummation of the Acquisition, the Company amended the New Credit Facility, and such Amended Credit Facility includes a seven-year $110.0 million Term Loan and a seven-year $20.0 million Revolving Credit Facility with zero drawn on the Revolving Credit Facility.

     ACQUISITION AND SENIOR SUBORDINATED NOTE OFFERING -- On August 1, 1997, Argo-Tech Corporation entered into an agreement with the shareholders of J.C. Carter Company, Inc. ("Carter") to purchase 100% of the outstanding common stock of Carter for $107.0 million in cash, subject to post-closing adjustment. The sale was completed on September 26, 1997. The Company offered $140.0 million of Senior Subordinated Notes due 2007 through a "Rule 144A" private placement with registration rights under the Securities Act of 1933. The proceeds of the offering were used for the acquisition of Carter and the repayment of $46.1 million of subordinated notes and notes payable.


     Upon acquisition, Carter became a wholly-owned operating guarantor subsidiary of the Company. Carter fully, unconditionally, jointly, and severally guarantees the Senior Subordinated Notes with the other guarantor subsidiaries.


     CHANGE IN CORPORATE STRUCTURE -- Effective August 3, 1997, the Company established itself as a parent, holding company with 3 wholly-owned operating guarantor subsidiaries, Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM) and Argo-Tech Corporation (Aftermarket). The Company has no outside assets, liabilities or operations apart from its wholly-owned subsidiaries. The Senior Subordinated Notes are fully, unconditionally, jointly and severally guaranteed by the guarantor subsidiaries, and therefore, separate financial statements of the guarantor subsidiaries will not be presented. The Company also has 2 wholly-owned non-guarantor subsidiaries that have inconsequential assets, liabilities and equity, and their only operations are the result of intercompany activity which is immediately dividend back to the Company.

                                *  *  *  *  *  *

                           J.C. CARTER COMPANY, INC.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    JUNE 30,
                                                                                      1997
                                                                                   -----------
ASSETS
CURRENT ASSETS:
  Cash...........................................................................    $   203
  Accounts receivable, net of allowance of $63...................................      4,856
  Note and accrued interest receivable from an officer/shareholder...............      2,280
  Costs and estimated earnings in excess of billings on uncompleted contracts....        659
  Inventory......................................................................     11,408
  Prepaid expenses and other.....................................................        426
  Deferred income taxes..........................................................      2,323
                                                                                     -------
          Total current assets...................................................     22,155
PROPERTY, PLANT AND EQUIPMENT, net...............................................      5,188
GOODWILL, net....................................................................        362
                                                                                     -------
TOTAL ASSETS.....................................................................    $27,705
                                                                                     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................................................    $ 3,110
  Accrued liabilities............................................................      1,985
  Accrued bonuses................................................................      2,061
  Current portion of capital lease obligation....................................         99
  Current portion of long-term debt..............................................     13,275
                                                                                     -------
          Total current liabilities..............................................     20,530
CAPITAL LEASE OBLIGATION, less current portion...................................        176
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value: authorized shares -- 2,000,000; issued and
     outstanding shares -- 1,125,000.............................................      1,125
  Retained earnings..............................................................      5,874
                                                                                     -------
          Total shareholders' equity.............................................      6,999
                                                                                     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................    $27,705
                                                                                     =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J.C. CARTER COMPANY, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                         --------------------------
                                                                            1997           1996
                                                                         -----------    -----------
Net revenues..........................................................     $24,008        $22,131
Cost of revenues......................................................      12,144         12,052
                                                                           -------        -------
          Gross profit................................................      11,864         10,079
                                                                           -------        -------
Selling, general and administrative...................................       4,395          3,564
Engineering and development...........................................       1,309            790
Office of the President...............................................       6,088          4,840
                                                                           -------        -------
          Operating expenses..........................................      11,792          9,194
                                                                           -------        -------
Income from operations................................................          72            885
Interest expense......................................................         537            489
Other expense, net....................................................         214             54
                                                                           -------        -------
Income (loss) before income taxes.....................................        (679)           342
Income tax provision (benefit)........................................      (2,271)            43
                                                                           -------        -------
Net income............................................................     $ 1,592        $   299
                                                                           =======        =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J.C. CARTER COMPANY, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                 JUNE 30,
                                                                            ------------------
                                                                             1997       1996
                                                                            -------    -------
OPERATING ACTIVITIES:
  Net income.............................................................   $ 1,592    $   299
  Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
     Depreciation and amortization.......................................       359        301
     Provision for deferred income taxes.................................    (2,207)        --
     Loss on sale of property, plant and equipment.......................       150        123
     Changes in operating assets and liabilities:
       Accounts receivable...............................................       360       (215)
       Cost and estimated earnings in excess of billings on uncompleted
        contracts........................................................       133       (146)
       Inventory.........................................................    (1,124)       205
       Prepaid expenses, other and refundable income taxes...............       (13)        86
       Note and accrued interest receivable from an
          officer/shareholder............................................       (14)       245
       Accounts payable and accrued liabilities..........................      (188)      (234)
       Accrued bonuses...................................................      (520)      (139)
                                                                            -------    -------
  Net cash provided by (used in) operating activities....................    (1,472)       525
INVESTING ACTIVITIES:
  Capital expenditures...................................................       (69)    (4,170)
  Proceeds from sale of property, plant and equipment....................        --      3,855
  Acquisition of IMS.....................................................      (407)        --
                                                                            -------    -------
  Net cash used in investing activities..................................      (476)      (315)
FINANCING ACTIVITIES:
  Proceeds from bank borrowings..........................................        --         42
  Principal payments on debt.............................................      (650)      (650)
  Net borrowings on credit line..........................................     2,847         55
  Payments on capital lease obligations..................................       (46)        (8)
                                                                            -------    -------
  Net cash provided by (used in) financing activities....................     2,151       (561)
                                                                            -------    -------
NET INCREASE (DECREASE) IN CASH..........................................       203       (351)
CASH AT BEGINNING OF YEAR................................................        --        420
                                                                            -------    -------
CASH AT END OF YEAR......................................................   $   203    $    69
                                                                            =======    =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J. C. CARTER COMPANY, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared by J.C. Carter Company, Inc. (the "Company") pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of the Company, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. The Company believes that the disclosures made are adequate to make the information presented not misleading. The statement of operations for the six months ended June 30, 1997 is not necessarily indicative of the results to be expected for the full year.

INVENTORY

     Inventory is stated at the lower of cost or market. Cost has been determined under the first-in, first-out method. Inventory at June 30, 1997 consists of the following (in thousands):

          Finished goods awaiting shipment.............................     $   496
          Work in process..............................................       1,756
          Material and spare parts.....................................       9,156
                                                                            -------
                                                                            $11,408
                                                                            ========

CASH FLOWS

     Net cash flows from operating activities reflect cash payments for income taxes and interest of $187,000 and $488,000, respectively for six months ended June 30, 1997.

INCOME TAXES

     Effective January 1, 1997, the Company voluntarily terminated the Subchapter S tax status and will be taxed at the applicable state and federal statutory rates. The Company will record a tax benefit of approximately $2,207,000, in the six months ended June 30, 1997, for the impact on the deferred assets for the change in tax status.

REVENUE RECOGNITION

     The Company uses the unit-of-delivery or percentage-of-completion methods for recognizing sales and cost of sales under long-term contracts. A majority of revenues from product sales and long-term contracts are recorded as units are shipped. Revenues, which includes costs incurred plus a portion of estimated profit, applicable to certain fixed-price long-term contracts (principally design and development contracts), are recognized on the percentage-of-completion (cost-to-cost) method, whereby revenue is measured by relating costs incurred to total estimated costs. Any anticipated losses on contracts are charged to earnings when identified. Revenues related to claims or contract changes that have not been completely priced, negotiated, documented or funded are not recognized unless realization is considered probable.

CONTRACTS IN PROCESS

     Costs and estimated earnings in excess of billings on uncompleted contracts represents costs incurred plus estimated profit, less amounts billed to customers. Incurred costs include production costs and related overhead.

                           J. C. CARTER COMPANY, INC.

                                  (UNAUDITED)

CONTINGENCIES

     During 1990, the Company received a cleanup and abatement order from the California Regional Ground Water Quality Control Board (Santa Ana Region) related to certain hazardous waste materials that are present under the Company's facilities. The Company filed an appeal of the order with the State Water Resources Control Board (the State Board). The Company continues to negotiate with the Regional Board as to that responsibility, if any, the Company will have for site investigation or cleanup. Management and their consultants believe that much of the pollution is from sources outside the Company, and the Company intends to vigorously defend against all liability arising from this issue.

     The potential costs related to the above matters, and the possible impact thereof on future operations, are uncertain and it is not possible at the present time to estimate the ultimate range of legal and financial liability with regard to the above matters. No reserve is included in accrued liabilities at June 30, 1997 for anticipated cleanup or other costs related to the hazardous waste materials mentioned in the previous paragraph. Management believes that the remaining liability will not materially affect the Company's financial condition, results of operations or liquidity.

     The Company is a defendant in various lawsuits. In the opinion of management, potential losses, if any, would not materially affect the Company's financial condition, results of operations or liquidity.

ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The Statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprises report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1998. Such adoption is not expected to have a material effect on the Company.

SUBSEQUENT EVENTS

     On August 1, 1997, the shareholders of J.C. Carter Company, Inc. entered into an agreement to sell 100% of the outstanding common stock of the Company to Argo-Tech Corporation for approximately $107.0 million in cash, subject to post-closing adjustment. The sale was completed on September 26, 1997.

     On August 25, 1997 the Company met with the California Regional Quality Control Board, Santa Ana Region (the "Board") to present recent results from newly installed wells. The Board's position is that both onsite remediation and offsite groundwater investigation will be required. The Company intends to propose additional solutions to the Board. The estimate to remediate onsite and investigate offsite groundwater is approximately $500,000 to $1,500,000. The shareholders of J.C. Carter Company, Inc. have agreed to indemnify Argo-Tech Corporation for the costs of all known environmental liabilities if the purchase agreement is finalized.

                                *  *  *  *  *  *

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
J.C. Carter Company, Inc.

     We have audited the accompanying balance sheets of J.C. Carter Company, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J.C. Carter Company, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Long Beach, California
March 21, 1997

                           J.C. CARTER COMPANY, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             DECEMBER 31,
                                                                           -----------------
                                                                            1996      1995
                                                                           -------   -------
ASSETS
CURRENT ASSETS:
  Cash...................................................................  $    --   $   420
  Accounts receivable, net of allowance of $63 in 1996 and $73 in 1995...    5,161     4,741
  Note and accrued interest receivable from an officer/shareholder.......    2,266     2,256
  Costs and estimated earnings in excess of billings on uncompleted
     contracts...........................................................      792       859
  Inventory..............................................................   10,228    10,203
  Prepaid expenses and other.............................................      520       496
                                                                           -------   -------
     Total current assets................................................   18,967    18,975
PROPERTY, PLANT AND EQUIPMENT, net.......................................    5,549     5,142
                                                                           -------   -------
TOTAL ASSETS.............................................................  $24,516   $24,117
                                                                           =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................................  $ 3,071   $ 2,974
  Accrued liabilities....................................................    2,069     2,238
  Accrued bonuses........................................................    2,581     2,272
  Current portion of capital lease obligation............................       95        17
  Current portion of long-term debt......................................    8,680     8,800
                                                                           -------   -------
     Total current liabilities...........................................   16,496    16,301
CAPITAL LEASE OBLIGATION, less current portion...........................      226        77
LONG-TERM DEBT, less current portion.....................................    2,387     3,658
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY:
  Common stock, no par value: authorized shares -- 2,000,000; issued and
     outstanding shares -- 1,125,000.....................................    1,125     1,125
  Retained earnings......................................................    4,282     2,956
                                                                           -------   -------
     Total shareholders' equity..........................................    5,407     4,081
                                                                           -------   -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................  $24,516   $24,117
                                                                           =======   =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J.C. CARTER COMPANY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED DECEMBER 31,
                                                                  ---------------------------
                                                                   1996      1995      1994
                                                                  -------   -------   -------
Net revenues....................................................  $44,450   $39,986   $38,727
Cost of revenues................................................   22,558    20,384    18,983
                                                                  -------   -------   -------
  Gross profit..................................................   21,892    19,602    19,744
Selling, general and administrative.............................    7,919     6,760     6,452
Engineering and development.....................................    2,007     2,062     2,008
Office of the President.........................................    9,339    10,994     7,963
                                                                  -------   -------   -------
  Operating expenses............................................   19,265    19,816    16,423
                                                                  -------   -------   -------
Income (loss) from operations...................................    2,627      (214)    3,321
Interest expense................................................      970       934       859
Other expense, net..............................................      226       101       396
                                                                  -------   -------   -------
Income (loss) before income taxes...............................    1,431    (1,249)    2,066
Income tax provision............................................      105       188        60
                                                                  -------   -------   -------
Net income (loss)...............................................    1,326    (1,437)    2,006
Retained earnings at beginning of year..........................    2,956     4,393     2,387
                                                                  -------   -------   -------
Retained earnings at end of year................................  $ 4,282   $ 2,956   $ 4,393
                                                                  =======   =======   =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J.C. CARTER COMPANY, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                               1996         1995         1994
                                                              -------      -------      -------
OPERATING ACTIVITIES:
  Net income (loss)........................................   $ 1,326      $(1,437)     $ 2,006
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Depreciation and amortization.......................       587          860          455
       Provision for deferred income taxes.................         5            7           33
       Gain on sale of property, plant and equipment.......      (214)         (19)         (11)
       Changes in operating assets and liabilities:
          Accounts receivable..............................      (420)      (1,187)       1,039
          Cost and estimated earnings in excess of billings
            on uncompleted contracts.......................        67         (827)          (8)
          Inventory........................................       (25)      (1,180)        (782)
          Prepaid expenses and other.......................       (29)         102           23
          Note and accrued interest receivable from an
            officer/shareholder............................       (10)        (227)         435
          Accounts payable and accrued liabilities.........       (72)         579       (2,185)
          Accrued bonuses..................................       309        2,272           --
                                                              -------      -------      -------
  Net cash provided by (used in) operating activities......     1,524       (1,057)       1,005
INVESTING ACTIVITIES:
  Capital expenditures.....................................    (4,991)        (712)        (867)
  Proceeds from sale of property, plant and equipment......     4,211           30           12
  Long-term accounts receivable from officer/shareholder...        --           --           24
                                                              -------      -------      -------
  Net cash used in investing activities....................      (780)        (682)        (831)
FINANCING ACTIVITIES:
  Proceeds from bank borrowings............................        --        5,500        1,614
  Principal payments on debt...............................    (1,261)      (6,067)      (1,500)
  Net (payments) borrowings on credit line.................      (130)       2,488       (1,088)
  Net borrowings (payments) on capital lease obligations...       227           84          (12)
  Net repayments on note receivable from
     officer/shareholder...................................        --           --          966
                                                              -------      -------      -------
  Net cash (used in) provided by financing activities......    (1,164)       2,005          (20)
                                                              -------      -------      -------
NET (DECREASE) INCREASE IN CASH............................      (420)         266          154
CASH AT BEGINNING OF YEAR..................................       420          154           --
                                                              -------      -------      -------
CASH AT END OF YEAR........................................   $    --      $   420      $   154
                                                              =======      =======      =======

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                           J. C. CARTER COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS AND CREDIT RISK -- J. C. Carter Company, Inc. (the "Company") manufactures certain aircraft fluid control component parts, industrial marine cryogenic pumps, and special ground fueling components which are sold to U.S. and foreign government prime contractors and subcontractors, commercial airlines and airplane manufacturers.

     Sales under U.S. government prime contractors and subcontractors were $23,495,000, or 53% of total sales, $19,654,000, or 49% of total sales, and
$19,205,000, or 50% of total sales, in 1996, 1995 and 1994, respectively.

     INVENTORY -- Inventory is stated at the lower of cost or market. Cost has been determined under the first-in, first-out method.

     PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment is stated on the basis of cost. Depreciation is computed using the straight-line method, at rates designated to distribute the cost of assets over the useful lives, estimated as follows:

Buildings and improvements...........          7 years
Furniture and fixtures...............          5 years
Machinery and equipment..............        3-7 years

     REVENUE RECOGNITION -- The Company uses the unit-of-delivery or percentage-of-completion methods for recognizing sales and cost of sales under long-term contracts. A majority of revenues from product sales and long-term contracts are recorded as units are shipped. Revenues, which includes costs incurred plus a portion of estimated profit, applicable to certain fixed-price long-term contracts (principally design and development contracts), are recognized on the percentage-of-completion (cost to-cost) method, whereby revenue is measured by relating costs incurred to total estimated costs. Any anticipated losses on contracts are charged to earnings when identified. Revenues related to claims or contract changes that have not been completely priced, negotiated, documented or funded are not recognized unless realization is considered probable.

     Revenues, costs, and earnings on long-term contracts are based, in part, on estimates and as a result, actual earnings may differ from estimates.

     CONTRACTS IN PROCESS -- Costs and estimated earnings in excess of billings on uncompleted contracts represents costs incurred plus estimated profit, less amounts billed to customers. Incurred costs include production costs and related overhead.

     General and administrative expenses and research and development expenses are considered period costs and, accordingly, are charged to operations on a current basis.

     Certain customers have title to, or security interest in, certain inventories by reason of progress payments.

     RESEARCH AND DEVELOPMENT -- Research and development expenses of $411,000, $416,000 and $512,000 in 1996, 1995 and 1994, respectively, are included in engineering and development costs and expenses in the accompanying statements of operations.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the 1996 presentation.

                           J. C. CARTER COMPANY, INC.

                        DECEMBER 31, 1996, 1995 AND 1994

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVENTORY

     Inventory consists of the following (in thousands):

                                                                         DECEMBER 31,
                                                                     --------------------
                                                                      1996         1995
                                                                     -------      -------
    Finished goods awaiting shipment..............................   $   249      $   283
    Work in process...............................................     1,564        2,396
    Material and spare parts......................................     8,415        7,524
                                                                     -------      -------
                                                                     $10,228      $10,203
                                                                     =======      =======

     Inventory is reflected net of certain valuation allowances. Included in the inventory valuation allowance is a reserve of $503,000 and $623,000 at December 31, 1996 and 1995, respectively, for losses on certain contracts where the estimated cost at completion of the contract exceeds the contract sales value.

     Contracts in process are recorded net of progress payments received of approximately $1,284,000 and $0 at December 31, 1996 and 1995, respectively.

3. NOTE AND ACCRUED INTEREST RECEIVABLE FROM AN OFFICER/SHAREHOLDER

     The note and accrued interest receivable from an officer/shareholder, consisting of approximately $1,593,000 and $1,343,000 in borrowings and accrued interest amounting to $673,000 and $663,000 at December 1, 1996 and 1995, respectively, accrues interest at the bank's prime rate. The entire balance, including accrued interest amounting to $2,266,000 at December 31, 1996, was due on March 31, 1995. The Company is verbally extending the term on a monthly basis.

4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (in thousands):

                                                                         DECEMBER 31,
                                                                     --------------------
                                                                      1996         1995
                                                                     -------      -------
    Land..........................................................   $ 2,909      $ 2,909
    Buildings and improvements....................................     1,664        1,645
    Furniture and fixtures........................................     1,475        1,883
    Machinery and equipment.......................................     6,381        5,639
                                                                     -------      -------
                                                                      12,429       12,076
    Less accumulated depreciation and amortization................     6,880        6,934
                                                                     -------      -------
                                                                     $ 5,549      $ 5,142
                                                                     =======      =======

                           J. C. CARTER COMPANY, INC.

                        DECEMBER 31, 1996, 1995 AND 1994

5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                         DECEMBER 31,
                                                                     --------------------
                                                                      1996         1995
                                                                     -------      -------
    Credit line with a bank for borrowings up to $9,500, expiring
      May 31, 1997, with interest payable at either the bank's
      reference rate plus .25% or the Eurodollar rate plus
      2.25%.......................................................   $ 7,370      $ 7,500
    Term loan with a bank for borrowings up to $5,500, expiring
      July 31, 1999, with principal and interest payable monthly at the bank's reference rate plus .375%, cost of funds rate
      plus 2.375% or the Eurodollar rate plus 2.375%..............     3,658        4,958
    Other long-term debt..........................................        39           --
                                                                     -------      -------
                                                                      11,067       12,458
    Less current portion..........................................     8,680        8,800
                                                                     -------      -------
                                                                     $ 2,387      $ 3,658
                                                                     =======      =======

     The bank facility requires the Company to maintain certain net worth, debt to equity, and other financial ratio levels and is secured by substantially all of the assets of the Company.

     The Company had $1,500,000 of available letters of credit, of which, $1,247,000 and $1,500,000 were unused at December 31, 1996 and 1995, respectively.

     Interest paid was $1,047,000, $984,000 and $716,000 during 1996, 1995 and
1994, respectively. Maturities of long-term debt are as follows (in thousands):

    1997......................................................................   $  8,680
    1998......................................................................      1,316
    1999......................................................................      1,071
                                                                                 --------
    Total.....................................................................   $ 11,067
                                                                                 ========

6. LEASES

     The Company leases various office equipment under both capital and operating leases. Included in machinery and equipment is $344,000 and $95,000 at December 31, 1996 and 1995, respectively, under capital leases. Accumulated amortization of equipment under capital lease amounted to $19,000 and $0 at December 31, 1996 and 1995, respectively, and is included in accumulated depreciation and amortization.

                           J. C. CARTER COMPANY, INC.

                        DECEMBER 31, 1996, 1995 AND 1994

     Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1996 (in thousands):

                                                                       CAPITAL     OPERATING
                                                                       LEASES       LEASES
                                                                       ------      ---------
    1997............................................................    $121        $   696
    1998............................................................     121            603
    1999............................................................     121            576
    2000............................................................      25            576
    2001............................................................      --             48
                                                                        ----        -------
    Total minimum lease payments....................................     388        $ 2,499
                                                                                    =======
    Amounts representing interest...................................      67
                                                                        ----
    Present value of net minimum lease payments (including $95
      classified as current)........................................    $321
                                                                        ====

     Gross rental expense on operating leases was $759,000, $660,000 and $555,000 in 1996, 1995 and 1994, respectively.

7. INCOME TAXES

     The components of income tax expense are as follows (in thousands):

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                  1996      1995      1994
                                                                  ----      ----      ----
    Current:
      Federal..................................................   $120      $237      $ 27
      State....................................................    (20)      (56)       --
                                                                  ----      ----      ----
                                                                   100       181        27
    Deferred -- State..........................................      5         7        33
                                                                  ----      ----      ----
         Total.................................................   $105      $188      $ 60
                                                                  ====      ====      ====

     Significant components of the Company's deferred tax assets as of December 31, 1996 and 1995, are as follows (in thousands):

                                                                            DECEMBER 31,
                                                                           --------------
                                                                           1996      1995
                                                                           ----      ----
    Deferred tax assets:
      Bonus accrual.....................................................   $ 39      $ 33
      Manufacturing investment credit...................................     34        35
      Excess and obsolete inventory reserve.............................     15        13
      Other.............................................................     28        40
                                                                           ----      ----
         Total..........................................................   $116      $121
                                                                           ====      ====

                           J. C. CARTER COMPANY, INC.

                        DECEMBER 31, 1996, 1995 AND 1994

     The following table reconciles the provision for income taxes to the statutory income tax rate (in thousands):

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                1996       1995       1994
                                                                -----      -----      -----
    State income tax provision (benefit).....................   $  21      $ (18)     $  31
    Federal built-in gains tax...............................     120        237         27
    Manufacturing investment tax credit......................     (43)       (35)        --
    Other....................................................       7          4          2
                                                                -----      -----      -----
                                                                $ 105      $ 188      $  60
                                                                =====      =====      =====
    Effective tax rate.......................................    7.34%     15.05%      2.90%
                                                                =====      =====      =====

     The manufacturing investment credit expires through fiscal 2006. Effective October 1, 1992, the shareholders of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, effective October 1, 1992, the Company is not generally subject to federal income tax and is subject to a 1.5% state franchise tax. In addition to the franchise tax, the Company is subject to a federal tax on built-in gains recognized on the disposition of any prior appreciated C-Corporation assets within 10 years from the first day of the S-Corporation's first tax year. Income taxes paid were $156,000, $220,000 and $50,000 during 1996, 1995 and 1994, respectively.

     Effective January 1, 1997, the Company voluntarily terminated the Subchapter S tax status and will be taxed at the applicable state and federal statutory rates. The Company will receive a tax benefit of approximately $2,207,000 in fiscal 1997, for the impact on the deferred assets for the change in tax status. If the Company were taxed at the applicable C-Corporation state and federal statutory rates, net income and tax expense (benefit) for the years ending December 31, 1996, 1995 and 1994, would have been approximately (in thousands):

                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                           1996         1995         1994
                                                          -------      -------      -------
    Income (loss) before income taxes..................   $ 1,431      $(1,249)     $ 2,066
    Pro forma tax expense (benefit)....................       529         (535)         826
                                                          -------      -------      -------
    Pro forma net income (loss)........................   $   902      $  (714)     $ 1,240
                                                          =======      =======      =======

8. CONTINGENCIES

     During 1990, the Company received a cleanup and abatement order from the California Regional Ground Water Quality Control Board (Santa Ana Region) related to certain hazardous waste materials that are present under the Company's facilities. The Company filed an appeal of the order with the State Water Resources Control Board (the State Board). The Company continues to negotiate with the Regional Board as to that responsibility, if any, the Company will have for site investigation or cleanup. Management and their consultants believe that much of the pollution is from sources outside the Company, and the Company intends to vigorously defend against all liability arising from this issue.

     The potential costs related to the above matters, and the possible impact thereof on future operations, are uncertain and it is not possible at the present time to estimate the ultimate range of legal and financial liability with regard to the above matters. Included in accrued liabilities is $0 and $250,000 at December 31, 1996 and 1995, for anticipated cleanup or other costs related to the

                           J. C. CARTER COMPANY, INC.

                        DECEMBER 31, 1996, 1995 AND 1994

hazardous waste materials mentioned in the previous paragraph. Management believes that the remaining liability will not materially affect the Company's financial condition, results of operations or liquidity.

     The Company is a defendant in various lawsuits. In the opinion of management, potential losses, if any, would not materially affect the Company's financial condition, results of operations or liquidity.

9. EMPLOYEES' 401(k) PLAN

     The Company maintains a 401(k) Plan (the "Plan"), which is qualified under the Internal Revenue Code. Substantially all employees over age 21 are eligible to participate in the Plan after six months of employment. Employees may make voluntary contributions to the Plan, which are matched by the Company, subject to certain limitations. The Company's contributions, recognized as expense, were approximately $414,000, $350,000 and $382,000 in 1996, 1995 and 1994,
respectively.

10. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITORS

     On August 1, 1997, the shareholders of J.C. Carter Company, Inc. entered into an agreement to sell 100% of the outstanding common stock of the Company to Argo-Tech Corporation for approximately $107.0 million in cash, subject to post-closing adjustment. The sale was completed on September 26, 1997.

     On August 25, 1997 the Company met with the California Regional Quality Control Board, Santa Ana Region (the "Board") to present recent results from newly installed wells. The Board's position is that both onsite remediation and offsite groundwater investigation will be required. The Company intends to propose additional solutions to the Board. The estimate to remediate onsite and investigate offsite groundwater is approximately $500,000 to $1,500,000. The shareholders of J.C. Carter Company, Inc. have agreed to indemnify Argo-Tech Corporation for the costs of all known environmental liabilities if the purchase agreement is finalized.

NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          ------------------------------------------------------------

TABLE OF CONTENTS

Prospectus Summary............................    5
Risk Factors..................................   22
The Exchange Offer............................   30
The Transactions..............................   42
Use of Proceeds...............................   42
Capitalization................................   44
Selected Historical Financial and Other
  Data........................................   45
Unaudited Pro Forma Condensed Consolidated
  Financial Information.......................   48
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................   57
Business and Properties.......................   67
Management....................................   81
Principal Stockholders........................   91
Description of the Amended Credit Facility....   94
Description of Notes..........................   96
Exchange and Registration Rights Agreement....  124
Book-Entry, Delivery and Form.................  127
Plan of Distribution..........................  129
Legal Matters.................................  129
Experts.......................................  130
Index to Financial Statements.................  F-1

    UNTIL                 , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES HELD FOR THEIR OWN ACCOUNT. SEE "PLAN OF DISTRIBUTION."

                                  $140,000,000
                             ARGO-TECH CORPORATION

                                [ARGO-TECH LOGO]
                             OFFER TO EXCHANGE ITS
                           8 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007
                        WHICH HAVE BEEN REGISTERED UNDER
                       THE SECURITIES ACT FOR ANY AND ALL
                                  OUTSTANDING
                           8 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2007
                            ------------------------
                                   PROSPECTUS
                            ------------------------

DECEMBER    , 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Notes being registered hereby.

Securities and Exchange Commission registration fee..............................   $ 42,424
Printing costs...................................................................     50,000
Accounting fees and expenses.....................................................     30,000
Legal fees and expenses (not including Blue Sky).................................     50,000
Blue Sky fees and expenses.......................................................     10,000
Miscellaneous expenses...........................................................     17,576
                                                                                    --------
  Total..........................................................................   $200,000
                                                                                    ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the Company's Restated Certificate of Incorporation provides that the Company will, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as the same may be amended from time to time, indemnify any promoter, director, or officer whom it will have power to indemnify from and against any and all of the expenses, liabilities, or other loss of any nature, and such indemnification will not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be promoter, director, or officer and will inure to the benefit of the heirs, executors, and administrators of such a person.

     Subsection (a) of the Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court deems proper.

     Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that any indemnification under subsections (a) and
(b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it is ultimately determined that he is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Section 8.01(a) of the Company's By-laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or arbitrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, except in such cases as involve gross negligence or willful misconduct.

     Section 8.01(b) of the Company's By-laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     In addition, Section 801(c) of the Company's By-laws provides that expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in Article VIII of the Company's By-laws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     No securities of the Company which were not registered under the Securities Act have been issued or sold by the Company within the past three years, except as follows:

     On March 31, 1997, Parent subscribed for and purchased one share of the Company's Common Stock, par value $.01 per share, at a price of $1.00 per share, in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

     On September 26, 1997, the Company sold the Original Notes in an aggregate principal amount of $140,000,000 to Chase Securities Inc. The issuance of the Original Notes was exempt from registration under the Securities Act pursuant to
Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof:


EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------      ---------------------------------------------------------------------------------
3.1(i)*      Restated Certificate of Incorporation of the Company.
3.2(ii)*     By-Laws of the Company.
4.1*         Indenture dated September 26, 1997, between the Company, the Subsidiary
             Guarantors signatory thereto and Harris Trust and Savings Bank, as Trustee, relating to the 8 5/8% Senior Subordinated Notes due 2007 (the form of which is included in such Indenture).
4.2*         Form of Global Exchange Note (included in Exhibit 4.1)
4.3*         Exchange and Registration Rights Agreement dated September 26, 1997, between the
             Company, the Subsidiary Guarantors and Chase Securities Inc.
5*           Opinion of Jones, Day, Reavis & Pogue as to the validity of the Exchange Notes being offered.
10.1*        Form of Stay Pay and Severance Agreement dated June 6, 1996, by and among the
             Company and certain Executive Officers of the Company (Michael S. Lipscomb,
             Yoichi Fujiki, Frances S. St. Clair, Paul R. Keen and David Chrencik).
10.2*        Employment Agreement dated February 13, 1989 between the Company and Paul R.
             Keen.
10.3*        Employment Agreement dated October 15, 1986 between the Company and Michael S.
             Lipscomb.
10.4*        Argo-Tech Corporation Trust Agreement dated October 28, 1994 between the Company and Society National Bank, as Trustee, relating to the Employment Agreement dated
             October 15, 1986 between the Company and Michael S. Lipscomb.
10.5*        Argo-Tech Corporation Salaried Pension Plan, dated November 1, 1995.
10.6*        Form of First Amendment to Argo-Tech Corporation Salaried Pension Plan.
10.7*        Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated
             May 17, 1994.
10.8*        First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated October 26, 1994.
10.9*        Second Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated May 9, 1996.
10.10*       Third Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated July 18, 1997.
10.11*       Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan, dated
             May 17, 1994.
10.12*       AT Holdings Corporation 1994 Stockholders' Agreement, dated May 17, 1994.
10.13*       First Amendment to AT Holdings Corporation 1994 Stockholders' Agreement, dated
             May 1, 1997.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------      ---------------------------------------------------------------------------------
10.14*       Second Amendment to AT Holdings Corporation 1994 Stockholders' Agreement, dated
             July 18, 1997.
10.15*       AT Holdings Corporation Supplemental Stockholders Agreement dated May 17, 1994.
10.16*       First Amendment to AT Holdings Corporation Supplemental Stockholders Agreement,
             dated July 18, 1997.
10.17*       Amendment, Termination and Release under Vestar/AT Holdings Corporation
             Stockholders' Agreement, dated May 17, 1994.
10.18*       Consulting Agreement between the Company and Vestar Capital Partners, Inc. dated
             May 17, 1994.
10.19*       Form of Management Incentive Compensation Plan for key employees of the Company.
10.20*       1991 Management Incentive Stock Option Plan, as amended, dated May 16, 1994.
10.21*       Form of Stock Option Agreement in connection with the Management Incentive Stock
             Option Plan, as amended, between the Company and all members of the Company's
             Executive Staff.
10.22*       1991 Performance Stock Option Plan, as amended, dated May 16, 1997.
10.23*       Form of Stock Option Agreement in connection with the 1991 Performance Stock
             Option Plan, as amended, between the Company and certain key employees.
10.24*       Amended Credit Facility, dated September 26, 1997, between the Company and Chase
             Manhattan Bank.
10.25*       Distributorship Agreement, dated December 24, 1990, between the Company, Yamada
             Corporation and Vestar Capital Partners, Inc.
10.26*       Japan Distributorship Agreement, dated December 24, 1990, between the Company,
             Aerotech World Trade Corporation, Yamada Corporation, Yamada International
             Corporation and Vestar Capital Partners, Inc.
10.27*       Stock Purchase Agreement, dated August 1, 1997 between the Company, J.C. Carter
             Company, Inc., Robert L. Veloz, Individually and as Trustee, Marlene J. Veloz,
             Individually and as Trustee, Edith T. Derbyshire, Individually and as Trustee,
             Harry S. Derbyshire, Individually and as Trustee, Michael Veloz, Katherine
             Canfield and Maureen Partch, as Trustee.
10.28*       Prism Prototype Retirement Plan & Trust & 401(k) Profit Sharing Plan Adoption
             Agreement, dated November 1, 1994.
10.29*       Prism Prototype Retirement Plan and Trust.
10.30*       Agreement of Purchase and Sale between Agnem Holdings, Inc. and TRW Inc. dated as of August 5, 1986.
12*          Statement regarding computation of ratios.
21*          List of Subsidiaries.
23.1*        Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5).
23.2         Consent of Deloitte & Touche LLP.
23.3         Consent of Ernst & Young LLP.
24*          Powers of Attorney.
25*          Statement of Eligibility of Trustee, Harris Trust and Savings Bank, on Form T-1.
99.1*        Form of Letter of Transmittal.
99.2*        Form of Notice of Guaranteed Delivery.


---------------

* Previously filed.

     (b) Financial Statement Schedules

     All financial statement schedules are omitted because they are either not applicable or the required information is included in the financial statements or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1997.


                                            ARGO-TECH CORPORATION

                                            By: /s/ PAUL R. KEEN
                                              ----------------------------------
                                              Paul R. Keen
                                              Vice President, General Counsel
                                                and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMENDMENT NO. 2 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                              TITLE                           DATE
------------------------------  ----------------------------------------  -------------------

*                               Chairman, President, Chief Executive      December 8, 1997
------------------------------  Officer and Director
Michael S. Lipscomb             (Principal Executive Officer)

*                               Vice President and Chief Financial        December 8, 1997
------------------------------  Officer
Frances S. St. Clair            (Principal Financial Officer)

*                               Manager, Financial Accounting             December 8, 1997
------------------------------  (Principal Accounting Officer)
Paul A. Sklad

*                               Director                                  December 8, 1997
------------------------------
Remi de Chastenet

*                               Director                                  December 8, 1997
------------------------------
Thomas Dougherty

*                               Director                                  December 8, 1997
------------------------------
Yoichi Fujiki

*                               Director                                  December 8, 1997
------------------------------
Prakash A. Melwani

*                               Director                                  December 8, 1997
------------------------------
Robert Y. Nagata

*                               Director                                  December 8, 1997
------------------------------
Karl F. Storrie


---------------


* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated.



By: /s/ PAUL R. KEEN                                                      December 8, 1997
     --------------------------------------------
     Paul R. Keen, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Argo-Tech Corporation (After-market) has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1997.


                                            ARGO-TECH CORPORATION (AFTER-MARKET)

                                            By: /s/ PAUL R. KEEN
                                              ----------------------------------
                                              Paul R. Keen
                                              Vice President and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                              TITLE                           DATE
------------------------------  ----------------------------------------  -------------------

*                               Chairman, President, Chief Executive      December 8, 1997
------------------------------  Officer and Director
Michael S. Lipscomb             (Principal Executive Officer)

*                               Vice President and Chief Financial        December 8, 1997
------------------------------  Officer
Frances S. St. Clair            (Principal Financial Officer)

*                               Manager, Financial Accounting             December 8, 1997
------------------------------  (Principal Accounting Officer)
Paul A. Sklad

*                               Director                                  December 8, 1997
------------------------------
Victor Aguilar

/s/ PAUL R. KEEN                Director                                  December 8, 1997
------------------------------
Paul R. Keen


---------------


* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated.



By: /s/ PAUL R. KEEN                                                      December 8, 1997
     --------------------------------------------
     Paul R. Keen, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Argo-Tech Corporation (HBP) has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1997.


                                            ARGO-TECH CORPORATION (HBP)

                                            By: /s/ PAUL R. KEEN
                                              ----------------------------------
                                              Paul R. Keen
                                              Vice President and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                              TITLE                           DATE
------------------------------  ----------------------------------------  -------------------

*                               President and Director                    December 8, 1997
------------------------------  (Principal Executive Officer)
Michael S. Lipscomb

*                               Vice President and Chief Financial        December 8, 1997
------------------------------  Officer
Frances S. St. Clair            (Principal Financial Officer)

*                               Manager, Financial Accounting             December 8, 1997
------------------------------  (Principal Accounting Officer)
Paul A. Sklad

/s/ PAUL R. KEEN                Director                                  December 8, 1997
------------------------------
Paul R. Keen


---------------


* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated.



By: /s/ PAUL R. KEEN                                                      December 8, 1997
     --------------------------------------------
     Paul R. Keen, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Argo-Tech Corporation (OEM) has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1997.


                                            ARGO-TECH CORPORATION (OEM)

                                            By: /s/ PAUL R. KEEN
                                              ----------------------------------
                                              Paul R. Keen
                                              Vice President and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                              TITLE                           DATE
------------------------------  ----------------------------------------  -------------------

*                               President and Director                    December 8, 1997
------------------------------  (Principal Executive Officer)
Michael S. Lipscomb

*                               Vice President, Chief Financial Officer   December 8, 1997
------------------------------  and Director
Frances S. St. Clair            (Principal Financial Officer)

*                               Manager, Financial Accounting             December 8, 1997
------------------------------  (Principal Accounting Officer)
Paul A. Sklad

/s/ PAUL R. KEEN                Director                                  December 8, 1997
------------------------------
Paul R. Keen


---------------


* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated.



By: /s/ PAUL R. KEEN                                                      December 8, 1997
     --------------------------------------------
     Paul R. Keen, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, J.C. Carter Company, Inc. has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1997.


                                            J.C. CARTER COMPANY, INC.

                                            By: /s/ PAUL R. KEEN
                                              ----------------------------------
                                              Paul R. Keen
                                              Vice President and Assistant
                                                Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                              TITLE                           DATE
------------------------------  ----------------------------------------  -------------------

*                               President and Director                    December 8, 1997
------------------------------  (Principal Executive Officer)
Michael S. Lipscomb

*                               Vice President and Chief Financial        December 8, 1997
------------------------------  Officer
Frances S. St. Clair            (Principal Financial Officer)

*                               Manager, Financial Accounting             December 8, 1997
------------------------------  (Principal Accounting Officer)
Paul A. Sklad

/s/ PAUL R. KEEN                Director                                  December 8, 1997
------------------------------
Paul R. Keen


---------------


* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 2 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated.



By: /s/ PAUL R. KEEN                                                      December 8, 1997
     --------------------------------------------
     Paul R. Keen, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------      ---------------------------------------------------------------------------------
3.1(i)*      Restated Certificate of Incorporation of the Company.
3.2(ii)*     By-Laws of the Company.
4.1*         Indenture dated September 26, 1997, between the Company, the Subsidiary
             Guarantors signatory thereto and Harris Trust and Savings Bank, as Trustee, relating to the 8 5/8% Senior Subordinated Notes due 2007 (the form of which is included in such Indenture).
4.2*         Form of Global Exchange Note (included in Exhibit 4.1)
4.3*         Exchange and Registration Rights Agreement dated September 26, 1997, between the
             Company, the Subsidiary Guarantors and Chase Securities Inc.
5*           Opinion of Jones, Day, Reavis & Pogue as to the validity of the Exchange Notes being offered.
10.1*        Form of Stay Pay and Severance Agreement dated June 6, 1996, by and among the
             Company and certain Executive Officers of the Company (Michael S. Lipscomb,
             Yoichi Fujiki, Frances S. St. Clair, Paul R. Keen and David Chrencik).
10.2*        Employment Agreement dated February 13, 1989 between the Company and Paul R.
             Keen.
10.3*        Employment Agreement dated October 15, 1986 between the Company and Michael S.
             Lipscomb.
10.4*        Argo-Tech Corporation Trust Agreement dated October 28, 1994 between the Company and Society National Bank, as Trustee, relating to the Employment Agreement dated
             October 15, 1986 between the Company and Michael S. Lipscomb.
10.5*        Argo-Tech Corporation Salaried Pension Plan, dated November 1, 1995.
10.6*        First Amendment to Argo-Tech Corporation Salaried Pension Plan.
10.7*        Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated
             May 17, 1994.
10.8*        First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated October 26, 1994.
10.9*        Second Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated May 9, 1996.
10.10*       Third Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and
             Trust Agreement, dated July 18, 1997.
10.11*       Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan, dated
             May 17, 1994.
10.12*       AT Holdings Corporation 1994 Stockholders' Agreement, dated May 17, 1994.
10.13*       First Amendment to AT Holdings Corporation 1994 Stockholders' Agreement, dated
             May 1, 1997.
10.14*       Second Amendment to AT Holdings Corporation 1994 Stockholders' Agreement, dated
             July 18, 1997.
10.15*       AT Holdings Corporation Supplemental Stockholders Agreement, dated May 17, 1994.
10.16*       First Amendment to AT Holdings Corporation Supplemental Stockholders Agreement,
             dated July 18, 1997.
10.17*       Amendment, Termination and Release under Vestar/AT Holdings Corporation
             Stockholders' Agreement, dated May 17, 1994.
10.18*       Consulting Agreement between the Company and Vestar Capital Partners dated May
             17, 1994.
10.19*       Form of Management Incentive Compensation Plan for key employees of the Company.

EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------      ---------------------------------------------------------------------------------
10.20*       1991 Management Incentive Stock Option Plan, as amended, dated May 16, 1994.
10.21*       Form of Stock Option Agreement in connection with the Management Incentive Stock
             Option Plan, as amended, between the Company and all members of the Company's
             Executive Staff.
10.22*       1991 Performance Stock Option Plan, as amended, dated May 16, 1997.
10.23*       Form of Stock Option Agreement in connection with the 1991 Performance Stock
             Option Plan, as amended, between the Company and certain key employees.
10.24*       Amended Credit Facility, dated September 26, 1997, between the Company and Chase
             Manhattan Bank.
10.25*       Distributorship Agreement, dated December 24, 1990, between the Company, Yamada
             Corporation and Vestar Capital Partners, Inc.
10.26*       Japan Distributorship Agreement, dated December 24, 1990, between the Company,
             Aerotech World Trade Corporation, Yamada Corporation, Yamada International
             Corporation and Vestar Capital Partners, Inc.
10.27*       Stock Purchase Agreement, dated August 1, 1997, between the Company, J.C. Carter
             Company, Inc., Robert L. Veloz, Individually and as Trustee, Marlene J. Veloz,
             Individually and as Trustee, Edith T. Derbyshire, Individually and as Trustee,
             Harry S. Derbyshire, Individually and as Trustee, Michael Veloz, Katherine
             Canfield and Maureen Partch, as Trustee.
10.28*       Prism Prototype Retirement Plan & Trust & 401(k) Profit Sharing Plan Adoption
             Agreement, dated November 1, 1994.
10.29*       Prism Prototype Retirement Plan and Trust.
10.30*       Agreement of Purchase and Sale between Agnem Holdings, Inc. and TRW Inc. dated as of August 5, 1986.
12*          Statement regarding computation of ratios.
21*          List of Subsidiaries.
23.1*        Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5).
23.2         Consent of Deloitte & Touche LLP.
23.3         Consent of Ernst & Young LLP.
24*          Powers of Attorney.
25*          Statement of Eligibility of Trustee, Harris Trust and Savings Bank, on Form T-1.
99.1*        Form of Letter of Transmittal.
99.2*        Form of Notice of Guaranteed Delivery.


---------------

* Previously filed.